SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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TIME WARNER CABLE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2012

Dear Stockholder:

We cordially invite you to attend Time Warner Cable Inc.’s annual meeting of stockholders. The meeting will be held on Thursday, May 17, 2012, at 10:00 a.m. in the Garden Room at the Hotel del Coronado, 1500 Orange Avenue, Coronado, California 92118. A map with directions to the meeting is provided on the back cover of the Proxy Statement.

As a stockholder, you will be asked to vote on a number of important matters, which are listed in the Notice of Annual Meeting of Stockholders:

•	to re-elect twelve members of the Company’s Board of Directors for another annual term;

•	to ratify the Board’s selection of independent auditors;

•	to approve a new annual bonus plan;

•	to consider a non-binding advisory vote on the compensation of our named executive officers as described in the proxy statement; and

•	to consider a stockholder proposal described in more detail in the proxy statement.

The Board of Directors recommends a vote FOR the proposals listed as items 1, 2, 3 and 4 in the Notice and AGAINST the stockholder proposal.

We are again this year taking advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of producing and distributing materials for our annual meeting. Under these rules, you can vote in one of several ways. Instructions are provided in our communications to you. If you received a Notice of Internet Availability of Proxy Materials in the mail, you can vote over the Internet, or, if you request printed copies of the proxy materials by mail, you also can vote by mail or by telephone.

If you are planning to attend the annual meeting in person, because of security procedures, you will need to register in advance to gain admission to the meeting. You can register by calling 1-866-892-8925 by May 15, 2012. In addition to registering in advance, you will be required to present government-issued identification (e.g., driver’s license or passport) to enter the meeting. The meeting also will be audiocast live on the Internet at www.timewarnercable.com/investors.

I look forward to greeting those of you who are able to attend the annual meeting.

Sincerely,

Glenn A. Britt

Chairman and

Chief Executive Officer

PLEASE PROMPTLY SUBMIT YOUR PROXY

Time Warner Cable Inc.

60 Columbus Circle

New York, New York 10023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting (the “Annual Meeting”) of Stockholders of Time Warner Cable Inc. (the “Company”) will be held on Thursday, May 17, 2012, at 10:00 a.m. (local time). The meeting will take place at:

The Garden Room

Hotel del Coronado

1500 Orange Avenue

Coronado, California 92118

The purposes of the meeting are:

1.	To elect twelve directors for a term of one year, and until their successors are duly elected and qualified;

2.	To ratify the appointment of the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012;

3.	To approve the Time Warner Cable Inc. 2012 Annual Bonus Plan;

4.	To adopt, on an advisory basis, a resolution approving the compensation of the Company’s named executive officers, as described in the proxy statement under “Executive Compensation;”

5.	To consider and vote on a stockholder proposal described in the Proxy Statement, if properly presented at the Annual Meeting; and

6.	To transact such other business as may properly come before the Annual Meeting.

The close of business on March 22, 2012 is the record date for determining stockholders entitled to vote at the Annual Meeting. Only holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of the record date are entitled to vote on the matters listed in this Notice of Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented. Please follow the instructions in the Notice you received by mail or e-mail and vote as soon as possible. Any stockholder of record who is present at the meeting may vote in person instead of by proxy, thereby canceling any previous proxy. You may not appoint more than three persons to act as your proxy at the meeting.

Please note that, if you plan to attend the Annual Meeting in person, you will need to register in advance to be admitted. You may register in advance by telephone at 1-866-892-8925. The Annual Meeting will start promptly at 10:00 a.m. To avoid disruption, admission may be limited once the meeting begins.

TIME WARNER CABLE INC.

MARC LAWRENCE-APFELBAUM

Executive Vice President, General

Counsel and Secretary

April 3, 2012

TIME WARNER CABLE INC.

60 Columbus Circle

New York, New York 10023

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Time Warner Cable Inc., a Delaware corporation (“TWC” or the “Company”), for use at the Annual Meeting of the Company’s stockholders (the “Annual Meeting”) to be held on Thursday, May 17, 2012, in the Garden Room at the Hotel del Coronado, 1500 Orange Avenue, Coronado, California 92118 commencing at 10:00 a.m., local time, and at any adjournment or postponement, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders attending the Annual Meeting in person should refer to the driving directions provided on the back cover of the Proxy Statement.

The Company is again taking advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders via the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to its stockholders of record and beneficial owners, unless they have directed the Company to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in the Company’s Proxy Statement and Annual Report to Stockholders, as well as how to submit a proxy over the Internet. If a stockholder receives the Notice and would still like to receive a printed copy of the Company’s proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by April 4, 2012. The Company will continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders, and it expects that mailing to begin on or about April 4, 2012.

At the close of business on March 22, 2012, the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there were outstanding and entitled to vote 313,890,395 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). For information about stockholders’ eligibility to vote at the Annual Meeting, shares outstanding on the record date and the ways to submit and revoke a proxy, please see “Voting at the Annual Meeting” below. Each issued and outstanding share of Common Stock has one vote on any matter submitted to a vote of stockholders.

Voting Shares in Your Brokerage Account

If you hold your TWC shares through a broker, bank or other financial institution, your broker is not permitted to vote on your behalf on most of the matters presented at the Annual Meeting, including the election of directors, unless you provide specific instructions by completing and returning the Voting Form or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.

If you have any questions about this rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareowner.

Annual Report

A copy of the Company’s Annual Report to Stockholders for the year 2011 is available on the Company’s website at www.timewarnercable.com/annualmeetingmaterials.

Recommendations of the Board of Directors

The Board of Directors recommends a vote:

•	FOR the election of each of the twelve nominees for election as directors;

•	FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012;

•	FOR approval of the Time Warner Cable Inc. 2012 Annual Bonus Plan;

•	FOR the adoption of the resolution approving the compensation of the Company’s named executive officers; and

•	AGAINST the stockholder proposal described in this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on Thursday, May 17, 2012:

This Proxy Statement and the Company’s 2011 Annual Report to Stockholders are available at www.timewarnercable.com/annualmeetingmaterials.

CORPORATE GOVERNANCE

General

The Company is committed to maintaining strong corporate governance practices that allocate rights and responsibilities among stockholders, the Board of Directors and management in a manner that benefits the long-term interests of the Company’s stockholders. Accordingly, the Company’s corporate governance practices are designed not merely to satisfy regulatory requirements, but to provide for effective oversight and management of the Company.

The Board has devoted substantial attention to the subject of corporate governance. Among other things, the Board has established a Nominating and Governance Committee and has developed a Corporate Governance Policy. The Board refines this Policy from time to time as it deems necessary. The Corporate Governance Policy sets forth the basic “rules of the road” to guide how the Board and its committees operate.

The Board of Directors also regularly holds executive sessions without management present, conducts examinations of management’s and the Board’s performance, has adopted a code of conduct for employees and has enacted a set of ethics guidelines specifically for outside directors. The Board of Directors engages in a regular process of reviewing its corporate governance practices, including comparing its practices with those recommended by various corporate governance groups, the expectations of the Company’s stockholders, and the practices of other leading public companies. The Company also regularly reviews its practices in light of proposed and adopted laws and regulations, including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules of the SEC, and the rules and listing standards of the New York Stock Exchange (“NYSE”) on which the Common Stock is listed for trading.

Information on the Company’s corporate governance is available to the public under “Corporate Governance” at www.timewarnercable.com/investors on the Company’s website. The information on the website includes: the Company’s by-laws, its Corporate Governance Policy (which includes the Board’s categorical standards for determining director independence), the charters of the Board’s five standing committees, the Company’s codes of conduct, and information regarding the process by which stockholders may communicate with members of the Board of Directors. These documents are also available in print by writing to the Company’s Corporate Secretary at the following address: Time Warner Cable Inc., 60 Columbus Circle, New York, New York 10023, Attn: General Counsel.

The remainder of this section of the Proxy Statement summarizes the key features of the Company’s corporate governance practices:

Board Size

The number of directors constituting the full Board is currently set at twelve. The Board of Directors has adopted a policy, consistent with the Company’s Certificate of Incorporation and by-laws, that it may determine the size of the Board from time to time. In establishing its size, the Board considers a number of factors, including (i) resignations and retirements from the current Board, (ii) the availability of appropriate and qualified candidates and (iii) balancing the desire of having a small enough Board to facilitate deliberations with, at the same time, having a large enough Board to have the diversity of backgrounds, professional experience and skills so that the Board and its committees can effectively perform their responsibilities in overseeing the Company’s businesses.

Criteria for Membership on the Board

While a significant amount of public attention has been focused on the need for directors to be “independent,” independence is just one of the important factors that the Board and its Nominating and Governance Committee take into consideration in selecting nominees for director. The Nominating and Governance Committee and the Board of Directors apply the same criteria to all candidates, regardless of whether the candidate is proposed by a stockholder or is identified through some other source.

Overall Composition.    As a threshold matter, the Board of Directors believes it is important for the Board as a whole to reflect an appropriate combination of skills, professional experience and diversity of backgrounds in light of the Company’s current and future business needs.

Personal Qualities.    Each director must possess certain personal qualities, including financial literacy and a demonstrated reputation for integrity, judgment, business acumen, and high personal and professional ethics. In addition, each director must be at least 21 years of age at the commencement of service as a director.

Commitment to the Company and its Stockholders.    Each director must have the time and ability to make a constructive contribution to the Board, as well as a clear commitment to fulfilling the director’s fiduciary duties and serving the interests of all the Company’s stockholders.

Other Commitments.    Each director must satisfy the requirements of antitrust laws that limit service as an officer or director of a significant competitor of the Company. In addition, in order to ensure that directors have sufficient time to devote to their responsibilities, the Board has determined that directors should generally serve on no more than four other public company boards.

Additional Criteria for Incumbent Directors.    During their terms, all incumbent directors on the Company’s Board are expected to attend the meetings of the Board and committees on which they serve and the annual meetings of stockholders; to stay informed about the Company and its business; to participate in discussions; to comply with applicable Company policies; and to provide advice and counsel to the Company’s management.

Additional Criteria for New Directors.    As part of its annual assessment of the Board’s composition in light of the Company’s current and expected business needs, the Nominating and Governance Committee has identified additional criteria for new members of the Board. The following attributes may evolve over time depending on changes in the Board and the Company’s business needs and environment, and may be changed before the proxy statement for the 2013 annual meeting of stockholders is furnished to stockholders.

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Professional Experience.    New candidates for the Board should have significant experience in areas such as the following: (i) senior officer (e.g., president, chief executive officer or chief financial officer) of a major corporation (or a comparable position in the government, academia or non-profit sector); or (ii) a high-level position and expertise in one of the following areas—cable, telecommunications, media and entertainment, marketing or consumer technology.

•	Diversity. The Nominating and Governance Committee also believes it would be desirable for new candidates for the Board to enhance the gender, ethnic, and/or geographic diversity of the Board.

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Committee Eligibility.    In addition to satisfying the independence requirements that apply to directors generally (see below), the Nominating and Governance Committee believes that it would be desirable for new candidates for the Board to satisfy the requirements for serving on the Board’s committees, as set forth in the charters for those committees and applicable regulations.

•	Director Experience. The Nominating and Governance Committee believes it would also be desirable for candidates for the Board to have experience as a director of a public corporation.

Independence.    Under NYSE rules, a majority of the directors on the Board must be independent. The Board has determined that eleven of the twelve current directors, each of whom is also a nominee for director (or 92% of the Board), are currently independent in accordance with the Company’s criteria. The Board applies the following NYSE criteria in making its independence determinations.

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No Material Relationship.    The director must not have any material relationship with the Company. In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable, and familial relationships that exist, either directly or indirectly, between the director and the Company.

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Employment.    The director must not have been an employee of the Company at any time during the past three years. In addition, a member of the director’s immediate family (including the director’s spouse; parents; children; siblings; mothers-, fathers-, brothers-, sisters-, sons- and daughters-in-law; and anyone who shares the director’s home, other than household employees) must not have been an executive officer of the Company in the prior three years.

•

Other Compensation.    The director or immediate family member (as an executive officer) must not have received more than $100,000 per year in direct compensation from the Company, other than in the form of director fees, pension or other forms of deferred compensation, during the past three years.

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Auditor Affiliation.    The director must not be a current partner or employee of the Company’s internal or external auditor and the director’s immediate family member must not be a current employee of such auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice or a current partner of such auditor. In addition, the director or an immediate family member must not have been within the last three years a partner or employee of such firm who personally worked on the Company’s audit.

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Interlocking Directorships.    During the past three years, the director or immediate family member cannot have been employed as an executive officer by another entity where one of the Company’s current executive officers served at the same time on the compensation committee.

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Business Transactions.    The director must not be an employee of another entity that, during any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $1 million or 2% of the other entity’s annual consolidated gross revenues. In addition, a member of the director’s immediate family cannot have been an executive officer of another entity that, during any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $1 million or 2% of the other entity’s annual consolidated gross revenues.

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Additional Categorical Criteria.    In addition to applying the NYSE requirements summarized above, the Board has also developed categorical standards, which it uses to guide it in determining whether a “material relationship” exists with the Company that would affect a director’s independence:

➢

Charitable Contributions.    Discretionary charitable contributions by the Company to established non-profit entities with which a director or a member of the director’s family is affiliated will generally be deemed not to create a material relationship, unless they occurred within the last three years and (i) were inconsistent with the Company’s philanthropic practices; or (ii) were provided to an organization where the director or spouse is an executive officer or director and the Company’s contributions for the most recently completed fiscal year represent more than (a) the greater of $100,000 or 10% of that organization’s annual gross revenues for organizations with gross revenues up to $10 million per year or (b) the greater of $1 million or 2% of that organization’s annual gross revenues for organizations with gross revenues of more than $10 million per year; or (iii) the aggregate amount of the Company’s contributions to the organizations where a director or spouse is an executive officer or director is more than the greater of $1 million or 2% of all such organizations’ annual gross revenues.

➢

Employment and Benefits.    The employment by the Company of a member of a director’s family will generally be deemed not to create a material relationship, unless such employment involves employment at a salary of more than $60,000 per year of a director’s current spouse, domestic partner or child. Further, vested and non-forfeitable equity-based benefits and retirement benefits provided to directors or their family members under qualified plans as a result of prior employment will generally be deemed not to create a material relationship.

➢

Other Transactions.    Transactions between the Company and another entity with which a director or a member of a director’s family is affiliated will generally be deemed not to create a material relationship unless (i) they are the type set forth above under “Business Transactions;” (ii) they occurred within the last three years and were inconsistent with other transactions in which the Company has engaged with third parties; (iii) they occurred within the last three years and the director is an executive officer, employee, or substantial owner, or an immediate family member is an executive officer, of the other entity and such transactions represent more than 2% of the other entity’s gross revenues for the prior fiscal year or more than 5% of the Company’s consolidated gross revenues for its prior fiscal year.

➢

Interlocking Directorships.    Service by an employee of the Company as a director of an entity where one of the Company’s directors or director’s family members serves as an executive officer will generally be deemed not to create a material relationship, unless the employee (i) is an executive officer of the Company; (ii) reports directly to the Board or a committee of the Board; or (iii) has annual compensation approved by the Board’s Compensation Committee. In addition, service by an employee of the Company as a director of an entity where one of the Company’s directors or a member of the director’s family serves as a non-employee director will generally be deemed not to create a material relationship.

➢

Educational and Other Affiliations.    Attendance by an employee of the Company at an educational institution affiliated with one of the Company’s directors or a member of the director’s family, or membership by an employee of the Company in a professional association, social, fraternal or religious organization, club or institution affiliated with a Company director or member of the director’s family, will generally be deemed not to create a material relationship.

➢

Security Ownership.    Ownership by an employee of the Company of the securities of an entity where one of the Company’s directors or a member of the director’s family serves as a director or an employee will generally be deemed not to create a material relationship, unless (i) the Company employee (a) is an executive officer of the Company or reports directly to the Board or a committee of the Board or has annual compensation approved by the Board’s Compensation Committee and (b) beneficially owns more than 5% of any class of the other entity’s voting securities; and (ii) the Company director or a member of a director’s family is a director or executive officer of the other entity.

Independent Judgment.    Finally, in addition to the foregoing independence criteria, which relate to a director’s relationship with the Company, the Board also requires that independent directors be free of any other affiliation—whether with the Company or another entity—that would interfere with the exercise of independent judgment.

Director Nomination Process

There are a number of different ways in which an individual may be nominated for election to the Board of Directors.

Nominations Developed by the Nominating and Governance Committee.    The Nominating and Governance Committee may identify and propose an individual for election to the Board. This involves the following steps:

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Assessment of Needs.    As described above, the Nominating and Governance Committee conducts periodic assessments of the overall composition of the Board in light of the Company’s current and expected business needs and, as a result of such assessments, the Committee may establish specific qualifications that it will seek in Board candidates. The Committee reports on the results of these assessments to the full Board of Directors.

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Identifying New Candidates.    In light of such assessments, the Committee may seek to identify new candidates for the Board who possess the specific qualifications established by the Committee and satisfy the other requirements for Board service. In identifying new director candidates, the Committee seeks advice and names of candidates from Committee members, other members of the Board, members of management, and other public and private sources. The Committee may also, but need not, retain a search firm in order to assist it in these efforts.

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Reviewing New Candidates.    The Committee reviews the potential new director candidates identified through this process. This involves reviewing the candidates’ qualifications as compared to the specific criteria established by the Committee and the more general criteria established by the by-laws and Corporate Governance Policy. The Committee may also select certain candidates to be interviewed by one or more Committee members.

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Reviewing Incumbent Candidates.    On an annual basis, the Committee also reviews incumbent candidates for renomination to the Board. This review involves an analysis of the criteria set forth above that apply to incumbent directors.

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Recommending Candidates.    The Committee recommends a slate of candidates for the Board of Directors to submit for approval to the stockholders at the annual stockholders meeting. This slate of candidates may include both incumbent and new nominees. In addition, apart from this annual process, the Committee may, in accordance with the by-laws, recommend that the Board elect new members of the Board who will serve until the next annual stockholders meeting.

Stockholder Nominations Submitted to the Committee.    Stockholders may also submit names of director candidates, including their own, to the Nominating and Governance Committee for its consideration. The process for stockholders to use in submitting suggestions to the Nominating and Governance Committee is set forth below at “Other Procedural Matters—Procedures for Submitting Director Recommendations and Nominations.”

Stockholder Nominations Submitted to Stockholders.    Stockholders may choose to submit nominations directly to the Company’s stockholders. The Company’s by-laws set forth the process that stockholders may use if they choose this approach, which is described below at “Other Procedural Matters—Procedures for Submitting Director Recommendations and Nominations.”

Director Elections—Majority Vote.    The Company’s by-laws provide, among other things, that in any uncontested election of directors, each person receiving a majority of the votes cast will be deemed elected. Any abstentions or broker non-votes will not be counted as a vote cast. Accordingly, any new director nominee in an uncontested election who receives more “against” votes than “for” votes will not be elected to the Board. If any incumbent director receives more “against” votes than “for” votes, he or she must submit an offer to resign from the Board no later than two weeks after the certification by the Company of the voting results. The Board will then consider the resignation offer and may either (i) accept the resignation offer or (ii) reject the resignation offer and seek to address the underlying cause(s) of the “against” votes. The Board is required to make its determination within 90 days following the certification of the stockholder vote and make a public announcement of its decision, including a statement regarding the reasons for its decision if the Board rejects the resignation offer. This procedure also provides that the Chairman of the Nominating and Governance Committee has the authority to manage the Board’s review of the resignation offer, unless it is the Chairman of the Nominating and Governance Committee who has received the majority-withheld vote, in which case, the remaining independent directors who received a majority of the votes cast will select a director, which director will have the authority otherwise delegated to the Chairman of the Nominating and Governance Committee, to manage the process. In any contested election of directors, the election will be subject to a plurality vote standard, where the persons receiving the highest numbers of the votes cast, up to the number of directors to be elected in such election, will be deemed elected. A contested election is generally one in which the number of persons nominated exceeds the number of directors to be elected.

Board Responsibilities

The Board’s primary responsibility is to seek to maximize long-term stockholder value. The Board selects senior management of the Company, monitors management’s and the Company’s performance, and provides advice and counsel to management. Among other things, the Board at least annually reviews the Company’s long-term strategy and longer-term business plan and also approves an annual budget for the Company. The Board also reviews and approves transactions in accordance with guidelines that the Board may adopt from time to time. In fulfilling the Board’s responsibilities, directors have full access to the Company’s management, internal and external auditors, and outside advisors.

Board Meetings and Executive Sessions

The Board of Directors holds at least five meetings each year, including at least four quarterly meetings and generally one meeting devoted to addressing the Company’s strategy. In 2011, the Board of Directors met thirteen times. The meeting schedule is normally established in the summer of the previous year. The Board of Directors also communicates informally with management on a regular basis.

Non-employee directors meet by themselves, without management or employee directors present, at every regularly scheduled Board meeting. Additionally, the independent directors meet together without any other directors or management present at least once a year. Any director may request additional executive sessions. The lead director generally presides at these executive sessions with the Chair of the committee that is responsible for the subject matter at issue (e.g., the Audit Committee Chair would lead a discussion of audit-related matters) leading the discussion, if appropriate.

Board Leadership: Chair and Lead Director

The Company’s Corporate Governance Policy provides that the Nominating and Governance Committee may from time to time make recommendations to the Board regarding the leadership structure of the Board, including whether to combine or separate the positions of Chairman and Chief Executive Officer (“CEO”), or to establish the position of “lead” or “presiding” director. In making the leadership structure determination, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. In connection with the Company’s separation from Time Warner Inc. (“Time Warner”) in March 2009 (the “Separation”), the Board named Glenn A. Britt, the Company’s Chief Executive Officer, to the additional position of Chairman and named Peter R. Haje to serve as the independent lead director. Each of them has served in those roles since the Separation. In connection with its periodic review of lead director rotation, the Board has approved the rotation of the independent lead director and has appointed N.J. Nicholas, Jr. to serve as independent lead director effective at the Annual Meeting, subject to his re-election as a director.

The lead director chairs the Board’s executive sessions, serves as a liaison between the Chairman of the Board and the independent directors, approves Board meeting schedules and agenda items, has the authority to call meetings of the independent directors and organizes the Board evaluation of the CEO. The Board believes that it is in the best interest of the Company and its stockholders to have Mr. Britt, who is responsible for the Company’s operations and strategy, chair the Board’s discussions. The combined position enhances Mr. Britt’s ability to provide insight and direction on important strategic initiatives to both management and the Board, and to ensure that they act with a common purpose. The Company believes that its overall corporate governance policies and practices combined with the presence of a lead director, whose role closely parallels that of an independent Chairman, adequately addresses any governance concerns raised by the dual CEO and Chairman role. The lead director, along with the other non-employee directors, provides independent oversight of management and the Company’s strategy. The Company believes that separating the roles would potentially result in less effective management and governance processes through undesirable duplication of work and, in worst case, lead to a blurring of the current clear lines of accountability and responsibility.

Board Risk Oversight

While risk management is primarily the responsibility of the Company’s management, the Board provides overall risk oversight with a focus on the most significant risks facing the Company. Throughout the year, in conjunction with its regular business presentations to the Board and its committees, management highlights any significant related risks. In addition, annually a meeting of the Board is dedicated to reviewing the Company’s short- and long-term strategies, including consideration of significant risks facing the Company.

The Board has delegated responsibility for the oversight of specific risks to the Board committees as follows:

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Audit Committee.    The Audit Committee oversees the Company’s risk policies and processes relating to the financial statements and financial reporting process as well as overseeing the Company’s enterprise risk management processes. In that role, the Company’s management discusses with the Committee the Company’s major risk exposures and how these risks are managed and monitored. At least annually, the Audit Committee receives a report from management regarding the manner in which the Company is assessing and managing the Company’s exposure to financial and other risks.

•	Compensation Committee. The Compensation Committee monitors the risks associated with the Company’s compensation philosophy and programs.

•	Nominating and Governance Committee. The Nominating and Governance Committee oversees risks related to the Company’s governance structure and processes and risks from related person transactions.

•	Finance Committee. The Finance Committee monitors the risks associated with the Company’s financing activities, capital structure, pension obligations and hedging programs.

•	Marketing and Customer Care Committee. The Marketing and Customer Care Committee oversees the Company’s marketing and customer care activities, including risks related to its strategies and programs.

The Board’s risk oversight process builds upon the Company’s enterprise risk management processes. The description, assessment, mitigation plan and status for each enterprise risk are developed and monitored by management, including management “risk owners” and an oversight enterprise risk management committee. Management identifies and monitors the Company’s risks. In addition to the Company’s enterprise risk management processes, it has regular management disclosure committee meetings, a strong compliance office, Codes of Business Conduct and a comprehensive internal and external audit process.

Committees of the Board

The Board has five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Marketing and Customer Care Committee. The Board may eliminate or create additional committees as it deems appropriate.

Each of the Board’s committees, including the Audit Committee, the Nominating and Governance Committee and the Compensation Committee, is composed entirely of Independent Directors (as defined below). The Chair of each committee is elected by the Board, generally upon the recommendation of the Nominating and Governance Committee, and is expected to be rotated periodically. Each committee also holds regular executive sessions at which only committee members are present. Each committee is also authorized to retain its own outside counsel and other advisors as it desires.

As noted above, charters for each standing committee are available on the Company’s website at www.timewarnercable.com/investors, but a brief summary of the committees’ responsibilities follows:

Audit Committee.    The Audit Committee assists the Board of Directors in fulfilling its responsibilities in connection with the Company’s (i) independent auditors, (ii) internal auditors, (iii) financial statements, (iv) earnings releases and guidance, as well as (v) the Company’s compliance program, internal controls and risk management. The Board has determined that each member of the Audit Committee qualifies as an audit committee financial expert under the rules of the SEC implementing section 407 of the Sarbanes-Oxley Act and meets the independence and experience requirements of the NYSE and the federal securities laws.

Compensation Committee.    The Compensation Committee is responsible for (i) approving compensation and employment agreements for, and reviewing benefits provided to, certain of the Company’s senior executives, (ii) overseeing the Company’s disclosure regarding executive compensation, (iii) administering the Company’s equity-based compensation plans and (iv) reviewing the Company’s overall compensation structure, practices, risks and benefit plans. A sub-committee of the Compensation Committee is responsible for certain executive compensation matters, including (i) reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, each of the other executive officers and each of the other employees whose annual total compensation has a target value of $2 million or more (the “Senior Executives”), (ii) evaluating the performance of the CEO and the Senior Executives and (iii) setting the compensation level of the CEO and the Senior Executives.

Nominating and Governance Committee.    The Nominating and Governance Committee is responsible for assisting the Board in relation to (i) corporate governance, (ii) director nominations, (iii) committee structure and appointments, (iv) CEO performance evaluations and succession planning, (v) Board performance evaluations, (vi) director compensation, (vii) regulatory matters relating to corporate governance, (viii) stockholder proposals and communications, (ix) social and environmental responsibility and (x) related person transactions.

Finance Committee.    The Finance Committee is responsible for (i) reviewing and approving the Company’s financing activities and (ii) assisting the Board in overseeing the Company’s (a) capital structure and financing strategies, including the related risks, (b) insurance program and (c) management of retirement plan assets, including the defined benefit pension plan trust.

Marketing and Customer Care Committee.    The Marketing and Customer Care Committee is responsible for (i) assisting the Board in overseeing the Company’s marketing and customer care activities, including strategies, programs, spending, execution and related technical operation matters and (ii) providing feedback to the Company’s management regarding such matters.

Board Self-Evaluation

The Board of Directors conducts a self-evaluation of its performance annually, which includes a review of the Board’s composition, responsibilities, structure, processes and effectiveness. Each standing committee of the Board also conducts a similar self-evaluation with respect to such committee.

Director Orientation and Education

Each individual, upon joining the Board of Directors, is provided with an orientation regarding the role and responsibilities of the Board and the Company’s operations. As part of this orientation, new directors have opportunities to meet with members of the Company’s senior management. The Company is also committed to the ongoing education of its directors. From time to time, the Company’s executives make presentations to the Board regarding their respective areas. In addition, the Company reimburses directors for reasonable expenses relating to ongoing director education.

Non-Employee Director Compensation and Stock Ownership Requirement

The Board of Directors is responsible for establishing compensation for the Company’s non-employee directors who are not active employees of the Company. At least every two years, the Nominating and Governance Committee reviews the compensation for non-employee directors, including compensation provided to non-employee directors at other companies, and makes a recommendation to the Board for its approval. (For details on the compensation currently provided to non-employee directors, please see “Director Compensation.”)

All directors who are not actively employed by the Company are required, within five years of joining the Board, to own stock or stock-based equivalents (whether as a result of receipt of shares from the Company or the purchase of shares) with a value of at least five times the annual cash retainer paid for Board service.

The Company also expects all directors to comply with all federal, state and local laws regarding trading in securities of the Company and disclosing material, non-public information regarding the Company, and the Company has procedures in place to assist directors in complying with these laws.

Codes of Conduct

In order to help assure the highest levels of business ethics at the Company, the Board of Directors has adopted the following three codes of conduct, which are posted on the Company’s website at www.timewarnercable.com/investors.

Standards of Business Conduct.    The Company’s Standards of Business Conduct apply to the Company’s employees, including any employee directors. The Standards of Business Conduct establish policies pertaining to employee conduct in the workplace, electronic communications and information security, accuracy of books, records and financial statements, securities trading, confidentiality, conflicts of interest, fairness in business practices, the Foreign Corrupt Practices Act, antitrust laws and political activities and solicitations.

Code of Ethics for Principal Executive and Senior Financial Officers.    The Company’s Code of Ethics for Principal Executive and Senior Financial Officers applies to certain officers of the Company, including the Company’s Chief Executive Officer, Chief Financial Officer, Controller and other senior executives performing senior financial officer functions. The code serves as a supplement to the Standards of Business Conduct. Among other things, the code mandates that the designated officers engage in honest and ethical conduct, avoid conflicts of interest and disclose any material transaction or relationship that could give rise to a conflict, protect the confidentiality of non-public information about the Company, work to achieve responsible use of the Company’s assets and resources, comply with all applicable governmental rules and regulations and promptly report any possible violation of the code. Additionally, the code requires that these individuals promote full, fair, understandable and accurate disclosure in the Company’s publicly filed reports and other public communications and sets forth standards for accounting practices and records. Individuals to whom the code applies are held accountable for their adherence to it. Failure to observe the terms of this code or the Standards of Business Conduct can result in disciplinary action (including termination of employment).

Guidelines for Non-Employee Directors.    The Guidelines for Non-Employee Directors assist the Company’s non-employee directors in fulfilling their fiduciary and other duties to the Company. In addition to affirming the directors’ duties of care and loyalty, the guidelines set forth specific policies addressing, among other things, securities trading and reporting obligations, gifts, the Foreign Corrupt Practices Act, political contributions and antitrust laws.

Communication with the Directors

The Company’s Independent Directors have approved a process for stockholders to communicate with directors. This process is described below at “Other Procedural Matters—Communicating with the Board of Directors.”

DIRECTORS

Term

The Company’s directors are elected annually by the holders of Common Stock. The nominees for director at the Annual Meeting will be considered for election to serve for a one-year term until the next annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier death, resignation or retirement.

Director Independence and Qualifications

As set forth in the Company’s Corporate Governance Policy, in selecting its slate of nominees for election to the Board, the Nominating and Governance Committee and the Board have evaluated, among other things, each nominee’s independence, satisfaction of regulatory requirements, financial literacy, personal and professional accomplishments and experience in light of the needs of the Company and, with respect to incumbent directors, past performance on the Board. See “Corporate Governance—Criteria for Membership on the Board.” Each of the nominees is currently a director of the Company. The Board has determined that eleven of the twelve current and incumbent directors (or 92% of the Board) have no material relationship with the Company either directly or indirectly and are “independent” within the meaning of the listing requirements of the NYSE and the Company’s more rigorous independence standards (such directors, the “Independent Directors”). Specifically, the Board has identified each of the directors with the exception of Mr. Britt as Independent Directors as independence is defined in the NYSE Listed Company Manual and as defined by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, each of these directors meets the categorical standards for independence established by the Board, as set forth in the Company’s Corporate Governance Policy and discussed elsewhere in this Proxy Statement. In addition, the Board has determined that each director nominee is financially literate and possesses the high level of skill, experience, reputation and commitment that is mandated by the Board.

In selecting its slate of nominees for election to the Board, the Nominating and Governance Committee and the Board of Directors consider the appropriate combination of skills, professional experience and diversity of backgrounds for the Board as a whole. The Board of Directors believes that each of the nominees possesses integrity, good judgment, business acumen and high personal and professional ethics. More detailed information about their experience is provided below with their biographical information.

Several of the directors have substantial experience in the cable, media and entertainment industries, including Messrs. Britt, Castro, Chang, Haje, Logan, Nicholas and Pace and Ms. Black. Messrs. Britt, Haje, Logan, Nicholas and Pace all share a deep understanding of the Company’s business developed through their prior service at Time Warner. Ms. Black served as the President and Chief Executive Officer of Lifetime Entertainment Services, a multi-media brand for women, for six years, where she oversaw all aspects of programming and marketing. Mr. Castro co-founded a radio broadcasting company that primarily targets the Hispanic community, an increasingly important focus for distributing the Company’s services. In addition to Dr. Chang’s technological and management experience, he has a long history serving as a director of the Company and its predecessors.

Each of the directors has significant experience as a senior officer of a major corporation or a comparable position in government or academia. Mr. Shirley, currently the President and Chief Executive Officer of Bacardi Limited, also has a long service history with The Procter & Gamble Company and The Gillette Company and brings his marketing and managerial experience to the Board. Several of the directors also have extensive finance and accounting experience, including Messrs. Britt, Copeland, Nicholas and Pace, Senator Sununu and Ms. James. Messrs. Britt and Copeland and Ms. James also have valuable experience serving on the audit committees of other public companies. Several of the directors have extensive legislative or regulatory experience, including Senator Sununu and Messrs. Britt, Castro and Copeland and Ms. James, through their experience in highly-regulated industries.

While backgrounds of all of the directors contribute a diversity of experience and opinion to the Board, Messrs. Castro and Chang and Mses. Black and James also bring ethnic and gender diversity.

Nominees for Election at the Annual Meeting

The Board has set the number of directors at twelve. Each of the current directors has been nominated for election at the Annual Meeting and was elected by the Company’s stockholders at the annual meeting in 2011. Set forth below are the principal occupation and certain other information, as of March 15, 2012, for the twelve nominees, each of whom currently serves as a director.

Name	Age	Principal Occupation During the Past Five Years

Carole Black	68

Former President and Chief Executive Officer, Lifetime Entertainment Services.    Carole Black served as the President and Chief Executive Officer of Lifetime Entertainment Services, a multi-media brand for women, including Lifetime Network, Lifetime Movie Network, Lifetime Real Women Network, Lifetime Online and Lifetime Home Entertainment, from March 1999 to March 2005. Prior to that, Ms. Black served as the President and General Manager of NBC4, Los Angeles, a commercial television station, from 1994 to 1999, and in various marketing-related positions at The Walt Disney Company, a media and entertainment company, from 1986 to 1993. Ms. Black has served as a director since July 2006 and is also a director of Herbalife, Ltd.

Ms. Black has broad experience as the former president and chief executive officer of a large media and entertainment company, and her extensive experience in television programming, marketing and the cable, media and entertainment business provides her with a strong understanding of the Company’s business and its competitive environment.

Glenn A. Britt	63

Chairman and Chief Executive Officer of the Company. Glenn A. Britt has served as the Company’s Chief Executive Officer since August 2001. He also has served as the Company’s Chairman since March 2009 and previously from August 2001 to March 2006. Prior to assuming the Chief Executive Officer position, he held various senior positions with Time Warner Cable Ventures, a unit of Time Warner Entertainment Company, L.P., now a Company subsidiary (“TWE”), certain of the Company’s predecessor entities, and Time Warner and its predecessor Time Inc. Mr. Britt has served as a director since March 2003 and is also a director of Xerox Corporation and Cardinal Health Inc. He previously served as a trustee of Teachers’ Insurance and Annuity Association from 2007 until November 2009.

Mr. Britt has substantial business, finance and accounting experience developed through his nearly 40 years at the Company and Time Warner. He is a recognized leader in the cable industry, and serves on the boards of the National Cable & Telecommunications Association and the Paley Center for Media. As a result of his extensive experience, Mr. Britt possesses a deep understanding of the Company’s business and the cable industry.

Name	Age	Principal Occupation During the Past Five Years

Thomas H. Castro	57

President and Chief Executive Officer, El Dorado Capital, LLC.    Thomas H. Castro is the founder of El Dorado Capital, LLC, a private equity investment firm, and has served as its President and Chief Executive Officer since December 2008. He is also the founder of IMB Development Corporation, a private equity investment firm, and has served as its Managing Director since January 2012. Prior to 2008, he was the co-founder, Chief Executive Officer and Vice Chairman of Border Media Partners, LLC, a radio broadcasting company that primarily targeted Hispanic listeners, from July 2007, having served as its President and Chief Executive Officer from 2002. Prior to that, Mr. Castro, an entrepreneur, owned and operated other radio stations and founded a company that exported oil field equipment to Mexico.

Mr. Castro has served as a director since July 2006. Mr. Castro has significant operating and financial experience as well as an in-depth understanding of the Company’s business and industry. In addition, through his entrepreneurial experience and community work, Mr. Castro brings an appreciation and awareness of issues important to the Hispanic community, an increasingly important customer base for the Company.

David C. Chang	70

Chancellor, Polytechnic Institute of New York University. David C. Chang has served as Chancellor and Professor of Electrical and Computer Engineering of Polytechnic Institute of New York University (formerly known as Polytechnic University) since July 2005, having served as its President from 1994. Prior to assuming that position, he was Dean of the College of Engineering and Applied Sciences at Arizona State University. Dr. Chang has served as a director since March 2003 and served as an independent director of American Television and Communications Corporation (a predecessor of the Company) from 1986 to 1992. He is also a director of AXT, Inc. and previously served as a director of Fedders Corporation from 1998 until August 2007.

Dr. Chang has significant technology and managerial experience as well as historical perspective and understanding of the Company through his long-standing board service, first as a director of American Television and Communications Corporation and then as a director of the Company.

Name	Age	Principal Occupation During the Past Five Years

James E. Copeland, Jr.	67

Former Chief Executive Officer of Deloitte & Touche USA LLP and Deloitte Touche Tohmatsu Limited and Former Global Scholar, Robinson School of Business, Georgia State University.    James E. Copeland, Jr. served as a Global Scholar at the Robinson School of Business at Georgia State University from 2003 to 2007. Prior to that, Mr. Copeland served as the Chief Executive Officer of Deloitte & Touche USA LLP, a public accounting firm, and Deloitte Touche Tohmatsu Limited, its global parent, from 1999 to May 2003. Prior to that, Mr. Copeland served in various positions at Deloitte & Touche and its predecessors from 1967. Mr. Copeland has served as a director since July 2006 and is also a director of ConocoPhillips and Equifax, Inc. Previously, Mr. Copeland served as a director of Coca-Cola Enterprises Inc. from July 2003 until April 2008.

Mr. Copeland has substantial accounting, regulatory and business experience from his distinguished career in the accounting industry. He has extensive technical accounting expertise as well as experience managing a leading global accounting firm and working with regulators to develop and apply accounting policy. In addition, Mr. Copeland has experience serving on audit committees of other public companies.

Peter R. Haje	77

Legal and Business Consultant and Private Investor.
Peter R. Haje has served as a legal and business consultant and private investor since he retired from service as an executive officer of Time Warner on January 1, 2000. Prior to that, he served as the Executive Vice President and General Counsel of Time Warner from October 1990, adding the title of Secretary in May 1993. He also served as the Executive Vice President and General Counsel of TWE from June 1992 until 1999. Prior to his service to Time Warner, Mr. Haje was a partner of the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP for more than 20 years. Mr. Haje has served as a director since July 2006 and as the independent lead director since March 2009. Previously, Mr. Haje served as a director of American Community Newspapers Inc. from 2005 until May 2009.

Mr. Haje has substantial experience guiding various aspects of corporate legal and executive compensation matters as well as in the cable, media and entertainment industry from his service as the chief legal officer at Time Warner and as a member of a premier law firm. Mr. Haje also has significant historical perspective and knowledge of the Company through his service at Time Warner.

Name	Age	Principal Occupation During the Past Five Years

Donna A. James	54

Consultant, Business Advisor and Managing Director, Lardon & Associates LLC.    Donna James has served as a consultant, business advisor and managing director of Lardon & Associates LLC, a business and executive advisory services firm, since April 2006. Prior to that, Ms. James served as President of Nationwide Strategic Investments, a division of Nationwide Mutual Insurance Company (“Nationwide Mutual”), a financial services and insurance company, from 2003, and as Executive Vice President and Chief Administrative Officer of Nationwide Mutual from 2000. Ms. James also has served as Chair of the National Women’s Business Council since her appointment by President Obama in October 2010. Ms. James has served as a director since March 2009 and is also a director of Limited Brands, Inc., Coca-Cola Enterprises Inc. (through April 24, 2012) and Marathon Petroleum Corporation. Ms. James previously served as a director of CNO Financial Group, Inc. from 2007 until May 2011.

Ms. James has significant finance, accounting and human resources experience. In addition, Ms. James’s service on other public company boards contributes to her knowledge of public company matters, including corporate governance and public affairs.

Don Logan	68

Investor.    Don Logan served as the Chairman of the Company’s Board of Directors from February 2006 until March 2009. Mr. Logan currently invests in a variety of media, entertainment and sports entities. He served as Chairman of Time Warner’s Media and Communications Group from July 2002 until December 31, 2005. Prior to assuming that position, he was Chairman and Chief Executive Officer of Time Inc., Time Warner’s publishing subsidiary, from 1994 to July 2002 and was its President and Chief Operating Officer from 1992 to 1994. Prior to that, Mr. Logan held various executive positions with Southern Progress Corporation, which was acquired by Time Inc. in 1985. Mr. Logan has served as a director since March 2003.

Mr. Logan has substantial business, finance and accounting experience as well as extensive knowledge of the media and entertainment industry. In addition, Mr. Logan oversaw Time Warner’s investment in the Company as Chairman of Time Warner’s Media and Communications Group, and he has a deep understanding of the Company’s business.

Name	Age	Principal Occupation During the Past Five Years

N.J. Nicholas, Jr.	72

Investor.    N.J. Nicholas, Jr. is an investor. From 1964 until 1992, Mr. Nicholas held various positions at Time Inc. and Time Warner. He was named President of Time Inc. in 1986 and served as Co-Chief Executive Officer of Time Warner from 1990 to 1992. Mr. Nicholas has served as a director since March 2003 and is also a director of Boston Scientific Corporation and Xerox Corporation.

Mr. Nicholas has substantial executive experience as well as extensive experience in the media and entertainment field developed through his nearly 30 years at Time Warner and Time Inc. Mr. Nicholas also possesses valuable corporate governance experience from his long-standing service on other public company boards.

Wayne H. Pace	65

Former Executive Vice President and Chief Financial Officer, Time Warner.    Wayne H. Pace served as Executive Vice President and Chief Financial Officer of Time Warner from November 2001 through December 2007, and served as Executive Vice President and Chief Financial Officer of TWE from November 2001 until October 2004. Prior to that, he was Vice Chairman and Chief Financial and Administrative Officer of Turner Broadcasting System, Inc., a cable programming subsidiary of Time Warner (“TBS”), from March 2001 to November 2001 and held various other executive positions at TBS, including Chief Financial Officer, from 1993 to 2001. Prior to that, Mr. Pace was an audit partner with Price Waterhouse, now PricewaterhouseCoopers LLP, an international accounting firm. Mr. Pace has served as a director since March 2003.

Mr. Pace has substantial business, finance and accounting experience developed during his nearly fifteen years with Time Warner and TBS and, prior to that, Price Waterhouse. Mr. Pace also brings an extensive knowledge of the Company’s business and financial condition.

Edward D. Shirley	55

President and Chief Executive Officer, Bacardi Limited. Edward D. Shirley has served as the President and Chief Executive Officer of Bacardi Limited, a spirits company, since March 2012. Prior to that, he served as Vice-Chairman of Global Beauty and Grooming, a business unit of The Procter & Gamble Company, a consumer goods company, from July 2008 through June 2011 and as Vice Chair on Special Assignment from July 2011 through December 2011. Prior to that, he served as Group President, North America of The Procter & Gamble Company from April 2006. Prior to that, Mr. Shirley held several senior executive positions with The Gillette Company, a consumer goods company, which was acquired by The Procter & Gamble Company in 2005. Mr. Shirley has served as a director since March 2009.

Mr. Shirley has substantial executive and marketing experience developed as a senior executive at The Procter & Gamble Company and The Gillette Company. The Company operates in an extremely competitive industry, and Mr. Shirley brings valuable marketing experience and perspective to the Board.

Name	Age	Principal Occupation During the Past Five Years

John E. Sununu	47

Former U.S. Senator, New Hampshire.    Senator Sununu has served as a Senior Policy Advisor for Akin Gump Strauss Hauer & Feld LLP since July 2010. He served as a U.S. Senator from New Hampshire from January 2002 to 2008. He was a member of the Committees on Banking, Commerce, Finance and Foreign Relations, and he was appointed the Congressional Representative to the United Nations General Assembly. Prior to his election to the Senate, he represented New Hampshire’s First District in the U.S. House of Representatives from 1996 to 2002. Prior to serving in Congress, he served as the Chief Financial Officer of Teletrol Systems, Inc., a manufacturer of building control systems, from 1993 to 1996. Senator Sununu has served as a director since March 2009 and is also a director of Boston Scientific Corporation.

Senator Sununu has significant legislative, regulatory and financial experience. The Company’s business is subject to extensive regulation, and Senator Sununu provides legislative and regulatory insight. He also possesses corporate governance experience from his service on another public company board.

Attendance

During 2011, the Board of Directors met thirteen times. Each incumbent director attended over 85% of the total number of meetings of the Board of Directors and the committees of which he or she was a member. In addition, the directors are encouraged to attend the Company’s annual meetings of stockholders. All of the Company’s twelve directors attended the 2011 annual meeting of the Company’s stockholders.

Committee Membership

The current members of the Board’s standing committees are as follows:

Audit Committee.    The members of the Audit Committee are James Copeland, Jr., who serves as the Chair, David Chang, Donna James and Edward Shirley. Among other things, the Audit Committee complies with all NYSE and legal requirements and consists entirely of Independent Directors. The authority and responsibility of the Audit Committee, which met nine times during 2011, are described above (see “Corporate Governance—Committees of the Board”) and set forth in detail in its charter.

Compensation Committee.    The members of the Compensation Committee are Peter Haje, who serves as the Chair, Carole Black, Thomas Castro and N.J. Nicholas, Jr. All of the members of the Compensation Committee are Independent Directors. The Compensation Committee has a sub-committee consisting of three Independent Directors who are also considered “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Ms. Black and Messrs. Castro and Nicholas, to which it may delegate executive compensation matters. The authority and responsibility of the Compensation Committee, which met six times during 2011, are described above (see “Corporate Governance—Committees of the Board”) and set forth in detail in its charter.

Nominating and Governance Committee.    The members of the Nominating and Governance Committee are N.J. Nicholas, Jr., who serves as the Chair, Carole Black, David Chang, Edward Shirley and John Sununu. All of the members of the Nominating and Governance Committee are Independent Directors. The authority and responsibility of the Nominating and Governance Committee, which met three times during 2011, are described above (see “Corporate Governance—Committees of the Board”) and set forth in detail in its charter.

Finance Committee.    The members of the Finance Committee are Wayne Pace, who serves as the Chair, Thomas Castro, Donna James, Don Logan and John Sununu. All of the members of the Finance Committee are Independent Directors. The authority and responsibility of the Finance Committee, which met three times during 2011, are described above (see “Corporate Governance—Committees of the Board”) and set forth in detail in its charter.

Marketing and Customer Care Committee.    The members of the Marketing and Customer Care Committee are Carole Black, who serves as the Chair, Don Logan, Edward Shirley and John Sununu. All of the members of the Marketing and Customer Care Committee are Independent Directors. The authority and responsibility of the Marketing and Customer Care Committee, which met three times during 2011, are described above (see “Corporate Governance—Committees of the Board”) and set forth in detail in its charter.

Information on committee membership and each committee’s charter is available on the Company’s website at www.timewarnercable.com/investors.

Committee Membership Rotation.    The Nominating & Governance Committee and the Board periodically consider rotating the chair of each committee as well as its membership. The Board has appointed Donna James and John Sununu to serve as the new Chairs of the Audit Committee and the Nominating & Governance Committee, respectively, and has appointed N.J. Nicholas, Jr. to serve as the Independent Lead Director, effective, and subject to their re-election, at the Annual Meeting. Assuming the reelection of the Directors, certain members of the Committees will also rotate, effective at the Annual Meeting.

THE COMPANY’S SEPARATION FROM TIME WARNER INC.

In connection with the Separation, on March 12, 2009, TWC paid a special cash dividend of $10.27 per share ($30.81 per share after giving effect to the 1-for-3 reverse stock split discussed below, aggregating $10.856 billion) to holders of record on March 11, 2009 of its outstanding Class A common stock and Class B common stock (the “Special Dividend”). Following the payment of the Special Dividend, each outstanding share of Class A common stock and Class B common stock was automatically converted (the “Recapitalization”) into one share of Common Stock. Effective immediately after the Recapitalization, the Company implemented a reverse stock split of the Common Stock at a 1-for-3 ratio (the “Reverse Stock Split”). TWC’s separation from Time Warner was effected as a pro rata dividend of all shares of TWC Common Stock held by Time Warner to holders of record of Time Warner’s common stock (“Time Warner Common Stock”) (the “Spin-Off Dividend”). The shares of Common Stock distributed in the Spin-off Dividend reflected both the Recapitalization and the Reverse Stock Split.

Unless otherwise indicated in this Proxy Statement, information about TWC’s equity securities prior to March 12, 2009 has been adjusted to reflect the Separation, the Spin-Off Dividend and the Reverse Stock Split. As a result of the Separation, the Company is no longer considered a “controlled company” under NYSE governance requirements.

SECURITY OWNERSHIP

Security Ownership by the Board of Directors and Executive Officers

The following table sets forth information as of the close of business on March 15, 2012 as to the number of shares of the Company’s Common Stock beneficially owned by:

•	each executive officer named in the Summary Compensation Table included elsewhere in this Proxy Statement (a “named executive officer”);

•	each current director and director nominee; and

•	all current executive officers and directors, as a group.

	Common Stock Beneficially Owned(1)
Name	Number of Shares	Right to Acquire Shares(2)	Percent of Class
Carole Black	500	3,658	*
Glenn A. Britt(3)	128,398	528,544	*
Thomas H. Castro	—	3,658	*
David C. Chang	228	3,658	*
James E. Copeland, Jr.	8,445	3,658	*
Irene M. Esteves	—	—	*
Peter R. Haje(4)	15,622	3,658	*
Donna A. James	150	3,658	*
Michael LaJoie	—	15,435	*
Marc Lawrence-Apfelbaum(5)	6,646	57,186	*
Don Logan	10,820	3,658	*
Robert D. Marcus	32,079	170,924	*
N.J. Nicholas, Jr.	2,333	3,658	*
Wayne H. Pace	19,694	3,658	*
Carl U.J. Rossetti	—	39,213	*
Edward D. Shirley	1,333	3,658	*
John E. Sununu	102	3,658	*
All current directors and executive officers as a group (22 persons)(3)-(5)	250,471	1,043,461	*

*	Represents beneficial ownership of less than one percent of the issued and outstanding Common Stock on March 15, 2012.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, beneficial ownership represents both sole voting and sole investment power. This table does not include any shares of Common Stock or other TWC equity securities that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees. As of March 15, 2012, the only equity securities of TWC beneficially owned by the named persons or group were (a) shares of Common Stock, (b) options to purchase shares of Common Stock and (c) restricted stock units (“RSUs”) and deferred stock units reflecting the contingent right to receive shares of Common Stock.

(2)	Reflects shares of Common Stock subject to (a) options to purchase Common Stock that, on March 15, 2012, were unexercised, but were exercisable on or within 60 days after that date and (b) RSUs that, on March 15, 2012, were unvested, but were expected to vest on or within 60 days after that date. These shares are excluded from the column headed “Number of Shares.” The “Right to Acquire Shares” for each of the non-employee directors includes RSUs issued to them as compensation in 2011 and 2012, which represent the right to receive shares of Common Stock after termination of service as a member of the Board, but does not include their interests set forth in the table below in (a) RSUs issued to them as compensation prior to 2011, which represent the right to receive shares of Common Stock six months after termination of service as a member of the Board and (b) deferred stock units issued under the Directors’ Deferred Compensation Program, which represent the right to receive shares of Common Stock on the distribution date selected by the director. Each non-employee director’s (a) RSUs issued to them as compensation prior to 2011 and (b) deferred stock units as of March 15, 2012 are set forth below. The directors do not have voting rights with respect to these RSUs and deferred stock units, but they represent an economic interest in the shares of Common Stock. See “Director Compensation.” For information about RSUs held by the named executive officers, see “Executive Compensation—Outstanding Equity Awards.”

	Pre-2011 Restricted Stock Units	Deferred Stock Units
Carole Black	12,409	—
Thomas H. Castro	12,409	—
David C. Chang	12,409	5,854
James E. Copeland, Jr.	12,409	6,126
Peter R. Haje	12,409	6,291
Donna A. James	5,912	—
Don Logan	12,409	—
N.J. Nicholas, Jr.	12,409	5,424
Wayne H. Pace	10,500	8,628
Edward D. Shirley	5,912	—
John E. Sununu	5,912	—

(3)	Includes 29 shares of Common Stock owned by Mr. Britt’s spouse, as to which Mr. Britt disclaims beneficial ownership.

(4)	Includes 666 shares of Common Stock owned by the Peter and Helen Haje Foundation, as to which Mr. Haje and his spouse share voting power but have no investment power.

(5)	Includes an aggregate of approximately 952 shares of Common Stock held by a trust under the TWC Savings Plan for the benefit of the Company’s current executive officers, including 845 shares for Mr. Lawrence-Apfelbaum.

Security Ownership of Certain Beneficial Owners

Based on a review of filings with the SEC, the Company has determined that each of the persons listed below is a beneficial holder of more than 5% of the outstanding shares of Common Stock as of December 31, 2011.

Name and Address of Beneficial Owner	Shares of Stock Beneficially Owned	Percent of Class
Capital Research Global Investors(1)	33,229,927	10.4%
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
BlackRock, Inc.(2)	17,954,359	5.6%
40 East 52nd Street
New York, NY 10022
Dodge & Cox(3)	15,888,213	5.0%
555 California Street
San Francisco, CA 94104

(1)	Based solely on a Schedule 13G filed by Capital Research Global Investors with the SEC on February 8, 2012, which reported that it had sole voting and dispositive power over all the indicated shares.

(2)	Based solely on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 9, 2012, which reported that it had sole voting and dispositive power over all the indicated shares.

(3)	Based solely on a Schedule 13G filed by Dodge & Cox with the SEC on February 10, 2012, which reported that it had sole dispositive power over all the indicated shares and sole voting power over 14,925,392 of such shares.

AUDIT-RELATED MATTERS

Report of the Audit Committee

In accordance with its charter, the Audit Committee of the Company’s Board of Directors assists the Board of Directors in fulfilling responsibilities in a number of areas. These responsibilities include, among others: (i) the appointment and oversight of the Company’s independent registered public accounting firm (“independent auditor”), as well as the evaluation of the independent auditor’s qualifications, performance and independence; (ii) oversight of the Company’s internal audit function; (iii) the review of the Company’s financial statements and the results of each external audit; (iv) the review of other matters with respect to the Company’s accounting, auditing and financial reporting practices and procedures as the Audit Committee may find appropriate or may be brought to its attention; and (v) the oversight of the Company’s compliance program. To assist it in fulfilling its oversight and other duties, the Audit Committee regularly meets separately with the internal auditor, the independent auditor and management.

Independent Auditor and Internal Audit Matters.    The Audit Committee discusses with the Company’s independent auditor its plan for the audit of the Company’s annual consolidated financial statements and the independent auditor’s evaluation of the effectiveness of the Company’s internal control over financial reporting, as well as reviews of the Company’s quarterly financial statements. During 2011, the Audit Committee met regularly with the independent auditor, with and without management present, to discuss the results of its audits and quarterly reviews of the Company’s financial statements, as well as its evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles. The Audit Committee has also appointed, subject to stockholder ratification, Ernst & Young LLP (“E&Y”) as the Company’s independent auditor for 2012, and the Board concurred in its appointment.

The Audit Committee reviews and approves the annual internal audit plan and meets regularly with the representatives of the Company’s internal audit group, with and without management present, to review and discuss the internal audit reports, including reports relating to operational, financial and compliance matters.

Financial Statements as of December 31, 2011.    Management has the primary responsibility for the financial statements and the reporting process, including its systems of internal and disclosure controls (including internal control over financial reporting). The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing opinions on the conformity of the consolidated financial statements with U.S. generally accepted accounting principles and on the Company’s internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management and the independent auditor with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2011. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

In connection with its review of the Company’s year-end financial statements, the Audit Committee has reviewed and discussed with management and the independent auditor the consolidated financial statements and the independent auditor’s evaluation of the Company’s internal control over financial reporting. The Audit Committee also discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, including the quality and acceptability of the Company’s accounting policies, financial reporting processes and controls. The Audit Committee also received from the independent auditor the written disclosures regarding the auditor’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with E&Y its independence. The Audit Committee further considered whether the provision by the independent auditor of any non-audit services described elsewhere in this Proxy Statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair the independent auditor’s independence.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit and independent auditor, which, in their reports, express opinions on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles and the Company’s internal control over financial reporting. In reliance on the reviews and discussions referred to in this Report and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “2011 Form 10-K”) for filing with the SEC.

Members of the Audit Committee:

James E. Copeland, Jr. (Chair)

David C. Chang

Donna A. James

Edward D. Shirley

Policy Regarding Pre-Approval of Services Provided by the Independent Auditor

The Audit Committee has established a policy (the “Policy”) requiring its pre-approval of all audit services and permissible non-audit services provided by the independent auditor, along with the associated fees for those services. The Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the Audit Committee, and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval. The Policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent auditor and the Company; (ii) would place the independent auditor in the position of auditing its own work; (iii) would result in the independent auditor acting in the role of management or as an employee of the Company; or (iv) would place the independent auditor in a position of acting as an advocate for the Company. Additionally, the Audit Committee considers whether the independent auditor is best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent auditor’s familiarity with the Company’s business, personnel, systems or risk profile and whether provision of the service by the independent auditor would enhance the Company’s ability to manage or control risk or improve audit quality or would otherwise be beneficial to the Company.

The Audit Committee has delegated to its Chair the authority to address certain requests for pre-approval of services between meetings of the Audit Committee, and the Chair must report his pre-approval decisions to the Audit Committee at its next regular meeting. The Policy is designed to ensure that there is no delegation by the Audit Committee of authority or responsibility for pre-approval decisions to management of the Company. The Audit Committee monitors compliance by management with the Policy by requiring management, pursuant to the Policy, to report to the Audit Committee on a regular basis regarding the pre-approved services rendered by the independent auditor. Management has also implemented internal procedures to ensure compliance with the Policy.

Services Provided by the Independent Auditor

As described above, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor. Accordingly, the Audit Committee has appointed E&Y to perform audit and other permissible non-audit services for the Company and its subsidiaries. The aggregate fees billed by E&Y to the Company for the years ended December 31, 2011 and 2010 are as follows:

Fees of the Independent Auditor

	2011	2010
Audit Fees(1)	$4,684,388	$4,410,560
Audit-Related Fees(2)	1,497,761	808,838
Tax Fees(3)	175,425	136,304
All Other Fees	—	—

Total Fees for Services Provided	$6,357,574	$5,355,702

(1)	Audit Fees were for audit services, including (a) the annual audit (including required quarterly reviews) and other procedures required to be performed by the independent auditors to be able to form an opinion on the Company’s consolidated financial statements; (b) the audit of the effectiveness of internal control over financial reporting; (c) consultation with management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board (“FASB”) or other regulatory or standard-setting bodies; and (d) services that only the independent auditors reasonably can provide, such as services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings and assistance in responding to SEC comment letters.

(2)	Audit-Related Fees were principally for services related to (a) agreed-upon procedures or expanded audit procedures to comply with contractual arrangements or regulatory/franchise reporting requirements; (b) audits of employee benefit plans; (c) due diligence services pertaining to acquisitions; and (d) advice related to internal controls.

(3)	Tax Fees were for services related to tax planning and tax advice.

None of the services related to Audit-Related Fees or Tax Fees presented above was approved by the Audit Committee pursuant to a waiver of the pre-approval provisions as set forth in the applicable rules of the SEC.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Summary: Key Compensation Principles, Design and Determination

The Company’s executive compensation program is designed to attract, retain, motivate and reward leaders who create value for the Company and its stockholders. The Company seeks to:

Pay-for- Performance Orientation	• •

pay for performance by rewarding executives for leadership excellence and sustained financial and operating performance in line with the Company’s strategic goals; and

align executives’ interests and risk orientation with the Company’s business goals and the interests of the Company’s stockholders.

The Company believes that its compensation programs have played a key role in the Company’s operating and financial success, which in turn have helped drive strong operating and total stockholder return since the Company’s Separation from Time Warner in March 2009. In 2011, the Company presented its executive compensation programs to its stockholders for an advisory vote. Almost 90% of the shares voted supported the Company’s programs. Consistent with this level of support, the Company did not feel that significant changes in the compensation structure were mandated for 2012. See “The Role of Stockholder Advisory Vote on Executive Compensation” and “Positive Relationship between Total Stockholder Return and Compensation.”

This section of the Proxy Statement describes the Company’s compensation philosophy, principles and practices for those of its executive officers named in the Summary Compensation Table in this Proxy Statement (the “named executive officers”), and explains how they were applied to determine these executives’ 2011 compensation.

The Company’s Performance

The Company’s strong operating and financial results continued in 2011 despite challenging economic conditions, a robust competitive environment, rapid technological change and regulatory uncertainty. The Company believes that its executive officers have created significant stockholder value over the past several years.

	Strong Performance		Return of Capital		Total Stockholder Return
• • • • •

Increased revenues 4.3% during

2011 and 14.4% over the last three

fiscal years

Increased operating income 10.3%

during 2011

Increased earnings per diluted

share to $4.97 for 2011 from $3.64

for 2010

Increased the Company’s revenues

from business services 32.7%

during 2011, including those from

NaviSite, Inc., an information technology solutions and cloud services company acquired in

April 2011

Rolled out new products and

features, like the TWC TVTM app

for the iPad®, that advanced the

Company’s mission to give

customers access to any content

whenever and wherever they want

on the device of their choosing

• • • •

Started paying a quarterly

dividend in March 2010; increased

it by 20% in 2011 and 17% in

2012; dividend yield of 3.2% as of

January 25, 2012, the date the

increase was announced

Paid $642 million in quarterly

dividends in 2011; $1.2 billion in

aggregate quarterly dividend

payments through 2011

Repurchased $2.6 billion of

Common Stock in 2011 and $515

million in 2010, representing

approximately 13% of the

Common Stock outstanding in

November 2010, while

maintaining the Company’s

leverage ratio in its target range

Paid a special cash dividend of

$10.86 billion to stockholders in

connection with its March 2009

Separation from Time Warner

				• •	Delivered significant total return to stockholders over the longer term: 163% three-year cumulative return through December 31, 2011 2011 return consistent with the S&P 500

	1/1/2009	12/31/2009	12/31/2010	12/31/2011	Cumulative Return
Time Warner Cable	$100	$162	$266	$263	163%
Primary Peer Group Index	100	120	144	159	59%
S&P 500 Index	100	126	146	149	49%

This chart compares the performance of the Company’s Common Stock with the performance of the S&P 500 Index and an index comprised of the companies included in the Primary Peer Group (as defined and listed below) over the last three fiscal years. The chart reflects the Special Dividend, the Reverse Stock Split and the Recapitalization. The chart assumes $100 was invested on January 1, 2009 and reflects reinvestment of regular dividends and distributions on a monthly basis and quarterly market capitalization weighting. Source: Capital IQ, a Standard & Poor’s business.

New Compensation Practices since 2009

The Company and the Compensation Committee regularly monitor best practices and emerging trends in executive compensation and the Company, from time to time, communicates with significant institutional stockholders and other interested constituencies to discuss the design and operation of its executive compensation and governance programs. The Company made numerous enhancements to strengthen its compensation practices since the Separation in March 2009. The Company:

•

Granted equity awards with performance-based vesting conditions for 60% of the 2011 total long-term incentive (“LTI”) grant value awarded to the Company’s most senior executives—all of the RSUs and one-third of the stock options awarded; and continued this practice in 2012.

•	Implemented executive and director stock ownership requirements.

•

Transitioned to a new form of employment agreement that is the basis for the current employment agreement of each of the Company’s Chairman and Chief Executive Officer, President and Chief Operating Officer and Chief Financial Officer, incorporating:

➢	“double-trigger” change-in-control provisions (i.e., no change-in-control severance benefits unless the Company undergoes a change in control and the executive’s employment terminates involuntarily);

➢	enhanced non-compete and other restrictive provisions;

➢	no “gross up” payments in respect of executives’ tax liability for severance benefits;

➢

“clawback” provisions, which allow the Company to recover certain compensation from an executive following a financial restatement, a determination that incentive compensation was paid based on incorrect financial performance results or if the executive is terminated for “cause;” and

➢	fixed terms that do not renew automatically.

Compensation Practices Checklist

The listing below identifies compensation practices that are (and, where noteworthy, are not) incorporated into the Company’s compensation programs as of the date of this Proxy Statement and identifies, to the extent relevant, the location of the discussion of the practice in this Proxy Statement.

Compensation Practice	TWC’s Compensation Practices	Discussion in Proxy Statement
Stock ownership requirements with a retention component	YES	Compensation Discussion & Analysis (“CD&A”)—“Ownership and Retention Requirements; Hedging Policy”
Multiple performance metrics for annual incentive	YES	CD&A—“2011 Short-Term Incentive Program—Annual Cash Awards”
Clawback capabilities	YES	“—Employment Agreements”
Change of control “double-trigger” on equity award vesting acceleration and severance benefits	YES	CD&A—“New Compensation Practices since 2009”
Limits on executive annual incentive compensation (bonuses capped at 150% of target bonus)	YES	CD&A—“2011 Short-Term Incentive Program—Annual Cash Awards”
Pay tallies used to assist in compensation decisions	YES	CD&A—“The Use of Pay Tallies”
Limits on Pension Plan benefits (eligible compensation capped at $350,000 per year)	YES	“—Pension Plans”
Performance-based vesting conditions for long-term incentive awards	YES	CD&A—“2011 Long-Term Incentive Program—Equity-Based Awards”
Peer-of-peer analysis	YES	CD&A—“The Role of Competitive Comparisons”
Competitive employment market analysis	YES	CD&A—“The Role of Competitive Comparisons”
Limited number of perquisites	YES	CD&A—“Perquisites”
“Golden parachute” gross-ups	NO	n.a.
Above market or guaranteed earnings in non-qualified deferred compensation program	NO	n.a.
Supplemental executive health benefits	NO	n.a.
Repricing of stock options without express stockholder approval	NO	n.a.

The Company’s Compensation Structure Reflects its Key Compensation Principles

The core elements of the Company’s compensation program are intended to focus the Company’s named executive officers on different but complementary aspects of the Company’s economic and strategic goals:

	•	Annual Base Salary: The base salary paid to the Company’s named executive officers and other employees is intended to focus the recipient on his or her day-to-day duties.
Consistency between Philosophy and Design	•	Short-Term Performance-Based Incentive: The Company’s annual cash bonus program is designed to motivate the executive officers to meet and exceed Company operating and financial goals and, in the case of other employees, to make individual contributions to the Company’s strategic and operational objectives. For additional information, see “—2011 Short-Term Incentive Program—Annual Cash Awards.”
•

Long-Term Performance-Based Incentive: The Company’s LTI program is designed to retain participants and motivate them to meet and exceed the Company’s goals that are likely to result in long-term value creation for stockholders. For additional information, including the addition of performance-based vesting conditions starting in 2011, see “—2011 Long-Term Incentive Program—Equity-Based Awards.”

In establishing its executive compensation programs, the Company is guided by the following key principles:

Principle	Compensation Goal	Compensation Practice
Pay for performance	Provide an appropriate level of performance-based compensation tied to the achievement of Company financial performance goals.

The compensation structure has a mix of base salary and variable or performance-based awards.

For 2011, 92% of the CEO’s compensation and at least 72% of each of the other named executive officers’ target direct compensation was variable and performance-based. All of the RSUs and one-third of the stock options awarded are subject to financial performance-based vesting conditions.

Align executives’ interests with stockholders’	Deliver equity compensation to align executives’ interests with those of stockholders.	Equity awards comprised 50% or more of each executive officer’s target compensation. The 2011 LTI program consisted of Company stock options and RSUs that vest over a period of time and are contingent on Company performance. In addition, each of the Company’s senior officers, including the named executive officers, is subject to stock ownership requirements.

Principle	Compensation Goal	Compensation Practice
Balance incentives	Focus executives on both short-term and long-term objectives.	The Company believes its compensation mix of short-term and long-term incentives, with a larger proportion focused on the long-term, encourages focus on both long-term strategic objectives and shorter-term business objectives without introducing excessive risk.
Encourage appropriate risk-taking	Encourage neither excessive risk-taking nor inappropriate conservatism in decision-making.
Compensate competitively	Consider the competitive marketplace for talent inside and outside the Company’s industry in light of the risk of losing (and the difficulty of replacing) the relevant executive.	Total target and actual compensation are established to be externally competitive and internally equitable.
Consider internal equity	Seek to ensure comparable compensation for executives with comparable roles and organizational value.

General Factors Considered in Determining Compensation Levels

The Compensation Committee generally reviews each named executive officer’s target compensation annually or at the time an executive joins the Company or his or her role or responsibilities change. The following factors, among others, are considered in determining compensation:

•	the Company’s overall performance;

•	stockholder return;

•

executive-specific items, such as the compensation previously provided to the executive, the executive’s performance and potential, the importance of retaining the executive, the executive’s role and tenure in the role and the executive’s importance to succession planning;

•	the value and structure of compensation provided to individuals in similar positions at peer companies to ensure competitiveness and within the Company to ensure internal equity; and

•	whether the proposed compensation is consistent with the Company’s compensation philosophy and key compensation principles, each as described above.

2011 Base Salary and Target Incentive Compensation Determinations

Each named executive officer’s 2011 base salary and target short-term cash and long-term equity incentive compensation (along with comparative 2010 data) is set out below. As noted below, the Compensation Committee, working with its independent consultant, reviewed a wide range of information regarding compensation practices in deciding on these compensation packages.

Mr. Britt.    Mr. Britt’s 2011 annual base salary and incentive compensation targets were unchanged from their 2010 levels, which were initially established in August 2009 in connection with the extension of his employment term through December 31, 2012 and were intended to reflect Mr. Britt’s increased responsibilities as a result of the Company’s Separation from Time Warner, his and the Company’s performance and growth, the importance of his position within the Company and of retaining him in that position. The Compensation Committee considered compensation levels for chief executive officers in the Primary Peer Group, Secondary Peer Group and general survey data (as described in more detail below). In setting Mr. Britt’s compensation, the

Compensation Committee noted that Mr. Britt’s target total direct compensation (i.e., base salary, target annual bonus and target LTI award value) (“TDC”) was below the median for chief executive officers in the Primary Peer Group.

Glenn A. Britt

2011 and 2010

Target Direct Compensation

$15,000

The Compensation Committee also determined that it was appropriate to continue to weight Mr. Britt’s compensation most heavily toward performance-based compensation in the belief that this compensation structure would best focus Mr. Britt on achieving the Company’s strategic and business objectives. During 2011, and since 2009, Mr. Britt’s TDC was approximately 92% performance-based.

In July 2011, in light of the importance of retaining Mr. Britt in his position and in furtherance of the Company’s succession planning strategy, the Company and Mr. Britt amended Mr. Britt’s employment agreement, among other things, to extend the term for one year through December 31, 2013 and to increase Mr. Britt’s target LTI value by $1 million commencing in 2012. This increased LTI will modify Mr. Britt’s pay mix weighting more toward long-term and performance-based incentives. His TDC remains below the median for the Primary Peer Group. See “—Employment Agreements—Glenn A. Britt.”

Mr. Marcus.    The Compensation Committee reviewed Mr. Marcus’s 2011 compensation in February 2011 in light of his appointment as President and Chief Operating Officer in December 2010 and his role in the Board of Directors’ long-term succession planning strategy. The Compensation Committee considered compensation levels for similar positions at the Primary Peer Group, Secondary Peer Group and general survey data. As a result, the Compensation Committee approved increases for 2011 in Mr. Marcus’s annual salary to $1.0 million, his short-term incentive target to $2.5 million and his LTI target value to $4.5 million for TDC of $8.0 million, representing a 45% increase over his 2010 TDC. This increase was intended to reflect Mr. Marcus’s increased responsibilities in his new position and the importance of retaining him in light of the Board of Directors’ long-term succession planning strategy. In setting Mr. Marcus’s compensation, the Compensation Committee noted that Mr. Marcus’s new TDC was slightly above the 50th percentile for TDC for similarly situated officers in the Primary Peer Group.

Robert D. Marcus
2011	2010
Target Direct Compensation	Target Direct Compensation
$8,000	$5,500

The Compensation Committee also determined that it was appropriate to weight Mr. Marcus’s compensation most heavily (87% for 2011 as compared with 84% for 2010) toward performance-based compensation in the belief that this compensation structure would best focus Mr. Marcus on achieving the Company’s strategic and business objectives. To achieve this result, and to ensure that Mr. Marcus would actively focus on the Company’s long term strategic and business objectives, his 2011 TDC increase was principally driven by higher short-term and long-term incentive targets ($2.4 million of the $2.5 million TDC increase). In light of the importance of retaining Mr. Marcus as President and Chief Operating Officer of the Company, in May 2011, the Company and Mr. Marcus entered into an employment agreement, among other things, to extend the term of Mr. Marcus’s service as the Company’s President and Chief Operating Officer for an additional year through December 31, 2013. See “—Employment Agreements—Robert D. Marcus.”

Ms. Esteves.    Ms. Esteves joined the Company as Executive Vice President and Chief Financial Officer in July 2011. In determining the appropriate compensation for Ms. Esteves, the Compensation Committee considered compensation for chief financial officers at the Primary Peer Group, Secondary Peer Group and general survey data and the Company’s desire to attract and retain an executive of Ms. Esteves’s stature, experience and reputation. The Compensation Committee established the following TDC for Ms. Esteves: (a) an annual base salary of $800,000; (b) an annual discretionary cash bonus with a target amount of $1.2 million (prorated for a partial year) and (c) LTI with a target value of $3.0 million. In light of the timing of the effective date of Ms. Esteves’s employment, she did not receive a regular LTI award in 2011.

Irene M. Esteves

2011

Target Direct Compensation

$5,000

In setting Ms. Esteves’s compensation, the Compensation Committee noted that Ms. Esteves’s TDC was below the median for chief financial officers in the Primary Peer Group and that performance-based compensation represented 84% of her TDC.

In addition to the compensation set out above, the Company agreed to provide Ms. Esteves with compensation to induce her to join the Company and primarily to offset forfeited compensation from her prior employer such that joining the Company would have an economically neutral impact. The Company agreed to provide Ms. Esteves with the following special compensation: (a) a July 2011 cash payment of $600,000; (b) an August 2011 cash payment of $220,000; (c) $240,000 to be paid in August 2012; and (d) a special time-based RSU grant valued at approximately $3,725,000 at the time of grant, 75% of which will vest on the second anniversary of the grant date and 25% of which will vest on the third anniversary of the grant date, in each case, subject to her continued employment by the Company on the applicable payment and vesting dates and the other terms of the award agreement. See “—Employment Agreements—Irene M. Esteves.”

Other Named Executive Officers. The following table sets out the 2011 base salary and target short-term cash and long-term equity incentive compensation, effective in February 2011 (along with the same information for 2010), for each of the other named executive officers.

Other Named Executive Officers

Changes in Target Direct Compensation

2011 Compared to 2010

($ in thousands)

	Base Salary		Target Annual Bonus		Target LTI		Target Direct Compensation		TDC Change
Executive Officer	2011	2010	2011	2010	2011	2010	2011	2010
Michael LaJoie	$625	$600	$625	$600	$1,094	$1,050	$2,344	$2,250	4%
Marc Lawrence-Apfelbaum	$620	$600	$600	$600	$1,280	$1,050	$2,500	$2,250	11%
Carl U.J. Rossetti	$535	$515	$535	$515	$856	$824	$1,926	$1,854	4%

In February 2011, the Compensation Committee reviewed 2011 compensation for Messrs. LaJoie, Lawrence-Apfelbaum and Rossetti and increased each executive’s TDC to reflect market compensation practices. In setting compensation for these executives, the Compensation Committee noted that each of their 2011 TDC was below the median of the most comparable positions within the Primary Peer Group. In the course of that review, the Compensation Committee increased the target LTI for Mr. Lawrence-Apfelbaum to weight his compensation a bit more heavily toward long-term compensation in light of competitive comparisons and the importance of retaining him in his position. The Compensation Committee also determined that it was appropriate to continue to weight all of the executives’ compensation most heavily toward performance-based compensation since the Company believes that such compensation focuses the executive on achieving the Company’s strategic and business objectives. During 2011, each of them had TDC that was 72% to 75% performance-based.

The Company believes that its compensation philosophy and key principles, and the other factors noted above, were properly reflected in the 2011 target and actual compensation for each named executive officer, including base salary, short-term and long-term incentives, and the mix of compensation elements. As noted above, the TDC for each of the named executive officers is generally below or consistent with compensation for the most comparable executive positions within the Primary Peer Group.

The Role of Competitive Comparisons

The Compensation Committee reviewed information about compensation practices and values from two groups of companies to assist it in establishing 2011 compensation levels and practices for the named executive officers. These groups include other cable and media companies as well as other comparable public companies. The Compensation Committee used this data to assist it in evaluating general competitiveness and comparability of compensation design, mix and levels but does not target any particular pay range within the data sets in setting compensation. Information on the Primary and Secondary Peer Groups are presented in the table below.

		Primary Peer Group(1)		Secondary Peer Group(2)
Role in Compensation Analysis	•	Data from the Primary Peer Group are the Compensation Committee’s main reference point in determining the value of compensation provided to comparably situated individuals at peer companies	•	The Secondary Peer Group provides an additional reference point in the Compensation Committee’s compensation deliberations
Characteristics	•	15 public companies	•	17 public companies
	•	Media and communications industries	•	Broader industry environment
	•	Median annual revenues consistent with the Company’s revenues	•	Annual revenues between 50% and 200% of the Company’s revenues, and median revenues consistent with the Company’s
	•	Principal competitors for available executive talent(3)
			•	Objective, mechanical selection methodology based on size
Composition	•	AT&T Inc.	•	Amgen Inc.
	•	Cablevision Systems Corporation	•	Dominion Resources, Inc.
	•	CBS Corporation	•	Eli Lilly & Company
	•	Charter Communications Inc.	•	EMC Corporation
	•	Comcast Corporation	•	Exelon Corporation
	•	DIRECTV	•	Freeport-McMoRan Copper & Gold Inc.(2)
	•	DISH Network Corporation	•	General Mills, Inc.
	•	Liberty Media Corporation	•	Google Inc.
	•	News Corporation	•	Kimberly-Clark Corporation
	•	QWEST Communications International, Inc.(4)	•	Medtronic, Inc.
			•	Occidental Petroleum Corporation(2)
	•	Sprint Nextel Corporation	•	Raytheon Company
	•	The Walt Disney Company	•	Textron Inc.
	•	Time Warner Inc.	•	The Southern Company
	•	Verizon Communications, Inc.	•	Union Pacific Corporation
	•	Viacom Inc.	•	Waste Management, Inc.
			•	Xerox Corporation

(1)	This Primary Peer Group has been used since 2009, with the addition of Time Warner Inc. following the Separation in March 2009. Under previously established guidelines, the Compensation Committee reviewed the Primary Peer Group in 2010 and confirmed its continued use in reviewing 2011 compensation. The group’s 2010 median annual revenues of $24 billion were consistent with the Company’s 2010 annual revenues. However, the Primary Peer Group was selected primarily based on the Company’s beliefs regarding its competitors for executive talent, not based on the companies’ size relative to the Company.

(2)	In 2008, the Compensation Committee established criteria and processes for selecting and reviewing the appropriate companies for inclusion in the Secondary Peer Group so that it represents companies from a broad range of industries (effectively all industries except financial services, healthcare and those covered by the Primary Peer Group) with annual revenues between 50% and 200% of the Company’s annual revenues ($7.5 billion to $32.5 billion when the criteria were established) and median annual revenues generally consistent with the Company’s. The Compensation Committee expected to use this Secondary Peer Group for compensation determinations for 2009 through 2011. During 2011, consistent with its established process, the Compensation Committee conducted its triennial review of its Secondary Peer Group to reconstitute it for compensation determinations for 2012 through 2014 using the established criteria, and, among other changes, eliminated Occidental Petroleum Corporation and Freeport-McMoRan Copper & Gold Inc.

(3)	To assist the Committee in selecting and validating the Primary Peer Group members, two analyses were undertaken in initially establishing the Group: (i) a “peer of peers” analysis to review which companies and industry groups include the Company as a peer in their respective peer group and (ii) an internal review of the companies and industry groups to which the Company lost executive talent or from which the Company sourced executive talent in recent years.

(4)	In April 2011, after the 2011 target compensation determinations were made, QWEST Communications International, Inc. merged with CenturyLink, Inc.

Market Surveys.    In addition to the Peer Groups, Management (as defined below) and the Compensation Committee considered, as a general reference, market compensation survey data available through a number of nationally-recognized compensation consulting firms. This data covers companies roughly comparable in size (median annual revenues of approximately $16 billion) to the Company from a broad range of industries, including the cable/satellite, telecommunications and media industries.

2011 Short-Term Incentive Program—Annual Cash Awards

The Company’s short-term cash incentive payments to the named executive officers for 2011 were based on the Company’s financial performance results under the 2011 Time Warner Cable Incentive Plan (the “2011 TWCIP”), which also served as the annual cash bonus plan for all other bonus-eligible Company employees.

2011 TWCIP Financial Goals and Results.    As in 2010, Management proposed the use of three metrics to determine 2011 Company financial performance for the named executive officers. To focus executives on both “top line” and “bottom line” results as well as the Company’s growth opportunities, the Compensation Committee adopted the following metrics with the same weighting used for 2010: (i) Operating income (loss) before depreciation of tangible assets and amortization of intangible assets (“OIBDA” and, after certain mandatory adjustments, “OIBDA (as adjusted)”) less capital expenditures (75% weighting), (ii) business services revenues (i.e., revenues from sales of the Company’s products and services to businesses) (12.5% weighting) and (iii) Company-wide revenues (12.5% weighting). The Company’s performance against these financial goals accounted for, in aggregate, 100% of the 2011 TWCIP calculation for these executives.

In adopting Management’s proposal for the 2011 TWCIP, the Compensation Committee believed that OIBDA (as adjusted) less capital expenditures would be an important indicator of the operational strength and performance of the Company’s business in 2011, including the ability to provide cash flows to service debt, pay dividends, repurchase shares and prudently invest in new growth opportunities. This metric also captures the Company’s ability to adjust expenses and capital spending as necessary to ensure its financial health in challenging economic environments and is a key metric used by investors, analysts and others in evaluating the Company’s performance. At the same time, the Compensation Committee believed that it was appropriate to continue to establish a total revenue target to encourage across-the-board growth in the face of strong competition and a business services revenue target in light of the importance of building the Company’s business services operations as its residential product lines continue to mature.

The following financial threshold and maximum goals were established based upon a review of the prior year’s results in these areas, the Company’s 2011 budget and other factors.

2011 TWCIP Performance Criteria

for Executive Officers

		2011 Performance Criteria
2011 Company Performance Financial Metrics	Percentage Allocation	Threshold (50% of target)	Maximum (175% of target)
		(in millions)
OIBDA (as adjusted) less capital expenditures	75.0%	$4,000	$4,525
Total revenues	12.5%	19,275	20,225
Business services revenues	12.5%	1,220	1,470

Total	100.0%

The Compensation Committee determined that each threshold goal set an appropriate level of performance to earn an annual bonus award. If the Company failed to meet a threshold level of financial performance for a given metric, no bonus payment would be made with respect to that financial performance component. Similarly, the maximum goals were considered to present very significant challenges and were not likely to be attained. As a result, if a 2011 financial metric exceeded its maximum goal, the Company financial performance “score” with respect to that metric would be 175%.

If the Company’s result for a 2011 financial metric was above the threshold but below the maximum goal, the Compensation Committee would determine the financial performance score for that metric in its discretion, but using as its starting point the “straight line interpolation” of the Company’s performance against the threshold and maximum goals. For example, if the Company’s results were exactly at the midpoint between the threshold and maximum goals for that metric, the straight line interpolation would be 112.5%, the midpoint between 50% and 175%. In no event would the Compensation Committee be able to assign a score outside of the 50% and 175% parameters established by the 2011 TWCIP. The payouts under the 2011 TWCIP were also capped so that no participant could receive a payout of more than 150% of his or her target annual bonus.

2011 TWCIP Determination.    In early 2012, the Compensation Committee reviewed the Company’s 2011 OIBDA (as adjusted) less capital expenditures for 2011 TWCIP purposes as well as the Company’s revenues and business services revenues. As mandated by the terms of the 2011 TWCIP, reported OIBDA less capital expenditures was adjusted to reflect identified items, such as accounting changes, and other items that affect reported OIBDA and capital expenditures but that are beyond the control of management or otherwise not indicative of management’s performance. For 2011, these mandatory adjustments had the net impact of increasing OIBDA less capital expenditures for compensation purposes by $125 million in aggregate.

The Company’s 2011 total revenues, business services revenues and OIBDA (as adjusted) less capital expenditures for 2011 TWCIP purposes of $19.568 billion, $1.374 billion (in each case, excluding revenues related to 2011 acquired entities) and $4.284 billion, respectively, each exceeded the threshold goal but was below the maximum goal, and represented growth over 2010. The Compensation Committee noted the straight-line interpolation between each set of threshold and maximum target levels and used these interpolations as the starting point for its final determination of performance for 2011 TWCIP purposes.

Pursuant to the 2011 TWCIP, in evaluating performance, the Compensation Committee considered, among other factors:

•	the quality of the Company’s 2011 financial performance;

•	the Company’s performance relative to its budget;

•	the Company’s growth from its 2010 results;

•	the Company’s performance relative to that of other cable operators;

•	Management’s recommendation for the Company financial performance score; and

•	the external business environment and market conditions.

After deliberation, the Compensation Committee determined that the interpolated scores set out below appropriately reflected the Company’s performance under the 2011 TWCIP and were consistent with the goals and expectations of the Compensation Committee in setting the 2011 TWCIP goals. This determination, which resulted in a weighted average Company performance score of 115.38%, reflected the Compensation Committee’s positive view of the Company’s accomplishments during the year (as outlined above under “The Company’s Performance”) in a difficult economic and competitive environment.

2011 Company Performance Financial Metrics	2011 Results	Threshold/ Maximum Interpolation	Final TWCIP Score
	(in millions)
OIBDA (as adjusted) less capital expenditures	$4,284	118%	118%
Total revenues	19,568	89%	89%
Business services revenues	1,374	126%	126%

In recent years, the Compensation Committee has also considered the straight line interpolation of the results as compared with the relevant TWCIP’s threshold and maximum results as a starting point in assessing Company performance under the TWCIP. In some years, in light of various considerations, the Committee reduced the Company performance score below the interpolated level in making its final determination.

Year	Threshold/ Maximum Interpolation	Final TWCIP Score
2010	133%	133%
2009	133%	125%
2008	119%	95%

2011 Annual Bonus Payments and the 162(m) Bonus Plan.    In order to ensure that the short-term incentive awards are deductible under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), additional conditions and limitations on awards are imposed under the Time Warner Cable Inc. 2007 Annual Bonus Plan (the “162(m) Bonus Plan”). The Company’s stockholders approved the 162(m) Bonus Plan for the named executive officers in May 2007. Pursuant to the 162(m) Bonus Plan, a subcommittee of the Compensation Committee, whose members are “outside directors” as defined in Section 162(m) (the “Subcommittee”), established objective performance criteria for 2011 that determined the maximum bonus pool from which the named executive officers’ bonuses can be paid and a maximum allocation for each named executive officer. Under the objective criteria established by the Subcommittee, an aggregate 2011 maximum bonus pool was established equal to 7.5% of the amount by which the Company’s 2011 OIBDA (as adjusted) of $7.191 billion exceeded $6.4 billion. Each annual bonus was subject in all cases to a 162(m) Bonus Plan cap equal to the lesser of 200% of the officer’s target short-term incentive compensation and $10 million, in addition to the TWCIP maximum bonus of 150% of the individual’s target annual bonus.

In awarding 2011 bonuses to each named executive officer, the Subcommittee exercised its discretion to reduce the maximum amount available for each executive officer under the 162(m) Bonus Plan’s pool. The basis for this exercise of negative discretion was the Company’s performance score under the 2011 TWCIP as described above. The table below indicates the final 2011 annual bonus paid to each named executive officer.

			162(m) Bonus Plan
Executive Officer	2011 Actual Short-Term Incentive Award	2011 Target Short-Term Incentive Award	Percent of Pool	Maximum Award (200% of Target Award)
Glenn A. Britt	$7,210,938	$6,250,000	35%	$10,000,000	(1)
Robert D. Marcus	2,884,375	2,500,000	12%	5,000,000
Irene M. Esteves(2)	692,250	600,000	10%	2,400,000
Michael LaJoie	716,286	620,833	4%	1,241,666
Marc Lawrence-Apfelbaum	692,250	600,000	4%	1,200,000
Carl U.J. Rossetti	613,410	531,667	4%	1,063,334
Other executive officers and unallocated amounts			31%

(1)	Bonuses under the 162(m) Bonus Plan are subject to a cap equal to the lesser of 200% of target annual bonus and $10 million.

(2)	Prorated to reflect the date Ms. Esteves joined the Company.

2011 Long-Term Incentive Program—Equity-Based Awards

The Company’s 2011 LTI program consisted of a combination of RSUs and stock options awarded under the Company’s then effective equity incentive plan (the “Stock Plan”). Starting in 2011, 60% of the target value of the executive officers’ LTI awards, including all awards of RSUs, were subject to “performance-based” vesting conditions.

2011 Target Long-Term Incentive Mix.    Executives with a high level of strategic impact on the Company’s success receive a greater relative proportion of their LTI compensation in the form of stock options (as compared with RSUs) than other employees. The Company and the Compensation Committee believe this is appropriate because the ultimate value of stock options is more stock performance-dependent than RSUs. Under the 2011 LTI program (like the programs since 2008), the Company’s executive officers, including the named executive officers other than Ms. Esteves (who joined the Company in July 2011), received their annual LTI compensation 60% in the form of stock options and 40% in the form of RSUs, some of which were subject to an additional financial performance vesting condition.

2011 Equity Awards—Determinations.    The number of stock options awarded to each named executive officer was determined by reference to the target stock option value for such executive and the Black-Scholes valuation for the Company’s stock options using the average closing stock price over a ten-day period selected in advance by the Compensation Committee. The number of RSUs awarded to each named executive officer was determined by reference to the target RSU value for such executive and the average closing price of the Company’s Common Stock over the same ten-day period.

2011 Equity Awards—Performance-Based Conditions and other Terms.    In developing the 2011 LTI program, the Compensation Committee elected to include equity awards that would be forfeited unless the Company satisfied specified performance goals. Other than Ms. Esteves, who received a special time-based RSU grant when she joined the Company to offset forfeited compensation from her former employer, each executive officer received 60% of his or her LTI (including all RSU grants) in the form of grants with performance-based vesting conditions. The Company expects to continue this practice in 2012 and beyond. The Compensation Committee established a one-year measurement period for the performance-based vesting condition and determined that the 2011 LTI awards should have the same performance threshold (OIBDA (as adjusted) less capital expenditures of $4.0 billion) as was used under the 2011 TWCIP. The Compensation Committee considered this one-year additional performance threshold applied to 60% of the target value of the awards (all of the RSUs and one-third of the stock options) appropriate in light of general market practice, the inherent performance aspects of equity awards and the types of vehicles and mix used by its peer groups. In conjunction with the determination of the performance score under the 2011 TWCIP, in early 2012, the Compensation Committee certified the satisfaction of the one-year performance condition.

The 2011 annual LTI awards were made on February 17, 2011. The stock options were granted with an exercise price equal to the closing price of the Company’s Common Stock on the grant date. Subject to the Company satisfying the financial performance conditions discussed above, the stock options vest in four equal installments on each of the first four anniversaries of the date of grant and have a ten-year term from the date of grant and the RSUs vest in two equal installments on the third and fourth anniversaries of the date of grant. The Company and the Compensation Committee believe that the multi-year vesting schedules for stock options and RSUs encourage executive retention and emphasize a longer-term perspective. The stock options and RSUs provide for accelerated vesting upon a termination of employment after reaching a specified age and years of service and upon certain involuntary terminations of employment.

Ownership and Retention Requirements; Hedging Policy

Beginning in 2011, the Company adopted stock ownership requirements that, following a five-year phase-in period, require that covered officers hold stock (including in the form of unvested RSUs (other than those then subject to satisfaction of performance criteria)) in an amount equal to or exceeding a multiple of their annual base salary. Although not yet applicable because of a phase-in period, as of January 31, 2012, each of the named executive officers would have met his or her ownership requirement.

Title	Stock Ownership Requirement Multiple of Annual Base Salary
Chief Executive Officer	6.0X
Chief Operating Officer	3.5X
Chief Financial Officer	3.5X
Other Executive Officers (and Executive Vice Presidents)	2.0X

Under the ownership requirements, the Company will review covered officers’ compliance on January 31 of each calendar year. If an officer is not in compliance with the requirement within a five-year phase-in period (January 31, 2016 for all executive officers other than Ms. Esteves), he or she will be required to retain at least 50% of any stock received upon exercise of stock options or vesting of RSUs (after shares used to cover exercise costs, taxes, etc.). Prior to the full implementation of the requirements, the executive officers must obtain consent from the Chief Executive Officer if a sale of Common Stock would cause the executive to no longer satisfy the ownership requirement. The Compensation Committee will also consider the executive officers’ compliance with the ownership and retention requirements in determining compensation.

Under the Company’s securities trading policies, executive officers and directors of the Company may not engage in hedging strategies using puts, calls, straddles, collars or other similar instruments involving the Company’s securities, except under very limited circumstances with the Company’s approval.

Positive Relationship between Total Stockholder Return and Compensation

The Company believes that its executive compensation program maintains a strong relationship between pay and performance. To evaluate the link between executive compensation and performance, some stockholders and their advisors focus on the relationship between a company’s total stockholder return (“TSR”) and its chief executive officer’s and named executive officers’ compensation. Under one approach, such stockholders compare the percentile ranking of the company’s TSR (relative to a peer group) with the percentile ranking of the company’s executive compensation levels (relative to the same peer group). Each of these relative rankings is based on TSR and annual compensation over the most recent one- and three-year periods, weighted 40% and 60% respectively.

For the convenience of stockholders interested in this analysis, the Company has prepared the following chart, which illustrates that the Company enjoys a positive relative relationship between TSR and executive compensation. Specifically, relative to its Primary Peer Group, the Company’s one- and three-year weighted TSR ranked at the 56th percentile, while Mr. Britt’s compensation ranked at only the 35th percentile and the named executive officers’ compensation (including Mr. Britt) ranked at the 22nd percentile relative to the most recent compensation information available for the chief executive officers and named executive officers at the Primary Peer Group companies as of March 22, 2012, as calculated in the manner described in the note to the table below.

Note: The compensation information for the Company’s named executive officers is based on the total compensation reported in the Summary Compensation Table, below. Information for the compensation paid to the named executive officers at the Primary Peer Group companies is based on the most recent proxy statement for such companies. TSR and compensation is, in each case, calculated over a one- and three-year period (weighted 40% and 60%, respectively).

Another emerging practice in evaluating the absolute relationship between pay and performance is to compare a company’s annual percentage change in TSR over a five-year period to the annual percentage change in total compensation awarded to its chief executive officer over the same period (weighted to apply slightly more emphasis to recent experience). A positive relationship indicates that TSR has increased at a faster rate than compensation over that period; a negative relationship indicates that compensation has increased faster than TSR. For the period from January 1, 2008 (the first full year that the Common Stock was publicly traded) through December 31, 2011, the Company had a positive TSR-to-compensation change rate of 19%, indicating that the Company’s TSR increased at a rate faster than its chief executive officer’s compensation.

Oversight and Authority for Executive Compensation

Under its charter, the Compensation Committee has authority and oversight over all elements of the Company’s executive compensation program, including:

•	salaries;

•	short-term incentives;

•	long-term incentives, including equity-based awards;

•	employment agreements for the named executive officers, including any change of control or severance provisions or personal benefits set forth in those agreements;

•	severance and change of control arrangements, if any, for the named executive officers that are not part of their employment agreements; and

•	employee benefits and perquisites.

The Compensation Committee’s charter states that in determining compensation levels for each named executive officer, the Compensation Committee should consider, among other factors, the Company’s overall performance, stockholder return, the achievement of specific performance objectives established by the Compensation Committee on an annual basis, compensation previously provided to the executive, the value of compensation provided to individuals in similar positions at peer companies and the Company’s general compensation policy.

Role of Management and Compensation Consultants

Although the Compensation Committee has authority and oversight over compensation for the named executive officers, members of management, including Glenn A. Britt, Chairman and Chief Executive Officer; Paul Gilles, Senior Vice President, Compensation, Human Capital and HR Mergers and Acquisitions; Robert D. Marcus, President and Chief Operating Officer; and Tomas Mathews, Executive Vice President, Human Resources (collectively, “Management”), provide recommendations for the Compensation Committee’s consideration (other than with respect to the Company’s Chairman and CEO). Management also provides ongoing assistance to the Compensation Committee with respect to its review of the effectiveness of the Company’s executive compensation programs. The Company also, from time to time, engages consulting firms (independent of those engaged by the Compensation Committee) to assist Management in evaluating the Company’s executive compensation policies and practices.

During 2011, the Compensation Committee retained ClearBridge Compensation Group (“ClearBridge”) as its sole compensation advisor. The Company paid ClearBridge an annual retainer, plus additional amounts for special projects that the Compensation Committee requested. In connection with the retention, the Compensation Committee determined that ClearBridge had the necessary experience, skill and independence to advise the Committee. The Compensation Committee plans to review its determination annually.

During 2011, ClearBridge reported directly to the Compensation Committee, providing assistance and advice to it in carrying out its principal responsibilities. ClearBridge also assisted the Compensation Committee and Nominating and Governance Committee in connection with their review of non-employee director compensation. The Compensation Committee consulted with ClearBridge with respect to all significant 2011 compensation decisions and determinations. In this advisory role, ClearBridge attended and participated in all Compensation Committee meetings, including executive sessions when appropriate. In connection with ClearBridge’s role as advisor to the Compensation Committee, Management from time to time seeks input from ClearBridge about compensation proposals it is considering for presentation to the Compensation Committee. ClearBridge does not provide services to the Company other than under its engagement by the Compensation Committee related to executive compensation or in connection with the review of non-employee director compensation.

The Use of Pay Tallies

The Compensation Committee periodically reviews “pay tallies” for the named executive officers (i.e., analyses of the executives’ annual pay and long-term compensation with potential severance payments under various termination scenarios, including involuntary termination scenarios, pursuant to the negotiated employment agreements) to help ensure that the design of the compensation program is consistent with the Company’s compensation philosophy and key principles, and that the amount of compensation is within appropriate competitive parameters.

Based on the Compensation Committee’s review of 2011 pay tallies, the Compensation Committee has concluded that the total compensation of the named executive officers (and, in the case of involuntary termination or change-in-control scenarios, potential payouts) continues to be appropriate in light of the Company’s compensation philosophy and guiding principles, and is consistent with relevant competitive marketplace data.

Risk Assessment

During 2011, the Compensation Committee conducted a risk assessment of the named executive officers’ compensation. As part of the risk assessment, the Compensation Committee reviewed the key design features of the Company’s 2011 incentive programs, the nature of the risks that these features might give rise to and certain mitigating factors.

The Compensation Committee concluded that the Company’s executive incentive programs do not incentivize excessive risk-taking or inappropriate conservatism in behavior and decision-making. Among the factors giving rise to the Compensation Committee’s determination were the following:

•	The Company’s compensation programs for the named executive officers provide a balanced mix of cash and equity, stock options and RSUs, and annual and longer-term incentives.

•

Short-term incentives are designed to require the Company to reach “stretch” (but not unrealistic) targets and provide for a range of potential payout levels depending on performance above a threshold level.

•	Maximum annual bonus payout levels are limited to 150% of target annual bonus.

•

The Compensation Committee has discretion in determining payouts under the Company’s annual cash bonus plans and can use its discretion to ensure that neither excessive risk-taking nor inappropriate conservatism in decision-making is rewarded.

Perquisites

The Company provides a limited number of perquisites to the named executive officers. Where provided, the Company believes these perquisites facilitate the operation of its business, allow named executive officers to better focus their time, attention and capabilities on their Company activities, address safety and security concerns, and assist the Company in recruiting and retaining key executives.

The Company’s perquisites for its named executive officers in 2011 included, in the case of Mr. Britt, a Company-provided car and specially-trained driver in light of security concerns. All the named executive officers were also eligible for reimbursement for certain financial services (e.g., tax and estate planning). At the request of the Company’s Board, Mr. Britt uses Company-owned or leased aircraft for business and personal travel under most circumstances. With CEO approval, the Company’s other executive officers (including their family members) are permitted to join an otherwise scheduled business-purpose Company flight for personal purposes. The Company imputes income to executive officers who make personal use of Company aircraft as and when required under applicable tax rules. The perquisites provided to the named executive officers are noted in the Summary Compensation Table, below.

Benefits

The Company maintains defined benefit and defined contribution retirement programs for its employees in which the Company’s named executive officers participate, subject to satisfaction of eligibility requirements. The objective of these programs is to help provide financial security into retirement, reward and motivate tenure and recruit and retain talent in a competitive market. In addition to the Company’s tax-qualified defined benefit plan, the Company maintains a nonqualified defined benefit plan in which the named executive officers participate. The tax-qualified defined benefit plan has a maximum compensation limit and a maximum annual benefit imposed by the tax laws, which limit the benefit under the plan for certain participants. In order to provide retirement benefits commensurate with salary levels, the nonqualified defined benefit plan provides benefits to key salaried employees, including the named executive officers, using the same formula for calculating benefits as is used under the tax-qualified defined benefit plan but taking into account compensation in excess of the compensation limitations for the tax-qualified defined benefit plan up to a cap of $350,000 per year and determined without regard to the maximum annual benefit under the tax-qualified plan. See “—Pension Plans.”

The Company sponsors other nonqualified deferred compensation plans to which contributions by the Company or employees are no longer permitted. See “—Nonqualified Deferred Compensation.”

The Role of Employment Agreements

Each of the named executive officers is employed pursuant to a multi-year employment agreement that reflects the individual negotiations with the relevant named executive officer. The Company has long used such agreements to foster retention, to be competitive and to protect the business with restrictive covenants, such as non-competition, non-solicitation and confidentiality provisions, and, in some cases, “clawback” rights (i.e., rights to recover compensation paid to an executive if the Company subsequently determines that the compensation was not properly earned). The employment agreements provide for severance pay in the event of the involuntary termination of the executive’s employment without cause, which serves as consideration for the restrictive covenants, provides financial security to the executive, and allows the executive to remain focused on the Company’s interests at all times.

The employment agreement for each named executive officer is described in detail in this Proxy Statement under “—Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.”

The Role of Stockholder Advisory Vote on Executive Compensation

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At the Company’s annual meeting of stockholders in May 2011, 89% of the votes cast on the say-on-pay proposal were voted in favor of management’s proposal. The Compensation Committee believes that this vote indicates stockholders’ support of the Company’s approach to executive compensation, and did not change its approach in 2011 or 2012 in light of these results and its continued belief that the Company’s executive compensation program reflects its philosophy and goals. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposal when making future compensation decisions for the named executive officers.

Tax Deductibility of Compensation

Section 162(m) generally disallows a tax deduction to public corporations for compensation in excess of $1 million in any one year with respect to each of its Chief Executive Officer and three most highly paid executive officers (other than the Chief Financial Officer) with the exception of compensation that qualifies as performance-based compensation. The Compensation Committee considers Section 162(m) implications in making compensation recommendations and in designing compensation programs for the executives. In this regard, the 162(m) Bonus Plan and the Stock Plans were submitted to and approved by stockholders so that compensation paid under those plans may qualify as performance-based compensation under Section 162(m). However, the Compensation Committee retains the discretion to pay compensation that is not deductible when it determines that to be in the best interests of the Company and its stockholders. For 2011, the Company believes that the salary and cash bonuses paid to the named executive officers subject to Section 162(m) will be deductible, except for Mr. Britt’s annual salary to the extent it exceeded $1 million. RSUs that vested in 2011 are not considered performance-based for tax purposes and will be subject to the deduction limitations of Section 162(m). However, in 2011, the Company granted RSUs with performance-based vesting criteria to the named executive officers. When these RSUs vest (scheduled to occur in 2014 and 2015), the Company believes they will be exempt from the deduction limitations of Section 162(m).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K (by reference).

Members of the Compensation Committee

Peter R. Haje (Chair)	Thomas H. Castro
Carole Black	N.J. Nicholas, Jr.

Summary Compensation Table

The following table presents information concerning total compensation paid to the Company’s Chief Executive Officer, Chief Financial Officers who served in such capacity during 2011 and each of its three other most highly compensated executive officers who served in such capacities on December 31, 2011 (collectively, the “named executive officers”). Additional information regarding salary, incentive compensation and other components of the named executive officers’ total compensation is provided under “—Compensation Discussion and Analysis.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Glenn A. Britt(6)	2011	$1,250,000	$—	$3,177,333	$4,244,191	$7,210,938	$111,910	$439,456	$16,433,828
Chairman and Chief	2010	1,250,000	—	3,053,449	4,395,270	8,306,250	120,480	296,880	17,422,329
Executive Officer	2009	1,000,000	—	2,324,387	5,923,289	6,250,000	177,092	264,621	15,939,389
Robert D. Marcus(7)	2011	$1,000,000	$—	$1,906,371	$2,473,045	$2,884,375	$82,350	$33,435	$8,379,576
President and Chief	2010	904,932	—	1,262,123	1,742,950	2,059,040	43,130	31,239	6,043,414
Operating Officer	2009	800,000	—	697,338	1,126,614	1,750,000	34,790	24,447	4,433,189
Irene M. Esteves(8)	2011	$366,667	$820,000	$3,502,682	$—	$692,250	$—	$468,993	$5,850,592
Executive Vice President and Chief Financial Officer
Michael LaJoie	2011	$620,833	$—	$463,354	$601,108	$716,286	$156,870	$17,386	$2,575,837
Executive Vice	2010	589,725	—	427,480	590,361	585,591	94,790	17,045	2,304,992
President and Chief	2009	525,000	—	399,712	639,941	660,188	66,530	16,635	2,308,006
Technology Officer
Marc Lawrence-Apfelbaum	2011	$616,667	$—	$542,320	$724,362	$692,250	$175,380	$19,126	$2,770,105
Executive Vice	2010	593,150	—	427,480	590,361	786,325	103,780	18,485	2,519,581
President, General	2009	550,000	—	382,495	659,134	687,500	66,690	16,490	2,362,309
Counsel and Secretary
Carl U.J. Rossetti	2011	$531,667	$—	$362,700	$484,415	$613,410	$226,920	$25,971	$2,245,083
Executive Vice	2010	512,945	—	335,510	482,896	681,113	153,460	24,119	2,190,043
President and	2009	500,000	—	309,922	481,375	625,000	110,540	23,517	2,050,354
President, Time Warner Cable Ventures

(1)	Amounts set forth in the Stock Awards column represent the aggregate grant date fair value of RSU awards and RSU awards subject to performance-based vesting conditions (“PBUs”) granted by the Company in each year included in the table, each as computed in accordance with SEC rules. These amounts were calculated based on the closing sale price of the Common Stock on the NYSE on the date of grant and, in the case of PBUs, based on the probability that the performance targets would be achieved. See “—Outstanding Equity Awards.” For information about the assumptions used in these calculations, see Note 14 to the Company’s audited consolidated financial statements included in the 2011 Form 10-K. The amounts set forth in the Stock Awards column do not represent the actual value that may be realized by the named executive officers. See “—Grants of Plan-Based Awards.”

(2)	Amounts set forth in the Option Awards column represent the aggregate grant date fair value of stock option awards and stock option awards subject to performance-based vesting conditions (“PBOs”) with respect to Common Stock granted by the Company in each year included in the table, each as computed in accordance with SEC rules and, in the case of PBOs, based on the probability that the performance targets would be achieved. For information about the assumptions used in these calculations, see Notes 3 and 14 to the 2011 Form 10-K and footnote (2) to the table below entitled “Grants of Plan-Based Awards During 2011.” The actual value, if any, that may be realized by an executive officer from any stock option will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by an executive officer will be at or near the value estimated above. These amounts should not be used to predict stock performance. None of the stock options reflected in the table was awarded with tandem stock appreciation rights.

(3)	Amounts set forth in the Non-Equity Incentive Plan Compensation column for 2011 and earlier years represent amounts paid pursuant to the Company’s 162(m) Bonus Plan and TWCIP. For additional information regarding the Compensation Committee’s determinations with respect to annual bonus payments under the 162(m) Bonus Plan and 2011 TWCIP, see “—Compensation Discussion and Analysis—2011 Short-Term Incentive Program—Annual Cash Awards.”

(4)	These amounts represent the aggregate change in the actuarial present value of each named executive officer’s accumulated pension benefits under the Time Warner Cable Pension Plan, the Time Warner Cable Excess Benefit Pension Plan, the Time Warner Pension Plan and the Time Warner Excess Benefit Pension Plan, to the extent the named executive officer participates in these plans. See the Pension Benefits Table and “—Pension Plans” for additional information regarding these benefits. The named executive officers did not receive any above-market or preferential earnings on compensation deferred on a basis that is not tax qualified.

(5)	Amounts shown in the All Other Compensation column for 2011 include the following:

(a)  Pursuant to the TWC Savings Plan, a tax-qualified defined contribution plan available generally to TWC employees, for the 2011 plan year, each of the named executive officers deferred a portion of his or her annual compensation and the Company contributed $11,000 as a matching contribution on the amount deferred by each named executive officer, except for Ms. Esteves who was not yet eligible to receive a matching contribution.

(b)  The Company maintains a program of life and disability insurance generally available to all salaried employees on the same basis. This group term life insurance coverage was reduced to $50,000 for each of Messrs. Britt, Marcus and Lawrence-Apfelbaum who were each given a cash payment to cover the cost of specified coverage under a voluntary group program available to employees generally (“GUL insurance”). For 2011, this cash payment was $52,896 for Mr. Britt, $4,032 for Mr. Marcus and $8,126 for Mr. Lawrence-Apfelbaum. Messrs. LaJoie and Rossetti elected to receive group term life insurance available generally to employees as well as supplemental group term life insurance coverage provided by the Company and were taxed on the imputed income. For 2011, the Company paid $6,386 and $14,971 for Mr. LaJoie’s and Mr. Rossetti’s respective supplemental life insurance coverage. For a description of life insurance coverage for certain executive officers provided pursuant to the terms of their employment agreements, see “—Employment Agreements.”

(c)  The amounts of personal benefits for 2011 that exceed $10,000 in the aggregate are shown in this column and consist of the aggregate incremental cost to the Company as follows: (i) for Mr. Britt, reimbursement of fees for financial services of $29,165 and transportation-related benefits of $346,395 related to personal use of Company-owned aircraft ($339,779), and personal use of a Company-provided car and specially trained driver provided for security reasons (based on the cost of the car, the driver’s compensation, fuel and parking and the portion of usage that was personal); (ii) for Mr. Marcus, reimbursement of fees for financial services and the personal use of Company-owned aircraft; and (iii) for Ms. Esteves, reimbursement of fees for financial services, payments of $243,500 related to Ms. Esteves’s relocation to New York City in connection with joining the Company as Executive Vice President and Chief Financial Officer and a tax equalization benefit of $220,493 related to the relocation payments, each pursuant to the Company’s executive relocation arrangements. The Board has encouraged Mr. Britt to use corporate-owned or leased aircraft for security reasons. The incremental cost of such personal use is based on fuel, landing, repositioning and catering costs and crew travel expenses related to the personal use. Mr. Britt’s transportation-related benefits also include the incremental cost of his spouse accompanying him on certain business and personal trips on corporate aircraft. The incremental cost to the Company for the use of the aircraft under these circumstances is limited to catering and TWC’s portion of employment taxes attributable to the income imputed to Mr. Britt for tax purposes.

(6)	Mr. Britt became Chairman of the Board effective March 12, 2009 and continues to serve as Chief Executive Officer.

(7)	Mr. Marcus became President and Chief Operating Officer on December 14, 2010 having served as Senior Executive Vice President and Chief Financial Officer since January 1, 2008. He served as acting Chief Financial Officer from December 14, 2010 through July 14, 2011.

(8)	Ms. Esteves became Executive Vice President and Chief Financial Officer on July 15, 2011. In connection with joining the Company, Ms. Esteves received one-time cash payments aggregating $820,000 and an RSU award to compensate her for forfeited compensation from her prior employer. See “—Employment Agreements—Irene M. Esteves.”

Grants of Plan-Based Awards

The following table presents information with respect to each award of plan-based compensation to each named executive officer in 2011, including (a) annual cash awards under the 162(m) Bonus Plan and 2011 TWCIP, (b) awards of stock options to purchase Common Stock and RSUs granted under the Stock Plan that are subject to performance-based vesting conditions (“PBOs” and “PBUs,” respectively) and (c) awards of stock options to purchase Common Stock and RSUs granted under the Stock Plan with time-based vesting provisions.

GRANTS OF PLAN-BASED AWARDS DURING 2011

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards		Stock Awards: Number of Shares of Stock or Units(3)	Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards(4)	Grant Date Fair Value of Stock and Option Awards(2)(3)
Name		Threshold	Target	Maximum	PBO(2)	PBU(3)
Glenn A. Britt		$3,125,000	$6,250,000	$9,375,000
	2/17/2011				72,887			145,773	$72.05	$4,244,191
	2/17/2011					44,099				$3,177,333
Robert D. Marcus		$1,250,000	$2,500,000	$3,750,000
	2/17/2011				43,732			87,464	$72.05	$2,473,045
	2/17/2011					26,459				$1,906,371
Irene M. Esteves		$300,000	$600,000	$900,000
	8/1/2011						48,028			$3,502,682
Michael LaJoie		$310,417	$620,833	$931,250
	2/17/2011				10,630			21,259	$72.05	$601,108
	2/17/2011					6,431				$463,354
Marc Lawrence- Apfelbaum		$300,000	$600,000	$900,000
	2/17/2011				12,440			24,879	$72.05	$724,362
	2/17/2011					7,527				$542,320
Carl U.J. Rossetti		$265,833	$531,667	$797,500
	2/17/2011				8,319			16,638	$72.05	$484,415
	2/17/2011					5,034				$362,700

(1)	Reflects the threshold, target and maximum payout amounts under the 2011 TWCIP of non-equity incentive plan awards that were awarded in 2011 and were paid out in 2012 under the 162(m) Bonus Plan and 2011 TWCIP. The target payout amount for each named executive officer was established in accordance with the terms of the named executive officer’s employment agreement. Under the TWCIP, each maximum payout amount reflects 150% of the applicable target payout amount. For a discussion of 2011 TWCIP performance goals, see “—Compensation Discussion and Analysis.”

(2)	Reflects the number of shares of Common Stock underlying awards of stock options to purchase Common Stock and PBOs under the Company’s Stock Plans and the full grant date fair value of each award. For information about the assumptions used in these calculations, see Notes 3 and 14 to the 2011 Form 10-K, which, among other things, presents weighted-average assumptions on a combined basis for employees who meet the age and service requirements for retirement eligibility under the terms of the awards (“retirement eligible”) and those employees who are not retirement eligible. In 2011, the vesting of a portion of the stock option award to executive officers was subject to a performance-based vesting condition. The amounts provided in this table reflect specific assumptions for (a) Messrs. Britt, Lawrence-Apfelbaum and Rossetti who were retirement eligible at the time of the 2011 awards, and (b) the other named executive officers, who were not retirement eligible under the terms of the awards. Specifically, the amounts with respect to 2011 awards of stock options and PBOs for Messrs. Marcus and LaJoie were calculated using the Black-Scholes option pricing model, based on the following assumptions used in developing the grant valuations for awards: an expected volatility of 31.23%, calculated using a 75%-25% weighted average of implied volatilities of TWC traded options and the historical stock price volatility of a comparable peer group of publicly-traded companies; an expected term to exercise of 6.33 years from the date of grant; a risk-free interest rate of 2.79%; and a dividend yield of 2.66%. Because Messrs. Britt, Lawrence-Apfelbaum and Rossetti were retirement eligible, different assumptions were used in developing grant valuations for their 2011 awards: an expected volatility of 31.11%; an expected term to exercise of 6.80 years from the date of grant; a risk-free interest rate of 2.94%; and a dividend yield of 2.66%. See “—Outstanding Equity Awards” below. For a discussion of the performance goals applicable to the PBOs, see “—Compensation Discussion and Analysis.”

(3)	Reflects the number of shares of Common Stock underlying awards of RSUs and PBUs under the Stock Plans and the full grant date fair value of each award. See footnote (1) to the Summary Compensation Table for the assumptions used to determine the grant-date fair value of the stock awards. For a discussion of the performance goals applicable to the PBUs, see “—Compensation Discussion and Analysis.”

(4)	The exercise price for the awards of stock options under the Stock Plans was determined based on the closing sale price of Common Stock on the date of grant.

The stock options granted in 2011 shown in the table become exercisable, or vest, in installments of 25% on the anniversary of each grant date over a four-year period, assuming continued employment and, in the case of PBOs, subject to the satisfaction and certification of the applicable performance condition, and expire ten years from the grant date. In addition, holders of the stock options or PBOs do not receive dividends or dividend equivalents or have any voting rights with respect to the shares of Common Stock underlying the stock options. The satisfaction of the performance condition for continued vesting of the PBOs awarded in 2011 was certified in January 2012.

The awards of PBUs granted in 2011 vest in equal installments on each of the third and fourth anniversaries of the date of grant, subject to continued employment and the satisfaction and certification of the applicable performance condition. The RSUs awarded to Ms. Esteves in 2011 vest 75% on the second anniversary of the date of grant and 25% on the third anniversary of the grant date, subject to her continued employment and the other terms of the award agreement. Generally, holders of RSUs are entitled to receive dividend equivalents or retained distributions if and when regular cash dividends are paid on outstanding shares of Common Stock and at the same rate. In the case of PBUs, the receipt of dividend equivalents is subject to the satisfaction and certification of the applicable performance condition. The satisfaction of the performance condition for continued vesting of the PBUs awarded in 2011 was certified in January 2012. The awards of RSUs confer no voting rights on holders and are subject to restrictions on transfer and forfeiture prior to vesting. See “—Compensation Discussion and Analysis—2011 Long-Term Incentive Program—Equity-Based Awards.”

Outstanding Equity Awards

The following table provides information about the outstanding awards of options to purchase the Company’s Common Stock, including PBOs, and Time Warner Common Stock (awarded prior to 2007) and the aggregate TWC RSUs and PBUs held by each named executive officer on December 31, 2011. The satisfaction of the one-year performance-based condition related to the vesting of the PBOs and PBUs awarded in 2011 was certified in January 2012.

The information in this table reflects (1) antidilution adjustments to the stock option exercise prices of and number and kind of shares underlying (a) TWC stock options and RSUs, as applicable, as a result of the payment of the Special Dividend, the Reverse Stock Split and the Recapitalization and (b) Time Warner stock options as a result of Time Warner’s Spin-Off Dividend, one-for-three reverse stock split and spin-off distribution of its interest in AOL Inc. and (2) the forfeiture and vesting of Time Warner stock options and RSUs and the shortened exercise periods of certain Time Warner stock options as a result of the Separation.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

		Option Awards(1)					Stock Awards
Name	Date of Option Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Market Value of Unearned Units of Stock That Have Not Vested(3)
Glenn A. Britt
Time Warner Cable							201,691	$12,821,497	44,099	$2,803,373
	3/3/2008	52,542	72,376		$35.60	3/2/2018
	2/13/2009	95,014	190,031		23.48	2/12/2019
	8/3/2009	39,968	79,937		34.24	8/2/2019
	2/12/2010	96,983	290,949		45.15	2/11/2020
	2/17/2011	—	145,773	72,887	72.05	2/16/2021
Time Warner							—	$—	—	$—
	2/15/2002	48,144	—		55.36	2/14/2012
	2/13/2004	108,321	—		35.89	2/12/2014
	2/18/2005	113,136	—		37.32	3/12/2014
	3/3/2006	87,115	—		36.14	3/12/2014
Robert D. Marcus
Time Warner Cable							68,173	$4,333,757	26,459	$1,681,999
	4/2/2007	28,067	—		$47.95	4/1/2017
	3/3/2008	43,639	21,712		35.60	3/2/2018
	2/13/2009	—	57,009		23.48	2/12/2019
	5/11/2009	—	855		33.80	2/13/2013
	5/11/2009	—	1,697		33.80	2/12/2014
	5/11/2009	—	1,672		33.80	2/17/2015
	5/11/2009	—	2,572		33.80	3/2/2016
	5/11/2009	—	941		33.80	6/20/2016
	2/12/2010	40,086	120,259		45.15	2/11/2020
	2/17/2011	—	87,464	43,732	72.05	2/16/2021
Time Warner							—	$—	—	$—
	2/15/2002	60,631	—		55.36	2/14/2012
	2/14/2003	12,036	—		21.43	3/12/2012
	2/13/2004	36,108	—		35.89	3/12/2012
	2/18/2005	26,961	—		37.32	3/12/2012
	3/3/2006	34,374	—		36.14	3/12/2012
	6/21/2006	12,036	—		35.79	3/12/2012
Irene M. Esteves
Time Warner Cable							48,028	$3,053,140	—	$—

Michael LaJoie
Time Warner Cable							29,996	$1,906,845	6,431	$408,819
	4/2/2007	7,464	—		$47.95	4/1/2017
	3/3/2008	—	11,084		35.60	3/2/2018
	2/13/2009	—	29,098		23.48	2/12/2019
	2/12/2010	13,577	40,734		45.15	2/11/2020
	2/17/2011	—	21,259	10,630	72.05	2/16/2021
Marc Lawrence- Apfelbaum
Time Warner Cable							18,273	$1,161,615	7,527	$478,491
	4/2/2007	17,464	—		$47.95	4/1/2017
	3/3/2008	31,842	10,617		35.60	3/2/2018
	2/13/2009	—	27,872		23.48	2/12/2019
	5/11/2009	957	—		33.80	3/2/2016
	5/11/2009	2,271	—		33.80	3/2/2016
	2/12/2010	13,577	40,734		45.15	2/11/2020
	2/17/2011	—	24,879	12,440	72.05	2/16/2021
Carl U.J. Rossetti
Time Warner Cable							25,306	$1,608,703	5,034	$320,011
	3/3/2008	—	9,652		$35.60	3/2/2018
	2/13/2009	—	25,337		23.48	2/12/2019
	2/12/2010	4,155	31,966		45.15	2/11/2020
	2/17/2011	—	16,638	8,319	72.05	2/16/2021
Time Warner							—	$—	—	$—
	2/15/2002	60,179	—		55.36	2/14/2012
	2/13/2004	13,515	—		35.89	2/12/2014
	2/18/2005	24,553	—		37.32	3/12/2014
	3/3/2006	18,199	—		36.14	3/12/2014

(1)

The dates of grant of each named executive officer’s TWC and Time Warner stock options outstanding as of December 31, 2011 are set forth in the table, and the vesting dates for each TWC award can be determined based on the vesting schedules described in this footnote. Except as noted below, the awards of TWC and Time Warner stock options and PBOs, upon certification of the performance condition, become exercisable in installments of 25% on the first four anniversaries of the date of grant, assuming continued employment and subject to accelerated vesting upon the occurrence of certain events, including retirement, death or disability, as defined in the applicable award agreement. As a result of the Separation and pursuant to the terms of the award agreements and, in the case of each of Messrs. Britt and Marcus, the terms of his respective employment agreement, (a) the unvested portion of the 2006 award of Time Warner stock options held by Messrs. Britt, Marcus and Rossetti vested and (b) the option expiration dates for vested Time Warner stock options were shortened such that those held by (i) Mr. Marcus expire on the earlier of the original expiration date and March 12, 2012 (the third anniversary of the Separation) and (ii) Messrs. Britt and Rossetti expire on the earlier of the original expiration date and March 12, 2014 (the fifth anniversary of the Separation). On May 11, 2009, the Company granted stock options that were designed to offset the loss of economic value in Time Warner equity awards held by Company employees as a result of the Separation; as of December 31, 2011, (a) all of such options held by Mr. Marcus become exercisable three years after the Separation (March 12, 2012); (b) 957 of such stock options held by Mr. Lawrence-Apfelbaum vested and became exercisable on March 3, 2010 (the vesting date of the related forfeited Time Warner stock options); and (c) 2,271 of such options held by Mr. Lawrence-Apfelbaum vested on March 12, 2010 (the first anniversary of the Separation).

(2)	These columns present the number of shares of Common Stock represented by unvested RSU and PBU awards at December 31, 2011, excluding fractional RSUs resulting from the antidilution adjustment for the Reverse Stock Split and the Special Dividend RSUs (as defined below), the value of which will be paid in cash on the final vesting date of the related RSUs. The RSU awards, and PBUs, upon certification of the performance condition, vest equally on each of the third and fourth anniversaries of the date of grant, except for those shown for Ms. Esteves, which vest on the schedule shown below. The vesting schedules for the awards of RSUs and PBUs assume continued employment and are subject to accelerated vesting upon the occurrence of certain events, including retirement, as defined in the award agreement. Messrs. Britt, LaJoie, Lawrence-Apfelbaum and Rossetti are eligible for retirement and accelerated vesting, except with respect to Mr. LaJoie’s 2010 and 2011 awards. The one-year performance condition related to the vesting of PBUs awarded in 2011 was certified in January 2012. The vesting dates for the unvested RSU and PBU awards are as follows as of December 31, 2011:

	Number of TWC RSUs and PBUs That Have Not Vested	Date of Grant	Vesting Dates
Glenn A. Britt	38,690	3/3/2008	3/3/2012
	95,372	2/13/2009	2/13/2012 and 2/13/2013
	67,629	2/12/2010	2/12/2013 and 2/12/2014
	44,099	2/17/2011	2/17/2014 and 2/17/2015
Robert D. Marcus	11,607	3/3/2008	3/3/2012
	28,612	2/13/2009	2/13/2012 and 2/13/2013
	27,954	2/12/2010	2/12/2013 and 2/12/2014
	26,459	2/17/2011	2/17/2014 and 2/17/2015
Irene M. Esteves	36,021	8/1/2011	8/1/2013
	12,007	8/1/2011	8/1/2014
Michael LaJoie	5,925	3/3/2008	3/3/2012
	14,603	2/13/2009	2/13/2012 and 2/13/2013
	9,468	2/12/2010	2/12/2013 and 2/12/2014
	6,431	2/17/2011	2/17/2014 and 2/17/2015
Marc Lawrence-Apfelbaum	2,541	3/3/2008	3/3/2012
	6,264	2/13/2009	2/13/2012 and 2/13/2013
	9,468	2/12/2010	2/12/2013 and 2/12/2014
	7,527	2/17/2011	2/17/2014 and 2/17/2015
Carl U.J. Rossetti	5,159	3/3/2008	3/3/2012
	12,716	2/13/2009	2/13/2012 and 2/13/2013
	7,431	2/12/2010	2/12/2013 and 2/12/2014
	5,034	2/17/2011	2/17/2014 and 2/17/2015

In connection with the payment of the Special Dividend on March 12, 2009, under the Company’s award agreements, RSU holders were given the option of receiving additional RSUs (the “Special Dividend RSUs”) in lieu of receiving a retained cash distribution (the “Special Dividend retained cash distribution”) on their outstanding RSUs. They are paid in shares of Common Stock or cash, respectively, pursuant to the holder’s election, when the shares of Common Stock underlying the RSUs are distributed to the holder, subject to the terms of the underlying award. For Messrs. Britt, Marcus, LaJoie and Rossetti, each of whom elected to receive Special Dividend RSUs, the Special Dividend RSUs are included in the market value and the number of units in the table.

(3)	Calculated using the NYSE closing price on December 30, 2011, of $63.57 per share of Common Stock. Excludes the value (based on the Common Stock closing price on December 30, 2011) of the fractional RSUs resulting from the antidilution adjustment for the Reverse Stock Split and the Special Dividend RSUs, which will be paid in cash, as follows: $16 for Mr. Britt; $60 for Mr. Marcus; $69 for Mr. LaJoie; $84 for Mr. Lawrence-Apfelbaum; and $50 for Mr. Rossetti. Each of Messrs. Lawrence-Apfelbaum and Rossetti elected to receive the Special Dividend retained cash distribution related to some or all of his outstanding RSUs. The market value of Mr. Lawrence-Apfelbaum’s RSUs does not include the Special Dividend retained cash distribution remaining on December 31, 2011 aggregating $271,313, which will be paid in cash on the respective vesting dates of the underlying RSUs. Mr. Rossetti’s Special Dividend retained cash distribution has been fully distributed.

Option Exercises and Stock Vested

The following table sets forth as to each of the named executive officers information on exercises of TWC and Time Warner stock options and the vesting of RSU awards during 2011, including: (i) the number of shares of Common Stock and Time Warner Common Stock underlying options exercised during 2011; (ii) the aggregate dollar value realized upon exercise of such options; (iii) the number of shares of Common Stock received from the vesting of awards of RSUs during 2011; and (iv) the aggregate dollar value realized upon such vesting (based on the stock price of Common Stock on the vesting dates).

OPTION EXERCISES AND STOCK VESTED DURING 2011

	TWC Option Awards(1)		TWC Stock Awards		Time Warner Option Awards(1)
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)	Number of Shares Acquired on Exercise	Value Realized on Exercise
Glenn A. Britt	237,475	$6,348,015	83,333	$6,024,366	—	$—
Robert D. Marcus	50,000	$2,161,327	21,652	$1,565,846	—	$—
Irene M. Esteves	—	$—	—	$—	—	$—
Michael LaJoie	25,631	$1,110,795	12,175	$880,291	—	$—
Marc Lawrence-Apfelbaum	13,935	$647,941	5,340	$386,088	—	$—
Carl U.J. Rossetti	33,378	$1,203,078	7,657	$554,129	25,000	$50,020

(1)	The value realized on exercise is calculated based on the difference between the sale price per share of Common Stock and Time Warner Common Stock, as applicable, and the option exercise price.

(2)	Calculated using the closing sale price of Common Stock on the NYSE on the vesting date. The value does not include the Special Dividend retained cash distribution aggregating $164,546 and $77,005 paid to Messrs. Lawrence-Apfelbaum and Rossetti, respectively, upon the vesting of the related RSUs.

Pension Plans

TWC Pension Plans

Eligible employees of the Company, including the named executive officers, currently participate in the Time Warner Cable Pension Plan, a tax qualified defined benefit pension plan, and the Time Warner Cable Excess Benefit Pension Plan (the “Excess Benefit Plan”), a nonqualified defined benefit pension plan (collectively, the “TWC Pension Plans”), which are sponsored by the Company. Ms. Esteves will become a participant in the TWC Pension Plans after she completes one year of service. Each of Messrs. Britt, Marcus and LaJoie was an active participant in pension plans sponsored by Time Warner until March 31, 2003, August 14, 2005 and July 31, 1995, respectively, when their respective participation in the TWC Pension Plans commenced. Mr. Britt received a lump-sum payment of his entitlement under the Time Warner pension plan in 2010.

Federal tax law limits both the amount of compensation that is eligible for the calculation of benefits and the amount of benefits that may be paid to participants under a tax-qualified plan, such as the Time Warner Cable Pension Plan. However, as permitted under Federal tax law, the Company has adopted the Excess Benefit Plan that is designed to provide for supplemental payments by the Company of an amount that eligible employees would have received under the Time Warner Cable Pension Plan if eligible compensation were subject to a higher limit and there were no payment restrictions. The amount of the payment under the Excess Benefit Plan is calculated based on the differences between (a) the annual benefit that would have been payable under the Time Warner Cable Pension Plan if the annual eligible compensation limit imposed by the tax laws was $350,000 (the maximum compensation limit imposed under the Excess Benefit Plan) and (b) the actual benefit payable under the Time Warner Cable Pension Plan. The pension benefit under the Excess Benefit Plan is payable, at the participant’s election, in either a lump sum or 120 monthly installments starting six months following termination of employment.

Benefit payments under the TWC Pension Plans are calculated using the highest consecutive five-year average annual compensation (subject to federal law limits and the $350,000 limit referred to above), which is referred to as “average compensation.” Compensation covered by the TWC Pension Plans takes into account salary, bonus, some elective deferrals and other compensation paid, but excludes the payment of deferred or long-term incentive compensation and severance payments. The annual pension payment under the terms of the TWC Pension Plans, if the employee is vested, and if paid as a single life annuity, commencing at age 65, is an amount equal to the sum of:

•

1.25% of the portion of average compensation that does not exceed the average of the Social Security taxable wage base ending in the year the employee reaches the Social Security retirement age, referred to as “covered compensation,” multiplied by the number of years of benefit service up to 35 years, plus

•	1.67% of the portion of average compensation that exceeds covered compensation, multiplied by the number of years of benefit service up to 35 years, plus

•	0.5% of average compensation multiplied by the employee’s number of years of benefit service in excess of 35 years, plus

•	a supplemental benefit in the amount of $60 multiplied by the employee’s number of years of benefit service up to 30 years, with a maximum supplemental benefit of $1,800 per year.

Special rules apply to various participants who were previously participants in plans that have been merged into the TWC Pension Plans and to various participants in the TWC Pension Plans prior to January 1, 1994. Reduced benefits are available in the case of retirement before age 65 and in other optional forms of benefits payouts, as described below. Eligible employees become vested in benefits under the TWC Pension Plans after completion of five years of service, including service with Time Warner and its affiliates prior to the Separation.

Time Warner Pension Plans

In addition to the benefits to which they are entitled under the TWC Pension Plans, as a result of prior service at Time Warner or one of its affiliates, each of Messrs. Marcus and LaJoie is entitled to vested benefits under the Time Warner Pension Plan (the “TW Pension Plan”), which provides benefits to eligible employees of Time Warner and certain of its subsidiaries. Messrs. Marcus and LaJoie have ceased to be active participants in the TW Pension Plan described below and participate in the TWC Pension Plans described above.

Under the terms of the TW Pension Plan applicable to Messrs. Marcus and LaJoie, each of them accrued benefits (calculated based on a lifetime monthly annuity formula) equal to the sum of:

•

1.25% of his eligible compensation (based on regular salary, overtime and shift differential payments and non-deferred bonuses paid according to a regular program) up to the applicable average Social Security wage base, multiplied by his years of benefit service (not in excess of 30) plus

•	1.67% of the remainder of his eligible compensation up to the limit on eligible compensation imposed by federal tax laws multiplied by his years of benefit service (not in excess of 30).

Under the TW Pension Plan, employees who are at least 62 years old and have completed at least ten years of service may elect early retirement and receive the full amount of their annual pension (calculated as described above). This provision could apply to Messrs. Marcus and LaJoie with respect to their benefits under the TW Pension Plan.

Time Warner has adopted the Time Warner Excess Benefit Pension Plan (the “TW Excess Plan”), which, like the TWC Excess Benefit Plan, provides for payments by Time Warner of certain amounts that eligible employees would have received under the TW Pension Plan if eligible compensation (including deferred bonuses) were limited to $250,000 in 1994 (increased 5% per year thereafter, to a maximum of $350,000) and there were no payment restrictions.

Forms of Benefit Payments

The benefits under the Time Warner Cable Pension Plan and the TW Pension Plan are payable as (i) a single life annuity, (ii) a 50%, 75% or 100% joint and survivor annuity, (iii) a life annuity that is guaranteed for

10 years (with certain participants in the Time Warner Cable Pension Plan eligible for 5- and 15-year guaranteed periods), or (iv) in certain cases, a lump sum. Spousal consent is required in certain cases. The participant may elect the form of benefit payment at the time of retirement. Mr. Britt may elect a lump-sum distribution under the Time Warner Cable Pension Plan. Messrs. Lawrence-Apfelbaum and Rossetti would be eligible to elect a partial lump-sum distribution from the Time Warner Cable Pension Plan. In the case of a single life annuity, the amount of the annuity is based on the applicable formulas described above. In the case of a joint and survivor annuity, the amount of the annuity is based on the single life annuity amount but is reduced to take into account the ages of the participant and beneficiary at the time the annuity payments begin and the percentage elected by the participant. In the case of a life annuity that is guaranteed for a period of time, the amount of the annuity is based on the single life annuity amount but is reduced to take into account the guaranteed period. Benefits under the Time Warner Cable Excess Benefit Plan and the TW Excess Plan are payable only as a lump sum, unless the participant elected to receive monthly installments over 10 years by the applicable deadline.

Pension Benefits Table

Set forth in the table below is each named executive officer’s years of credited service and the present value of his or her accumulated benefit under each of the pension plans pursuant to which he or she would be entitled to a retirement benefit computed as of December 31, 2011, the pension plan measurement date used for financial statement reporting purposes in the Company’s audited consolidated financial statements for the year ended December 31, 2011. The estimated amounts are based on the assumption that payments under the TWC Pension Plans will commence upon normal retirement (generally age 65) or, under the TW Pension Plan, at the earliest retirement age at which unreduced benefits are assumed to be payable (generally age 62), that the TWC Pension Plans and the TW Pension Plan will continue in force in their forms as of December 31, 2011, that the maximum annual covered compensation is $350,000 and that no joint and survivor annuity will be payable (which would on an actuarial basis reduce benefits to the employee but provide benefits to a surviving beneficiary). Amounts calculated under the pension formula that exceed Internal Revenue Code limits will be paid under the Excess Benefit Plan or the TW Excess Plan, as the case may be, from TWC’s or Time Warner’s assets, respectively, and are included in the present values shown in the table.

PENSION BENEFITS FOR 2011

	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During 2011

Glenn A. Britt	Time Warner Cable Pension Plan	8.8	$338,370	$—
	Time Warner Cable Excess Benefit Plan	8.8	169,520	—

	Total	8.8	$507,890	$—

Robert D. Marcus	Time Warner Cable Pension Plan	6.4	$106,150	$—
	Time Warner Cable Excess Benefit Plan	6.4	54,940	—
	TW Pension Plan	7.7	151,550	—

	Total	14.1	$312,640	$—

Irene M. Esteves	Time Warner Cable Pension Plan		$—	$—
	Time Warner Cable Excess Benefit Plan		—	—

	Total		$—	$—

Michael LaJoie	Time Warner Cable Pension Plan	16.4	$472,670	$—
	Time Warner Cable Excess Benefit Plan	16.4	239,570	—
	TW Pension Plan	1.6	52,860	—
	TW Excess Plan	1.6	38,030	—

	Total	18.0	$803,130	$—

Marc Lawrence- Apfelbaum	Time Warner Cable Pension Plan	21.5	$601,000	$—
	Time Warner Cable Excess Benefit Plan	21.5	305,880	—

	Total	21.5	$906,880	$—

Carl U.J. Rossetti	Time Warner Cable Pension Plan	25.0	$994,230	$—
	Time Warner Cable Excess Benefit Plan	25.0	496,810	—

	Total	25.0	$1,491,040	$—

(1)	Consists of the number of years of service credited to the executive officers as of December 31, 2011 for the purpose of determining benefit service under the applicable pension plan.

(2)	The present values of accumulated benefits for the TWC Pension Plans as of December 31, 2011 were calculated using a 5.21% discount and lump-sum rate and the RP-2000 Mortality Table projected to 2020, with no collar adjustment, consistent with the assumptions used in the calculation of the Company’s benefit obligations as disclosed in Note 15 to the audited consolidated financial statements of the Company included in the 2011 Form 10-K. The present value of the accumulated benefits for the TW Pension Plan and the TW Excess Plan were calculated using a 4.90% discount and lump sum rate and the RP-2000 Mortality Table projected to 2020 with white collar adjustment. The present values also assume all benefits are payable at the earliest retirement age at which unreduced benefits are assumed to be payable (which is age 65 under the TWC Pension Plans, and age 62 under the TW Pension Plan in the case of Messrs. Marcus and LaJoie) valued as if paid as a life annuity.

Nonqualified Deferred Compensation

Prior to 2003, the Time Warner Entertainment Deferred Compensation Plan, an unfunded deferred compensation plan (the “TWE Deferral Plan”), permitted certain employees of the Company and its affiliates (including certain named executive officers) to defer receipt of all or a portion of their annual bonus until a specified future date on which a lump-sum or installment distribution would be made based on the participant’s election. During the deferral period, the participant selects a crediting rate or rates to be applied to the deferred amount from certain of the third party investment vehicles then offered under the TWC Savings Plan and may change that selection quarterly. Mr. Lawrence-Apfelbaum has an account in the TWE Deferral Plan and Mr. Britt has an account balance as a result of the transfer of his account balance from a Time Warner nonqualified deferred compensation plan. Since March 2003, deferrals may no longer be made under the TWE Deferral Plan but amounts previously credited under the Plan continue to track the available crediting rate elections. The TWE Deferral Plan does not provide a guaranteed rate of return on deferred amounts.

Set forth in the table below is information about the earnings, if any, credited to the accounts maintained by the named executive officers under the TWE Deferral Plan and any withdrawal or distributions therefrom during 2011 and the balance in the account on December 31, 2011.

NONQUALIFIED DEFERRED COMPENSATION FOR 2011

	Executive Contributions in 2011	Registrant Contributions in 2011	Aggregate Earnings in 2011(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2011
Glenn A. Britt	—	—	$1,559	—	$91,767
Robert D. Marcus	—	—	—	—	—
Irene M. Esteves	—	—	—	—	—
Michael LaJoie	—	—	—	—	—
Marc Lawrence-Apfelbaum	—	—	(1,492)	—	33,652
Carl U.J. Rossetti	—	—	—	—	—

(1)	None of the amounts reported in this column are required to be reported as compensation for fiscal year 2011 in the Summary Compensation Table.

Employment Agreements

The material terms of the compensation provided to the Company’s named executive officers during the term of their employment pursuant to employment agreements between the Company, or TWE, and each executive are described below. See “—Potential Payment Upon Termination or Change in Control” for a description of the payments and benefits that would be provided to the Company’s named executive officers in connection with a termination of their employment or a change in control of the Company.

Glenn A. Britt.    During 2011, Mr. Britt served as the Company’s Chairman and Chief Executive Officer pursuant to a fixed-term employment agreement effective August 3, 2009, which was amended during 2011, among other things, to extend its term for an additional year to December 31, 2013. At the end of such term, Mr. Britt’s agreement and employment terminate automatically, unless earlier terminated, or extended, pursuant to its terms. For 2011, the agreement provides Mr. Britt with (a) a minimum annual base salary of $1,250,000; (b) an annual discretionary bonus with a target amount of 500% of his base salary, no minimum bonus entitlement and a maximum bonus opportunity of 150% of the target bonus; and (c) annual long-term incentive compensation with a target value of approximately $7,500,000, which increases to $8,500,000 for 2012 (both based on a valuation method established by the Company), which may be in the form of stock options, RSUs, other equity-based awards, any of which may include performance-based vesting conditions, cash or other components, or any combination of such forms, as may be determined by the Company’s Board of Directors or, if delegated by the Board, the Compensation Committee, in its sole discretion. Mr. Britt participates in the benefit plans and programs available to the Company’s other senior executive officers, including $50,000 of group life insurance and reimbursement of financial services. Mr. Britt also receives an annual payment equal to two times the premium cost for $4 million of life insurance as determined by the Company based on its GUL insurance program. Mr. Britt’s agreement includes compensation forfeiture and “clawback” provisions and confidentiality terms, as well as non-solicitation, non-compete and non-disparagement covenants that apply during and after the term of his employment.

Robert D. Marcus.    During 2011, Mr. Marcus served as the Company’s President and Chief Operating Officer, as well as acting Chief Financial Officer through July 14, 2011, pursuant to a fixed-term employment agreement effective December 14, 2010, which provides that Mr. Marcus will serve the Company in such capacity until December 31, 2013, unless earlier terminated or extended pursuant to its terms. If the employment agreement is not extended or renewed at or before its expiration date, Mr. Marcus’s employment will continue thereafter on an at-will basis. The agreement further provides Mr. Marcus with (a) a minimum annual base salary of $1,000,000; (b) an annual discretionary bonus with a target amount of $2,500,000; and (c) annual long-term incentive compensation with a target value of approximately $4,500,000 (based on a valuation method established by the Company), which may be in the form of stock options, RSUs, other equity-based awards, any of which may include performance-based vesting conditions, cash or other components, or any combination of such forms, as may be determined by the Compensation Committee, in its sole discretion. The employment agreement provides for participation in the Company’s benefit plans and programs, including $50,000 of group life insurance and reimbursement of financial services. Mr. Marcus also receives an annual payment equal to two times the premium cost for $2 million of life insurance as determined by the Company based on its GUL insurance program. Mr. Marcus’s employment agreement includes compensation forfeiture and clawback provisions and confidentiality terms, as well as non-solicitation, non-compete and non-disparagement covenants that apply during and after the term of his employment.

Irene M. Esteves.    Ms. Esteves joined the Company as its Executive Vice President and Chief Financial Officer effective July 15, 2011 and is employed pursuant to a fixed-term employment agreement that provides that Ms. Esteves will serve the Company in such capacity until July 14, 2014, unless earlier terminated or extended pursuant to its terms. If the employment agreement is not extended or renewed at or before its expiration date, Ms. Esteves’s employment will continue thereafter on an at-will basis. The agreement further provides Ms. Esteves with (a) a minimum annual base salary of $800,000; (b) an annual discretionary bonus with a target amount of $1,200,000; and (c) annual long-term incentive compensation with a target value of approximately $3,000,000 (based on a valuation method established by the Company), which may be in the form of stock options, RSUs, other equity-based awards, any of which may include performance-based vesting conditions, cash or other components, or any combination of such forms, as may be determined by the Compensation Committee, in its sole discretion. The employment agreement provides for participation in the Company’s benefit plans and programs, including group life insurance and reimbursement of financial services. Ms. Esteves’s employment agreement includes compensation forfeiture and clawback provisions and confidentiality terms, as well as non-solicitation, non-compete and non-disparagement covenants that apply during and after the term of her employment.

In addition, in connection with joining the Company, the Company agreed to make certain one-time payments and equity awards to Ms. Esteves to compensate for certain forfeited compensation from her prior employer: (a) a payment of $600,000 and (b) subject to her execution of her employment agreement with the Company, (i) cash payments of $220,000 paid in August 2011 and $240,000 to be paid in August 2012 and (ii) a special time-based RSU grant valued at approximately $3,725,000 at the time of grant pursuant to the Company’s valuation methodology, 75% of which will vest on the second anniversary of the grant date and 25% of which will vest on the third anniversary of the grant date, in each case, subject to her continued employment by the Company on the applicable payment and vesting dates and the terms of the award agreement.

Michael LaJoie.    During 2011, Mr. LaJoie served as the Company’s Executive Vice President and Chief Technology Officer pursuant to an employment agreement, effective as of June 1, 2000, which was previously renewed through December 31, 2011, subject to earlier termination as provided in the agreement. The agreement provides for a minimum annual base salary (which was increased from $625,000 to $645,000 by the Compensation Committee effective February 17, 2012) and an annual discretionary target bonus of 100% of his base salary, subject to Mr. LaJoie’s and the Company’s performance, and participation in the Company’s benefit plans and programs, including life insurance. The Compensation Committee established a 2012 long-term incentive compensation target value of $1,125,000 for Mr. LaJoie. Mr. LaJoie also receives group term life insurance coverage and supplemental group term life insurance coverage with an aggregate death benefit equivalent to two and a half times his annual base salary and bonus pursuant to the agreement. The agreement also includes confidentiality terms as well as non-solicitation, non-compete and non-disparagement covenants that apply during and after his employment. The Company’s failure to offer Mr. LaJoie a renewal agreement annually with terms substantially similar to those of his current agreement is considered a termination without cause. In December 2011, the term of the agreement was extended through December 31, 2014.

Marc Lawrence-Apfelbaum.    During 2011, Mr. Lawrence-Apfelbaum served as the Company’s Executive Vice President, General Counsel and Secretary pursuant to an employment agreement with a term of three years, subject to earlier termination as provided in the agreement. Prior to the end of each year, the Company may renew the term of this employment agreement for a term of three years from that date. Mr. Lawrence-Apfelbaum’s employment agreement had been extended in successive three-year terms through December 2013. The Company’s failure to offer Mr. Lawrence-Apfelbaum a renewal agreement annually with terms substantially similar to those of his then current agreement would be considered a termination without cause. In December 2011, the term of Mr. Lawrence-Apfelbaum’s employment agreement was extended through December 31, 2014.

In February 2012, Mr. Lawrence-Apfelbaum and the Company entered into a new employment agreement, with a fixed term through February 15, 2015. If the employment agreement is not extended or renewed at or before its expiration date, Mr. Lawrence-Apfelbaum’s employment continues thereafter on an at-will basis. The 2012 agreement provides for (a) an annual base salary of $650,000, (b) a minimum annual discretionary target bonus of $650,000, with no minimum bonus entitlement, subject to Mr. Lawrence-Apfelbaum’s and the Company’s performance, and (c) an annual total target compensation (comprised of base salary, target bonus and target long-term incentive compensation, based on a valuation method established by the Company) of $2,875,000. Mr. Lawrence-Apfelbaum’s new agreement eliminates the “retirement option” provided to him under his previous agreement pursuant to which Mr. Lawrence-Apfelbaum had the right, once he attained age 55 with 5 years of service, to elect to terminate his employment and be entitled to receive payments and benefits for a period of 42 to 48 months. Consistent with his previous agreement, the 2012 agreement provides that all equity awards granted by the Company to Mr. Lawrence-Apfelbaum will be eligible for “retirement” treatment (within the meaning of the respective equity award agreements) as a result of his having attained age 55 with more than ten years of service with the Company or its affiliates regardless of any other definition of retirement in the related equity award agreements. Mr. Lawrence-Apfelbaum participates in the Company’s benefit plans and programs, including life insurance. Mr. Lawrence-Apfelbaum also receives an annual payment equal to the premium cost for life insurance with a death benefit equivalent to three times his annual base salary and bonus pursuant to the agreement, as determined by the Company based on its GUL insurance program. Mr. Lawrence-Apfelbaum’s employment agreement includes compensation forfeiture and clawback provisions and confidentiality terms, as well as non-solicitation, non-compete and non-disparagement covenants that apply during and after the term of his employment.

Carl U.J. Rossetti.    During 2011, Mr. Rossetti served as the Company’s Executive Vice President and President, Time Warner Cable Ventures pursuant to an employment agreement with a term of three years, subject to earlier termination as provided in the agreement. Prior to the end of each year, the Company may renew the term of Mr. Rossetti’s employment agreement for a term of three years from that date. Mr. Rossetti’s employment agreement had been extended in successive three-year terms through December 2013. The Company’s failure to offer Mr. Rossetti a renewal agreement annually with terms substantially similar to those of his current agreement is considered a termination without cause. In December 2011, the term of Mr. Rossetti’s employment agreement was extended through December 31, 2014. The amended agreement provides for a minimum annual base salary of $515,000, and an annual discretionary target bonus of $515,000, with no minimum bonus entitlement, subject to Mr. Rossetti’s and the Company’s performance, and participation in the Company’s benefit plans and programs, including life insurance. The Compensation Committee increased Mr. Rossetti’s base annual salary above the minimum to $535,000 and increased his discretionary annual target bonus to $535,000, effective February 18, 2011, and established his 2012 long-term incentive compensation target value of $856,000. Mr. Rossetti also receives group term life insurance coverage and supplemental group term life insurance coverage with an aggregate death benefit equivalent to three times his annual base salary and bonus pursuant to the agreement. The agreement also includes confidentiality terms as well as non-solicitation, non-compete and non-disparagement covenants that apply during and after his employment.

Payments Following Termination of Employment.    Under their respective employment agreements, the named executive officers are entitled to certain payments and benefits upon their termination of employment for various reasons (such as an involuntary termination without cause or termination by reason of the Company’s material breach of the agreement). See “—Potential Payments Upon Termination or Change in Control.”

Right to Recover Compensation.    The named executive officers are subject to compensation “clawback” provisions under the terms of their employment agreements and/or equity award agreements. These provisions allow the Company to require repayment of certain compensation in the event of a termination for “cause.” In the case of Messrs. Britt, Marcus, and Lawrence-Apfelbaum and Ms. Esteves, the clawback provisions are also applicable following a financial restatement or a determination that incentive compensation was paid based on incorrect financial performance results.

Potential Payments upon Termination or Change in Control

The following summaries and table describe and quantify the potential payments and benefits that would be provided to each of the Company’s named executive officers in connection with a termination of employment or change in control of the Company on December 31, 2011 under the executive’s employment agreement and other Company compensation arrangements, in each case as in effect on such date. As noted above, Mr. Lawrence-Apfelbaum entered into a new employment agreement effective February 16, 2012. The information below is based on his employment agreement in effect on December 31, 2011, except as otherwise noted.

	Base Salary Continuation	Pro Rata Bonus(1)	Annual Bonus Continuation	Aggregate Benefit Plan Continuation(2)	Stock-Based Awards(3)	Other(4)	Total
Glenn A. Britt
Termination without Cause	$2,500,000	$7,210,938	$12,500,000	$30,226	$32,971,418	$446,752	$55,659,334
Retirement / Voluntary	—	—	—	—	32,971,418	—	32,971,418
For Cause	—	—	—	—	—	—	—
Death(5)	—	7,210,938	—	—	32,971,418	—	40,182,356
Disability	1,875,000	7,210,938	9,375,000	30,226	32,971,418	305,792	51,768,374
Change in Control(6)	—	—	—	—	20,509,589	—	20,509,589
Robert D. Marcus
Termination without Cause	$2,000,000	$2,884,375	$5,000,000	$37,613	$11,354,093	$58,064	$21,334,145
Retirement / Voluntary	—	—	—	—	—	—	—
For Cause	—	—	—	—	—	—	—
Death(5)	—	2,884,375	—	—	11,354,093	—	14,238,468
Disability	1,500,000	2,884,375	3,750,000	37,613	11,354,093	58,064	19,584,145
Change in Control(6)	—	—	—	—	5,679,887	—	5,679,887

	Base Salary Continuation	Pro Rata Bonus(1)	Annual Bonus Continuation	Aggregate Benefit Plan Continuation(2)	Stock- Based Awards(3)	Other(4)	Total
Irene M. Esteves
Termination without Cause	$1,600,000	$692,250	$2,400,000	$36,265	$3,053,140	$50,000	$7,831,655
Retirement / Voluntary	—	—	—	—	—	—	—
For Cause	—	—	—	—	—	—	—
Death(5)	—	692,250	—	—	3,053,140	—	3,745,390
Disability	1,200,000	692,250	1,800,000	36,265	3,053,140	50,000	6,831,655
Change in Control(6)	—	—	—	—	—	—	—
Michael LaJoie
Termination without Cause	$1,562,500	$716,286	$1,562,500	$45,052	$4,412,675	$36,181	$8,335,194
Retirement / Voluntary(7)	2,187,500	716,286	1,301,877	66,437	4,542,612	27,618	8,842,330
For Cause	—	—	—	—	—	—	—
Death(5)	—	716,286	—	—	4,542,612	1,250,000	6,508,898
Disability	1,562,500	716,286	1,562,500	—	4,542,612	—	8,383,898
Change in Control(6)	—	—	—	—	2,781,592	—	2,781,592
Marc Lawrence-Apfelbaum
Termination without Cause	$1,860,000	$692,250	$2,217,863	$59,978	$4,076,170	$181,188	$9,087,449
Retirement /Voluntary(7)(8)	2,170,000	692,250	1,478,575	72,554	4,076,170	81,766	8,571,315
For Cause	—	—	—	—	—	—	—
Death(5)	—	692,250	—	—	4,076,170	—	4,768,420
Disability	1,860,000	692,250	1,800,000	—	4,076,170	—	8,428,420
Change in Control(6)	—	—	—	—	2,245,477	—	2,245,477
Carl U.J. Rossetti
Termination without Cause	$1,605,000	$613,410	$1,941,785	$65,977	$3,803,304	$137,520	$8,166,996
Retirement / Voluntary(7)	1,872,500	613,410	1,294,523	79,553	3,803,304	30,820	7,694,110
For Cause	—	—	—	—	—	—	—
Death(5)	—	613,410	—	—	3,803,304	1,959,170	6,375,884
Disability	1,605,000	613,410	1,605,000	—	3,803,304	—	7,626,714
Change in Control(6)	—	—	—	—	2,422,090	—	2,422,090

(1)	The pro rata bonus amount represents the executive’s actual full-year 2011 bonus determined based on the Company’s 2011 performance.

(2)	Includes the estimated cost of continued health, life and disability insurance, based on 2012 rates. For Mr. Britt, the value of a health insurance subsidy under the Time Warner Inc. Retiree Medical Plan to which he is entitled upon retirement pursuant to an arrangement with Time Warner is not reflected.

(3)	Reflects the value of unvested stock options and RSUs that will vest as a result of the applicable termination or change in control based on the excess of the closing sale price of Common Stock on December 30, 2011 ($63.57) over the exercise price of stock options and the closing sale price of Common Stock on December 30, 2011 for RSUs and assumes the performance criteria for performance-based awards is achieved and certified. The value for Mr. Lawrence-Apfelbaum also includes the Special Dividend retained cash distribution.

(4)	Reflects the following components in the event of Termination without Cause, Retirement and/or Disability:

			One-Time Benefit
	Annual Benefit		Termination without Cause			Retirement
	Financial Planning	Life Insurance- related Benefits	Office Space	Secretarial Support	Outplacement Services	Office Expenses
Glenn A. Britt	$100,000	$52,896	$80,960	$60,000	$—	$—
Robert D. Marcus	25,000	4,032	—	—	—	—
Irene M. Esteves	25,000	—	—	—	—	—
Michael LaJoie	3,000	1,605	14,168	—	9,000	10,000
Marc Lawrence-Apfelbaum	3,000	17,076	80,960	40,000	—	10,000
Carl U.J. Rossetti	3,000	2,520	80,960	40,000	—	10,000

In addition to the amount shown above, the executive would also receive distributions under the Excess Benefit Plan and/or the TWE Deferral Plan following termination, as described under “—Pension Plans” and “—Nonqualified Deferred Compensation.”

(5)	Excludes any death benefits payable under the Company-paid life insurance plan provided to all eligible TWC employees. For Messrs. LaJoie and Rossetti, represents the death benefit payable under the Company-paid supplemental life insurance coverage provided under the terms of their employment agreements.

(6)	The Change in Control values reflect the occurrence of a change in control without a termination of employment. The Stock-Based Awards values reflect the fact that equity awards granted prior to 2010 generally vest upon the one-year anniversary of a change in control. In the event of a change in control with a termination of employment without cause, all unvested equity awards would vest and the severance benefits would be the same as shown for a Termination without Cause, except that for Mr. Marcus and Ms. Esteves, the severance benefits would be payable for a 36-month period instead of a 24-month period.

(7)	For Messrs. LaJoie, Lawrence-Apfelbaum and Rossetti, assumes that the executive exercises the retirement option, as described below, pursuant to his employment agreement, resulting in payments for a total of 42 months.

(8)	Under the terms of Mr. Lawrence-Apfelbaum’s new employment agreement effective as of February 16, 2012, he is no longer eligible for the payments and benefits shown in the table upon retirement, other than the amounts shown in the Stock-Based Awards column.

Termination without Cause

Each of the named executive officers is entitled to payments and benefits under the executive’s employment agreement or other compensation arrangements upon a termination of employment by the Company without cause (generally defined as described below) or termination of employment by the executive following the Company’s material breach of the employment agreement (collectively referred to as a “termination without cause”). In the event of a termination without cause, the executives would receive the following payment and benefits:

•	Any earned but unpaid base salary through the termination date;

•	Any accrued but unpaid bonus for the year prior to the year in which termination of employment occurs, based on actual Company performance results for such year;

•	A pro rata portion of any bonus through the termination date for the year of termination, based on actual Company performance results for such year;

•	Severance payments over the following severance periods, paid on the Company’s normal payment dates for salary and bonuses:

➢	in the case of Messrs. Britt and Marcus and Ms. Esteves, annual base salary and annual target bonuses for a 24-month severance period;

➢	in the case of Mr. LaJoie, annual base salary and a bonus representing his current target bonus (or, if greater, an average of his two most recent bonuses) for a 30-month severance period; and

➢

in the case of Messrs. Lawrence-Apfelbaum and Rossetti, annual base salary and a bonus representing an average of their two most recent bonuses (or, if greater, their then-current target bonus) for a 36-month severance period;

•	Additional benefits during the severance period:

➢	continued participation in the Company’s health and welfare benefits, financial planning and certain cable services;

➢	in the case of Messrs. Britt, Lawrence-Apfelbaum and Rossetti, one year of office space and secretarial services;

➢	in the case of Mr. LaJoie, executive level outplacement and one year of office space; and

•	Outstanding equity awards would be treated as follows, subject to satisfaction of any performance condition under the relevant award:

➢

in the case of Messrs. Britt, Lawrence-Apfelbaum and Rossetti, (a) all unvested stock options would continue to vest during their respective severance period and would be fully vested at the conclusion of the severance period, with an exercise period continuing for five years thereafter (but not beyond the original expiration date), and (b) all unvested RSUs would vest upon termination of employment;

➢

in the case of Mr. Marcus, (a) unvested stock options and RSUs granted before 2010 would continue to vest for 24 months during his severance period and would be fully vested at the conclusion of the severance period, with an exercise period for his vested stock options continuing for three years thereafter (but not beyond the original expiration date), and (b) stock options and RSUs granted in

2010 and thereafter would vest upon termination of employment, with an exercise period for his vested stock options generally continuing for one year thereafter (but not beyond the original expiration date);

➢

in the case of Ms. Esteves, all unvested RSUs and stock options, if any, would vest upon termination of employment and any vested stock options would be exercisable for the time periods set forth in the respective award agreements, generally, one year thereafter (but not beyond the original expiration date); and

➢

in the case of Mr. LaJoie, (a) all unvested stock options granted before 2010 would continue to vest during his severance period, with an exercise period continuing for five years thereafter (but not beyond the original expiration date), and any unvested stock options that were granted after 2009 that do not vest during the severance period would be forfeited, and (b) RSUs granted before 2011 would fully vest and RSUs granted in 2011 and thereafter would vest on a prorated basis.

The executive’s right to receive severance benefits upon a termination without cause is generally conditioned upon execution of a release of claims against the Company. If the executive obtains other full-time employment during the applicable severance period, the executive would continue to receive the severance cash payments described above but would cease to be eligible for continuation of benefits or vesting in any outstanding stock options or RSUs. In addition, severance benefits may be reduced or terminated and equity awards may be forfeited if the executive breaches applicable restrictive covenant terms. Severance payments may be delayed to the extent necessary for compliance with Section 409A of the Internal Revenue Code governing nonqualified deferred compensation.

Termination of Employment during the “At-Will” Period.    If the employment of Mr. Marcus or Ms. Esteves is terminated without cause while the executive is serving as an at-will employee after the term of his or her employment agreement, subject to the execution and delivery of a release of claims, (a) the executive’s outstanding equity awards will be treated as if the executive had been terminated without cause and (b) the executive will be entitled to benefits under an executive level severance program that will provide a minimum severance benefit equal to the executive’s base salary and target bonus in effect at the time of the termination for twelve months from the termination date for Mr. Marcus and six months from the termination date for Ms. Esteves.

Retirement or Voluntary Resignation

The payments and benefits due upon an executive’s voluntary termination of employment depend on whether the executive, at the time of termination, satisfies the age and service requirements for retirement eligibility under the terms of the executive’s employment agreement (“eligible for retirement”). The discussion below first addresses the named executive officers who were eligible for retirement on December 31, 2011, and then describes the payments to the other named executive officers upon their voluntary resignation.

Messrs. Britt, LaJoie, Lawrence-Apfelbaum and Rossetti were eligible for retirement under their employment agreements and other Company compensation arrangements as of December 31, 2011.

•

In the case of Mr. Britt, upon his retirement, the Company would have no further obligations other than (a) to pay base salary through the effective date of termination and (b) to satisfy any rights he has pursuant to any insurance and other benefit plans of the Company. Mr. Britt’s stock options and RSUs would become fully vested upon his retirement, with an exercise period continuing for five years thereafter (or until the original expiration date if sooner).

•	In the case of Messrs. LaJoie, Lawrence-Apfelbaum and Rossetti, each executive may elect a retirement option under the terms of his employment agreement.

➢

Under the retirement option, the executive would remain an employee of the Company for a transition period of six months to one year (as negotiated by the parties). During this transition period, the executive would continue to receive his current annual salary and bonus.

➢

Following the transition period, the executive would be paid his annual base salary for three years, and he would also receive his full bonus for the first year, a 50% bonus for the second year and no bonus for the third year. Such bonuses are determined based on the average of his two most recent annual bonuses (or, if greater, his then-current target bonus).

➢

During the transition period and the subsequent three-year period, the executive would continue to participate in certain health and welfare benefit plans and receive reimbursement for financial and estate planning expenses, as well as a one-time $10,000 cash payment for office space expenses.

➢

All unvested stock options would continue to vest during their respective severance periods, and any unvested stock options would be vested at the conclusion of the severance period, with an exercise period continuing for five years thereafter (but not beyond the original expiration date). All unvested RSUs would vest upon termination of employment, subject to satisfaction of any applicable performance condition.

➢

If the executive obtains other full-time employment during the period, he would continue to receive the payments described above but would cease to be eligible for continuation of benefits or vesting in any outstanding stock options.

➢	As of the date of this Proxy Statement, none of the eligible executives has elected the retirement option, and Mr. Lawrence-Apfelbaum no longer has such an option under his new employment agreement.

Mr. Marcus and Ms. Esteves were not eligible for retirement on December 31, 2011. Upon their voluntary resignation, the Company would have no further obligations to these executives other than (a) to pay base salary through the effective date of termination and (b) to satisfy any rights the executive has pursuant to any insurance or other benefit plans of the Company. Any unvested stock options and RSUs would be forfeited.

Termination for Cause

Generally, if the Company terminates an executive’s employment for cause (described below) the Company would have no further obligations to the executive other than (a) to pay base salary through the effective date of termination; (b) to pay any bonus for a prior year that has been determined but not yet paid (except with respect to Mr. Lawrence-Apfelbaum and Mr. Rossetti, and in certain situations with respect to Mr. Marcus and Ms. Esteves); and (c) to satisfy any rights the executive has pursuant to any insurance or other benefit plans or arrangements of the Company.

With respect to equity awards, the executive would forfeit unvested stock options and RSUs upon a termination of employment for cause. The executive would have one month to exercise any vested stock options, unless the termination of employment is a result of fraud, embezzlement, misappropriation or certain other specified reasons in the case of awards made in and after 2010, in which case, the exercise period would be eliminated.

In addition, the Company has a “clawback” right to certain elements of compensation and equity awards in the event of certain terminations for cause.

Under the employment agreements, “cause” includes certain felony convictions and willful actions resulting in substantial adverse effects on the Company, as well as, in the case of Messrs. Britt, Marcus and LaJoie and Ms. Esteves, other actions including willful failure to perform material duties and material breach of restrictive covenants regarding confidentiality, non-competition and non-solicitation of customers and employees.

Termination by Reason of Death

Generally, if an executive dies during the term of the employment agreement, the executive’s estate (or a designated beneficiary) would be entitled to receive: (a) the executive’s earned and unpaid base salary through the date of death, and (b) a pro-rated bonus for the year in which the executive’s death occurs, plus any bonus compensation for the year prior to death that has not yet been paid, in each case based on actual Company performance results.

In the case of each of Messrs. LaJoie and Rossetti, his estate or beneficiaries would receive a group term life insurance benefit. The death benefit payable with respect to Mr. LaJoie would be equal to two and a half times his annual base salary and his target annual bonus. The death benefit payable with respect to Mr. Rossetti would be equal to three times his annual base salary and the greater of his target annual bonus or the average of his two most recent annual bonuses.

The executive’s unvested stock options and RSUs would vest upon death.

Termination by Reason of Disability

In the event Messrs. Britt or Marcus or Ms. Esteves becomes disabled (as defined in the applicable employment agreement), the Company would pay the executive a pro-rata bonus for the year in which the disability occurs (based on actual Company performance results) and disability benefits for a specified period in an annual amount equal to 75 percent of (a) base salary and (b) target annual bonus, as well as continued participation in the Company’s benefit plans and programs during the such period. The specified period is 12 months for Mr. Britt and 24 months for Mr. Marcus and Ms. Esteves. These amounts are reduced by disability payments from workers’ compensation, Social Security and the Company’s disability insurance policies.

In the event Messrs. LaJoie, Lawrence-Apfelbaum or Rossetti becomes disabled (as defined in the applicable employment agreement), the Company would pay the executive a lump sum payment equal to the executive’s annual base salary and target annual bonus (or, in the case of Mr. LaJoie, the average of his two most recent annual bonuses, if greater) multiplied by 2.5 for Mr. LaJoie or 3 for Mr. Lawrence-Apfelbaum and Mr. Rossetti.

Pursuant to the terms of the equity award agreements, the executive’s stock options and RSUs would vest as a result of the disability.

If the executive obtains other full-time employment during the period the executive is receiving disability payments, the executive would no longer be eligible to participate in the Company’s benefit plans and programs effective upon the commencement of such employment or such time as the executive becomes eligible for comparable coverage with the new employer.

Change in Control

In the event of a change in control of the Company without a termination of employment, the executives’ stock options and RSUs granted prior to 2010 would fully vest on the first anniversary of the change in control. The executives are not entitled to any other accelerated vesting or other payments as a result of a change in control if their employment is not terminated in connection with the change in control.

In the event of a change in control followed by the executives’ termination of employment without cause, the executives would be entitled to the severance benefits described in the Termination without Cause section above, except for the following:

•

in the case of Mr. Britt, all of the cash severance payments described in the Termination without Cause section would be paid in a single lump sum within 30 days of the termination date, except that $200,000 of the severance payments would be paid in equal installments through September 30, 2012;

•	in the case of Mr. Marcus and Ms. Esteves, annual base salary and annual target bonuses would be paid for 36 months rather than 24 months; and

•

in the case of Mr. LaJoie, all unvested stock options would continue to vest during his severance period and any unvested stock options that are unvested as of the end of the severance period would vest, and all RSUs would vest upon termination of employment.

In addition, the employment agreements with Mr. Britt, Mr. Marcus and Ms. Esteves provide that if the severance payments and vesting described above would be a “parachute payment” resulting in a lost tax deduction for the Company and excise tax to the executive under Section 280G of the Internal Revenue Code, the payments and vesting would be reduced to the extent that it results in the executive receiving a greater after-tax amount. In addition, Mr. LaJoie is required to engage in any mitigation necessary to avoid applicability of any lost corporate tax deduction and related excise tax under Section 280G.

Equity Compensation Plan Information

The following table summarizes information as of December 31, 2011, about the Company’s outstanding equity compensation awards and shares of Common Stock reserved for future issuance under the Company’s equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (i))(3)
	(i)	(ii)	(iii)
Equity compensation plans approved by security holders(1)	15,455,701	$43.79	19,836,353
Equity compensation plans not approved by security holders	—	—	—

Total	15,455,701	$43.79	19,836,353

(1)	Equity compensation plans approved by security holders covers the Time Warner Cable Inc. 2011 Stock Incentive Plan (the “2011 Plan”) and the Time Warner Cable Inc. 2006 Stock Incentive Plan, which were approved by the Company’s stockholders in May 2011 and May 2007, respectively. The 2011 Plan is currently the Company’s only compensation plan pursuant to which the Company’s equity is awarded.
(2)	Column (i) includes 5,314,760 shares of Common Stock underlying outstanding RSUs. Because there is no exercise price associated with RSUs, such equity awards are not included in the weighted-average exercise price calculation in column (ii).
(3)	A total of 20,000,000 shares of Common Stock have been authorized for issuance pursuant to the terms of the 2011 Plan. Any shares of Common Stock issued in connection with stock options or stock appreciation rights are counted against the 2011 Plan available share reserve as one share for every share subject to an award. Any shares of Common Stock subject to an award of RSUs or other “full-value” awards will be counted against the limit as one share for every one share subject to such award, up to a limit of 9,000,000 shares, above which such shares are deducted from the share authorization at a rate of 3.05 shares for each share subject to such a full value award.

Stock options granted under the 2011 Plan have exercise prices equal to the fair market value of Common Stock at the date of grant. Generally, the stock options vest ratably over a four-year vesting period and expire ten years from the date of grant. Certain stock option awards provide for accelerated vesting upon the grantee’s termination of employment after reaching a specified age and years of service. In connection with the Company’s payment of the special cash dividend on March 12, 2009 and its 1-for-3 reverse stock split, adjustments were made to the number of underlying shares and exercise prices of outstanding TWC stock options to maintain the fair value of those awards.

DIRECTOR COMPENSATION

The table below sets out the compensation for 2011 that was paid to or earned by the Company’s directors who were not active employees of the Company or its affiliates (“non-employee directors”). Directors who are active employees of the Company are not separately compensated for their Board activities.

The Company compensates non-employee directors with a combination of equity and cash that it believes is comparable to and consistent with approximately the median compensation provided to independent directors of similarly sized public entities. During 2011, each non-employee director received a total annual director compensation package consisting of:

•	a cash retainer of $90,000;

•

an annual equity award of vested, full value stock units, in the form of RSUs, valued at $125,000 representing the Company’s unsecured obligation to deliver the designated number of shares of Common Stock, generally after the Director ceases his or her service as a director for any reason other than cause; and

•	an additional annual cash retainer for service on the Board’s committees or as lead director, in each case prorated for service for any partial year.

The directors are entitled to receive dividend equivalents on the RSUs, if any dividends are paid on the Common Stock. In 2011, each non-employee director received 1,838 RSUs under the Stock Plan. Directors who have served on the Board for at least three years are eligible to elect to receive the distribution of Common Stock underlying 50% of any future RSU award on the earlier of (a) the third anniversary of the award date or (b) after the director ceases to serve as a director for any reason other than cause.

The following additional annual cash retainers were paid in 2011 for service on the Board’s committees: (i) $15,000 per year for each member of the Audit Committee and Compensation Committee, with $30,000 for each chair and (ii) $7,500 per year for each member of the Nominating and Governance Committee, Finance Committee and Marketing and Customer Care Committee, with $15,000 for each chair. The independent lead director received an additional annual cash retainer of $30,000. No additional compensation is paid for attendance at meetings of the Board of Directors or a Board committee.

For 2012, the value of the annual equity award has been increased to $130,000, representing a $5,000 increase. No other change has been made to the director compensation package.

In general, for non-employee directors who join the Board after the date on which the annual equity award to directors has been made, the Company’s policy is to make the stock unit grant on a pro-rated basis shortly after election and to provide a pro-rated cash retainer consistent with the compensation package described above, subject to limitations that may exist under the applicable equity plan.

Non-employee directors are reimbursed for out-of-pocket expenses (including the costs of travel, food and lodging) incurred in connection with attending Board, committee and stockholder meetings. Travel to such meetings may include the use of aircraft owned or leased by the Company if available and appropriate under the circumstances. Directors are also reimbursed for reasonable expenses associated with other Company-related business activities, including participation in director education programs.

During 2011, as it does for its employees, the Company provided its cable, high-speed data and/or voice service to directors who live in its service area generally at a discount or no cost to the director. Starting in 2012, the Company will charge the directors at standard rates for these services. The Company may also invite directors and their spouses to attend Company-related events. The Company generally provides for, or reimburses expenses of, the spouses’ travel, food and lodging for attendance at these events to which directors’ spouses and guests have been invited, which may result in a non-employee director recognizing income for tax purposes. The Company reimburses the non-employee director for the estimated taxes incurred in connection with any income recognized by the director as a result of the spouse’s attendance at such events. In the year ended December 31, 2011, the aggregate incremental cost to the Company of these items was less than $10,000 per director. In addition, in 2011, the Company offered to make a $500 contribution in the name of each director to a charity selected by the director.

Non-employee directors are given the opportunity to defer for future distribution payment of their cash retainer. Deferred payments of director fees are recorded as deferred units of the Company’s Common Stock under the Stock Plan (the “Directors’ Deferred Compensation Program”). Distributions of the account upon the selected deferral date will be made in shares of the Company’s Common Stock. The directors are entitled to receive dividend equivalents in cash on their deferred stock units if regular cash dividends are paid on the Common Stock.

DIRECTOR COMPENSATION FOR 2011

	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Carole Black	$127,500	$132,428	$—	$—	$—	$500	$260,428
Thomas H. Castro	112,500	132,428	—	—	—	500	245,428
David C. Chang	112,500	132,428	—	—	—	500	245,428
James E. Copeland, Jr.	120,000	132,428	—	—	—	500	252,928
Peter R. Haje	150,000	132,428	—	—	—	500	282,928
Donna A. James	112,500	132,428	—	—	—	500	245,428
Don Logan	105,000	132,428	—	—	—	1,480	238,908
N.J. Nicholas, Jr.	120,000	132,428	—	—	—	500	252,928
Wayne H. Pace	105,000	132,428	—	—	—	500	237,928
Edward D. Shirley	120,000	132,428	—	—	—	500	252,928
John E. Sununu	112,500	132,428	—	—	—	500	245,428

(1)	Amounts earned by each non-employee director in 2011 represent (a) an annual cash retainer of $90,000; (b) an annual additional payment of $15,000 for each member of the Audit Committee (Messrs. Chang and Shirley and Ms. James) and the Compensation Committee (Ms. Black and Messrs. Castro and Nicholas), with $30,000 to each Committee chair (Messrs. Copeland and Haje, respectively) and $7,500 for each member of the Nominating and Governance Committee (Messrs. Chang, Shirley and Sununu and Ms. Black), Finance Committee (Messrs. Castro, Logan and Sununu and Ms. James) and Marketing and Customer Care Committee (Messrs. Logan, Shirley and Sununu), with $15,000 to each Committee chair (Messrs. Nicholas and Pace and Ms. Black, respectively); and (c) a cash payment of $30,000 for the lead director (Mr. Haje). Messrs. Chang, Haje and Pace elected to defer all or a portion of their cash retainer under the Directors’ Deferred Compensation Program for 2011 and received awards of deferred stock units (in July 2011 and January 2012) covering, in the aggregate, 1,267, 1,056 and 1,479 shares of Common Stock, respectively. The value of these deferred stock units is included in this column. These deferrals and the related deferred stock units are not reflected in a separate column in the table. The number of deferred stock units credited to the non-employee directors on December 31, 2011 was: Dr. Chang-—5,854; Mr. Copeland—6,126; Mr. Haje—6,291; Mr. Nicholas—5,424; and Mr. Pace—8,628.

(2)	The amounts set forth in the Stock Awards column represent the value of the award to each non-employee director of RSUs with respect to 1,838 shares of Common Stock, as computed in accordance with FASB ASC Topic 718. The amounts were calculated based on the grant date fair value per share of $72.05, which was the closing sale price of the Common Stock on the date of grant (February 17, 2011). On December 31, 2011, each non-employee director held the following number of RSUs: 14,247 RSUs for each of Ms. Black and Messrs. Castro, Chang, Copeland, Haje, Logan and Nicholas, 12,338 RSUs for Mr. Pace, and 7,750 RSUs for Ms. James, Mr. Shirley and Senator Sununu.

(3)	Reflects (a) the Company’s commitment to make a charitable contribution of $500 to an organization selected by each director and (b) reimbursement for estimated taxes incurred by Mr. Logan ($980) as a result of his spouse accompanying him to a Company-sponsored event.

Additional Information

In connection with an administrative order dated March 21, 2005, Mr. Pace reached a settlement with the SEC pursuant to which he agreed, without admitting or denying the SEC’s allegations, to the entry of an administrative order that he cease and desist from causing violations or future violations of certain reporting provisions of the securities laws; however, the order does not subject him to any suspension, bar or penalty.

Compensation Committee Interlocks and Insider Participation

Mr. Haje, a member of the Compensation Committee, served as Executive Vice President and General Counsel of TWE from June 1992 until 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedures Governing Related Person Transactions

The Board has adopted the Time Warner Cable Inc. Policy and Procedures Governing Related Person Transactions. This is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons, which consist of directors, director nominees, executive officers, persons or entities known to the Company to be the beneficial owner of more than five percent (5%) of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons. Under authority delegated by the Board, the Nominating and Governance Committee (or its Chair, under certain circumstances) is responsible for applying the policy with the assistance of the General Counsel or his designee (if any). Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year; (ii) the Company is, will or may be expected to be a participant; and (iii) any related person has or will have a direct material interest or an indirect material interest.

In addition, the Company’s Standards of Business Conduct and Guidelines for Non-Employee Directors contain general procedures for the approval of transactions between the Company and its directors and executive officers and certain other transactions involving the Company’s directors and executive officers. The Company’s Standards of Business Conduct and Guidelines for Non-Employee Directors are available on its website.

Excluded Transactions

In addition to the requirements described above for transactions covered by the policy, the policy includes a list of categories of transactions identified by the Board as having no significant potential for an actual or the appearance of a conflict of interest or improper benefit to a related person, and thus are not subject to review by the Nominating and Governance Committee. These excluded transactions consist of the following types of transactions between the Company and a related person or another entity with which the related person is affiliated:

•

Ordinary Course Transactions with Other Entities.    Transactions in the ordinary course of business between the Company and another entity with which a related person is affiliated unless (a) the related person serves as an executive officer, employee, or beneficial owner of an equity interest of 10% or more in the other entity and (b) the transactions, in the aggregate, represent more than 5% of the Company’s consolidated gross revenues for the prior fiscal year or 2% of the other entity’s gross revenue for the prior fiscal year;

•

Charitable Contributions.    Discretionary charitable contributions by the Company to a non-profit entity with which a related person is affiliated that would satisfy the Company’s categorical standards for determining that a material relationship does not exist with an entity that would impact a director’s independence. See “Corporate Governance—Criteria for Membership on the Board—Independence” above;

•

Transactions with Significant Stockholders.    Transactions between the Company and a corporation, firm or other entity known to the Company to be the beneficial owner of more than 5% of any outstanding class of the Company’s voting securities (a “Significant Stockholder”), if the transactions occur in the ordinary course of business and are consistent with other transactions in which the Company has engaged with third parties, unless the transactions, in the aggregate, represent more than 5% of the Company’s consolidated gross revenues for the prior fiscal year or 2% of the Significant Stockholder’s gross revenues for the prior fiscal year;

•

Non-employee Position with Other Affiliated Entities.    Transactions where the related person’s interest in the transaction is based solely on his or her position as (a) a non-employee director of the other entity or (b) subject to the requirements relating to the Company’s charitable contributions as described above, a non-employee director or trustee, or unpaid volunteer at a non-profit organization;

•	Executive Compensation. Any compensation paid to an executive officer of the Company if (a) the compensation is required to be reported in the Company’s annual report on Form 10-K or proxy statement under the compensation disclosure requirements of the SEC or (b)(i) the executive officer is not an “immediate family member” otherwise covered by the policy and the compensation would be reported in the Company’s annual report on Form 10-K or proxy statement if the executive officer was a “named executive officer” (as defined under SEC rules) and (ii) the Compensation Committee approved (or recommended that the Board approve) such compensation;

•

Director Compensation.    Any compensation paid to a director of the Company if the compensation is required to be reported in the Company’s annual report on Form 10-K or proxy statement under the SEC’s compensation disclosure requirements;

•	Transactions Where All Stockholders Receive Proportional Benefits. Transactions in which all stockholders receive the same benefits on a pro rata basis (e.g., dividends);

•

Transactions Involving Competitive Bids, Regulated Transactions and Certain Banking-Related Services.    Transactions involving a related person where the rates or charges involved are determined by competitive bids; transactions with a related person involving the rendering of services as a common carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; or transactions with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

•

Other.    Other categories of transactions that may be identified by the Nominating and Governance Committee from time to time as having no significant potential for an actual, or the appearance of a, conflict of interest or improper benefit to a related person.

Approval Procedure

The General Counsel or his designee will assess whether any proposed transaction involving a related person is a related person transaction covered by the policy, and if so, the transaction will be presented to the Nominating and Governance Committee for review and consideration at its next meeting or, in those instances in which the General Counsel or his designee determines that it is not practicable or desirable for the Company to wait until the next Committee meeting, to the Chair of the Nominating and Governance Committee. If the General Counsel or his designee potentially may be involved in a related person transaction, the applicable person is required to inform the Chief Executive Officer and the Chair of the Nominating and Governance Committee. Related person transactions (other than the excluded transactions) will be reviewed and be subject to approval by the Nominating and Governance Committee. If possible, the approval will be obtained before the Company commences the transaction or enters into or amends any contract relating to the transaction. If advance Committee approval of a related person transaction is not feasible or not identified prior to commencement of a transaction, then the transaction will be considered and, if the Nominating and Governance Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting.

In determining whether to approve or ratify a related person transaction covered by the policy, the Nominating and Governance Committee may take into account such factors it deems appropriate, which may include:

•	the extent of the related person’s interest in the transaction;

•	whether the transaction would interfere with the objectivity and independence of any related person’s judgment or conduct in fulfilling his or her duties and responsibilities to the Company;

•	whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•	whether the transaction is in the interest of the Company and its stockholders; and

•	whether the transaction is consistent with any conflicts of interest policies set forth in the Company’s Standards of Business Conduct and other policies.

A member of the Nominating and Governance Committee who potentially is a related person in connection with a particular proposed related person transaction will not participate in any discussion or approval of the transaction, other than discussions for the purpose of providing material information concerning the transaction to the Committee.

COMPANY PROPOSALS

PROPOSAL ONE: Election of Directors

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election at the Annual Meeting the following slate of twelve nominees for directors. Each of the nominees is currently serving as a director of the Company having been elected by the Company’s stockholders at the Company’s 2011 annual meeting of stockholders. The Company expects each nominee for election as a director at the Annual Meeting to be able to accept such nomination. Information about these nominees is provided above under the heading “Directors.”

The persons named in the proxy intend to vote such proxy for the election of each of the twelve nominees for director named below, unless the holder indicates on the proxy that the vote should be “against” any or all of the nominees. If any nominee is unable to accept the nomination, proxies will be voted in favor of the remainder of those nominated for director and may be voted for substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees.

The Board of Directors recommends a vote FOR the election

of the twelve director nominees listed below.

Carole Black

Glenn A. Britt

Thomas H. Castro

David C. Chang

James E. Copeland, Jr.

Peter R. Haje

Donna A. James

Don Logan

N.J. Nicholas, Jr.

Wayne H. Pace

Edward D. Shirley

John E. Sununu

Vote Required for Approval

A majority of the votes duly cast by the holders of Common Stock with respect to each director is required for the election of each director.

PROPOSAL TWO: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as independent auditor of the Company to audit its consolidated financial statements for 2012 and the Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment.

Ernst & Young LLP, a registered public accounting firm, has served the Company as independent auditor since the Company’s incorporation in 2003. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Vote Required for Approval

Stockholder approval is not required for the appointment of Ernst & Young LLP, since the Audit Committee of the Board of Directors has the responsibility for selecting auditors. However, the appointment is being submitted for ratification at the Annual Meeting. No determination has been made as to what action the Board of Directors would take if stockholders do not ratify the appointment by a majority of the votes duly cast by the holders of Common Stock.

The Board of Directors recommends a vote FOR approval

of the appointment of Ernst & Young LLP as independent auditor.

PROPOSAL THREE: Approval of the Time Warner Cable Inc. 2012 Annual Bonus Plan

General

The Company is proposing for stockholder approval the Time Warner Cable Inc. 2012 Annual Bonus Plan (the “Annual Bonus Plan”). The Company is seeking stockholder approval of the Annual Bonus Plan at the Annual Meeting in order to meet requirements of Section 162(m) and preserve the tax deductibility of certain performance-based awards that are intended by the Company to be deductible. The Company’s Board of Directors and stockholders previously approved the Time Warner Cable Inc. 2007 Annual Bonus Plan, which was intended to serve the same purpose and is discussed in the Compensation Discussion and Analysis, above. The Annual Bonus Plan is similar to, and will replace, the 2007 Annual Bonus Plan. Section 162(m) generally provides that the Company may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) in any one year. However, Section 162(m) does not preclude the Company from taking a federal income tax deduction for certain qualifying performance-based compensation paid to an executive officer in a year even if that compensation exceeds $1,000,000. The Annual Bonus Plan is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) and related regulations. Section 162(m) requires that certain material terms of the Annual Bonus Plan be approved by TWC’s stockholders. Stockholder approval of the Annual Bonus Plan will also constitute approval of (i) the performance criteria upon which performance-based awards that are intended to be deductible by the Company under Section 162(m) may be based under the Annual Bonus Plan; (ii) the annual per-participant limit of $15 million for any bonus award; and (iii) the classes of employees eligible to receive awards under the Annual Bonus Plan.

Description of the Annual Bonus Plan

The description of the Annual Bonus Plan set forth below is a summary, does not purport to be complete and is qualified in its entirety by the provisions of the Annual Bonus Plan itself. The complete text of the Annual Bonus Plan is attached as Annex A to this Proxy Statement. The Board of Directors has approved the Annual Bonus Plan, effective January 1, 2012.

Purpose.    The purpose of the Annual Bonus Plan is to establish a program of incentive compensation for designated officers and/or key executive employees of the Company and its subsidiaries and divisions that is directly related to the performance results of the Company and such employees. The Annual Bonus Plan provides annual incentives to certain key executives who make substantial contributions to the Company, contingent upon meeting certain corporate goals.

Administration.    The Annual Bonus Plan will be administered by either (i) the Company’s Board of Directors or (ii) a committee selected by the Board of Directors to administer the Annual Bonus Plan and composed of not less than two directors, each of whom is an “outside director,” within the meaning of Section 162(m) (the “Annual Bonus Plan Committee”). If at any time such an Annual Bonus Plan Committee has not been so designated, the Compensation Committee will constitute the Annual Bonus Plan Committee or if there is no Compensation Committee, the Board of Directors will constitute the Annual Bonus Plan Committee.

The Annual Bonus Plan Committee, in its sole discretion, will determine eligibility for participation, establish the maximum award which may be earned by each participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each participant (which may be objective or subjective, and based on individual, Company, Company affiliate and/or division, unit, department or function performance), calculate and determine each participant’s level of attainment of such goals, and calculate the bonus award for each participant based upon such level of attainment. Except as otherwise expressly provided in the Annual Bonus Plan, the Annual Bonus Plan Committee has the full power and authority to construe, interpret, and administer the Annual Bonus Plan, including the power to amend or terminate the Annual Bonus Plan as further described below. The Annual Bonus Plan Committee may at any time adopt such rules, regulations, policies or practices as, in its sole discretion, it will determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Annual Bonus Plan. The Annual Bonus Plan Committee may at any time amend, modify, suspend or terminate such rules, regulations, policies or practices.

Eligibility.    Participants in the Annual Bonus Plan will be selected by the Annual Bonus Plan Committee for each performance period from those officers and key executives of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee will be a participant unless he or she is selected by the Annual Bonus Plan Committee, in its sole discretion. No employee will at any time have the right to be selected as a participant nor, having been selected as a participant for one performance period, to be selected as a participant in any other performance period. All eleven of the Company’s executive officers are currently participants in the Annual Bonus Plan.

Bonus Awards and Performance Goals.    The Annual Bonus Plan Committee, based upon information to be supplied by management of the Company and, where determined as necessary by the Board of Directors, the ratification of the Board of Directors, will establish for each performance period a maximum award (and, if the Annual Bonus Plan Committee deems appropriate, a threshold and target award) and goals relating to Company, subsidiary, divisional, departmental and/or functional performance for each participant and communicate such award levels and goals to each participant prior to or during the performance period for which such award may be made. For purposes of the Annual Bonus Plan, the performance period is the fiscal year of the Company, during which performance is measured to determine the level of attainment of a bonus award. Bonus awards will be earned by each participant based upon the level of attainment of his or her goals during the applicable performance period; provided that the Annual Bonus Plan Committee may reduce the amount of any bonus award in its sole and absolute discretion. As soon as practicable after the end of the applicable performance period, the Annual Bonus Plan Committee will determine the level of attainment of the goals for each participant and the bonus award to be made to each participant.

162(m) Performance Criteria.    The performance goals applicable for bonus awards intended to qualify as performance-based compensation under Section 162(m) (“162(m) bonus awards”) will be based on objective performance criteria established by the Annual Bonus Plan Committee (“162(m) performance criteria”) and measured in terms of one or more of the following objectives:

•	operating income;

•	operating income before or after taxes, interest, depreciation and/or amortization, or any combination thereof (and including or excluding capital expenditures);

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	net earnings;

•	net income;

•	operating profit;

•	earnings per share;

•	book value;

•	market share;

•	shareholders’ equity;

•	return measures (including, but not limited to, return on capital, invested capital, assets and equity);

•	revenues, sales or product volume and/or growth thereof;
•	cash flow measures (including, but not limited to, cash flow, free cash flow, cash provided by operating activities, operating cash flow and cash flow return on capital);

•	margins;

•	working capital and targets related thereto;

•	costs or expenses, any component thereof and targets related thereto;

•	stock price (including, but not limited to, growth measures and total stockholder return);

•	measures of economic value added;

•	inventory control;

•	enterprise value;

•	subscriber and unit-based metrics;

•	objective measures of customer satisfaction; and

•	productivity improvement or operating efficiency-based metrics.

The foregoing 162(m) performance criteria may relate to the Company, one or more of its affiliates or one or more of its or their divisions or units, or departments or functions, or any combination of the foregoing, and may be applied on a per share or absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, all as the Annual Bonus Plan Committee will determine. In addition, to the extent consistent with Section 162(m), the Annual Bonus Plan Committee may provide at the time the performance goals are established for such 162(m) bonus awards that the manner in which such performance criteria are to be calculated or measured may take into account, or ignore, capital costs, interest, taxes, depreciation and amortization and other factors over which the participant has no control or limited control including restructurings, discontinued operations, impairments, changes in foreign currency exchange rates, litigation or claim judgments or settlements, extraordinary items, other unusual non-recurring items, industry margins, general economic conditions, interest rate movements and/or the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Each grant of a 162(m) bonus award will specify the 162(m) performance criteria to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, and a formula for determining the amount of any payment or award to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified 162(m) performance criteria.

If the Annual Bonus Plan Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the 162(m) performance criteria to be unsuitable, the Annual Bonus Plan Committee may modify such 162(m) performance criteria or the related minimum acceptable level of achievement, in whole or in part, as the Annual Bonus Plan Committee deems appropriate and equitable; provided, however, that no such modification will be made if the effect would be to cause a 162(m) bonus award to fail to qualify for the performance-based compensation exception to Section 162(m).

162(m) Bonus Awards.    Unless determined otherwise by the Annual Bonus Plan Committee, each bonus award awarded under the Annual Bonus Plan will be a 162(m) bonus award and will be subject to the following requirements, notwithstanding any other provision of the Annual Bonus Plan to the contrary:

•

No 162(m) bonus award may be paid for 2012 or years thereafter unless and until the stockholders of the Company have approved the Annual Bonus Plan in a manner which complies with the stockholder approval requirements of Section 162(m).

•

A 162(m) bonus award may be made only by an Annual Bonus Plan Committee that is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m)).

•

The performance goals to which a 162(m) bonus award is subject must be based solely on 162(m) performance criteria. Such performance goals, and the maximum, target and/or threshold (as applicable) bonus amount payable upon attainment thereof, must be established by the Annual Bonus Plan Committee within the time limits required in order for the 162(m) bonus award to qualify for the performance-based compensation exception to Section 162(m).

•	No 162(m) bonus award may be paid until the Annual Bonus Plan Committee has certified the level of attainment of the applicable performance criteria.

•	The maximum amount of a 162(m) bonus award is $15 million to a single participant.

Payment of Bonus Awards.    Bonus awards earned during any performance period will be paid as soon as practicable following the end of such performance period and the determination of the amount thereof will be made by the Annual Bonus Plan Committee. Payment of bonus awards will be made in the form of cash. Bonus award amounts earned but not yet paid will not accrue interest.

Termination of Employment.    In the event of a participant’s termination of employment for any reason before payment of a bonus award which has been earned, including by reason of death or disability, such payment will be made to the extent and in the manner specified in any employment agreement between the participant and the Company or any other applicable agreement or Company plan, or if there is no such agreement or plan, to the extent and in the manner determined by the Annual Bonus Plan Committee in its sole discretion. Any such payment of a 162(m) bonus award is subject to satisfaction of the relevant performance criteria to the extent necessary for the 162(m) bonus award to qualify as performance-based compensation under Section 162(m).

Repayment of Bonus Awards.    Any bonus award paid under the Annual Bonus Plan is subject to any obligation to repay such amount in certain circumstances as required under the terms of a participant’s employment or other agreement with the Company, Company policy applicable to the participant or applicable law.

Termination or Amendment of Annual Bonus Plan.    The Annual Bonus Plan Committee may amend, suspend or terminate the Annual Bonus Plan at any time, provided that the approval of the Company’s stockholders will first be obtained if the Annual Bonus Plan Committee determines that such approval is necessary or desirable to ensure that outstanding or pending 162(m) bonus awards do not cease to qualify for the performance-based compensation exception to Section 162(m).

Awards under the Annual Bonus Plan

No payments have yet been made in respect of awards granted under the Annual Bonus Plan. The amount of the actual bonus payments that may be made under the Annual Bonus Plan will be determined by the Annual Bonus Plan Committee in its discretion based on designated performance goals. It is, therefore, not possible to predict the actual amounts that will be paid to particular individuals in the future under the Annual Bonus Plan. Any 162(m) bonus award made before the Annual Bonus Plan is approved by the stockholders of the Company is contingent on such approval, and no 162(m) bonus award will be paid under the Annual Bonus Plan unless and until the Plan is so approved. For information about historical annual bonuses paid to the named executive officers, see “—Compensation Discussion and Analysis” and “—Summary Compensation Table” above.

Conclusion

The Company believes that its best interests will be served by the approval of the Annual Bonus Plan. The Annual Bonus Plan will enable the Company to be in a position to continue to grant annual cash incentive awards while preserving, where appropriate, the tax deductibility of these awards.

Vote Required for Approval

The affirmative vote of a majority of the votes duly cast by the holders of Common Stock is required to approve the Annual Bonus Plan.

The Board of Directors recommends a vote FOR approval of the

Time Warner Cable Inc. 2012 Annual Bonus Plan.

PROPOSAL FOUR: Advisory Vote on Executive Compensation

The Company is asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured the Company’s executive compensation program to achieve the following key objectives:

•	pay for performance by rewarding executives for leadership excellence and sustained financial and operating performance in line with the Company’s strategic goals; and

•	align executives’ interests and risk orientation with the Company’s business goals and the interests of the Company’s stockholders.

The Company believes that its compensation programs have played a key role in the Company’s operating and financial success, which in turn have helped drive strong stock price performance since the Company’s Separation from Time Warner in March 2009. The Company encourages stockholders to read the “Compensation Discussion and Analysis” beginning on page 23 of this Proxy Statement, which provides an overview of the Company’s executive compensation policies and procedures, how they operate and are designed to achieve the

Company’s pay-for-performance objectives and how they were applied for 2011, as well as certain enhancements that have been made in recent years. It also highlights certain key compensation practices. The Summary Compensation Table and other related compensation tables and narrative provide detailed information on the compensation of the Company’s named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving the Company’s goals and that the compensation of the named executive officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.

In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, the Company is asking stockholders to approve the following advisory resolution at the 2012 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of Time Warner Cable Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders.

The Board has adopted a policy providing for annual advisory votes to approve named executive officer compensation. Unless the Board modifies this policy, the next advisory vote will be held at the Company’s 2013 annual meeting of stockholders.

Vote Required for Approval

This advisory resolution, commonly referred to as a “say-on-pay” resolution, will be considered approved if it receives the affirmative vote of a majority of the votes duly cast by holders of the Common Stock. However, the vote is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.

The Board of Directors recommends a vote FOR the approval of the advisory resolution to approve executive compensation.

STOCKHOLDER PROPOSAL

PROPOSAL FIVE: Proposal Regarding Special Stockholder Meetings

Mr. Kenneth Steiner, 14 Stoner Avenue, Great Neck, New York 11021, the beneficial owner of 300 shares of Common Stock, has advised the Company that he intends to propose a resolution at the Annual Meeting. Mr. Steiner has appointed Mr. John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278 and/or Mr. Chevedden’s designee to act on his behalf in matters relating to the proposed resolution. The proposed resolution and statement in support thereof are set forth below:

5—Special Shareowner Meetings

Resolved, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document that enables one or more shareholders, holding not less than one-tenth of the voting power of the Corporation (or the lowest percentage of our outstanding common stock permitted by state law), to call a special meeting.

This includes that such bylaw and/or charter text will not have any exclusionary or prohibitive language in regard to calling a special meeting that apply only to shareowners but not to management and/or the board (to the fullest extent permitted by law).

Adoption of this proposal can be accomplished by adding a few enabling words to ARTICLE II, Section 3, the special meeting provision of our bylaws.

Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic won more than 60% support at CVS, Sprint and Safeway.

The merit of this Special Shareowner Meeting proposal should also be considered in the context of the opportunity for additional improvement in our company’s 2011 reported corporate governance in order to make our company more competitive:

The Corporate Library, an independent investment research firm rated our company “D” with “High Governance Risk” and “Very High Concern” in Executive Pay—$17 million for our CEO Glenn Britt. Plus Mr. Britt was potentially entitled to nearly $70 million if there was a termination without cause.

Mr. Britt received over $3 million in distributions from his non-qualified compensation plans. In addition, long-term incentive pay for 2010 consisted solely of time-vesting equity pay in the form of market-priced stock options and restricted stock units (RSU). Any equity pay given for long-term incentive pay should include performance-vesting features.

Mr. Britt was given 67,000 RSU’s and 387,000 stock options with a combined grant-date value of about $7.5 million. The CEO stock ownership of six times base salary was not challenging enough. Mr. Britt also realized about $4.3 million from the exercise of 192,000 options and about $2.4 million from the vesting of 44,000 stock awards.

Our board had 4 inside-related directors—independence concern. Peter Haje, our Lead Director received our highest negative votes. David Chang had responsibilities at Fedders Corporation leading up to its bankruptcy and was on our audit and nomination committees.

Please encourage our board to respond positively to this proposal to initiate improved corporate governance and make our company more competitive:

Special Shareowner Meetings – Yes on 5.

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

The Board is committed to strong governance practices and is interested in the views of the Company’s stockholders. The Board, however, believes that adoption of this proposal would not be in the best interests of the Company or its stockholders because it would give a holder of just 10% of the Common Stock the ability to require the Company to expend significant time and resources to convene a special meeting of the stockholders at any time and with unlimited frequency potentially covering items relevant to only a limited constituency.

The Board believes that the proposal should be evaluated in the context of the Company’s existing strong governance policies and practices. Eleven of the Board’s 12 members are independent with all directors considered for election annually by a majority vote. In addition, stockholders with minimal holdings may suggest director nominees to the Company or present proposals at the Company’s annual stockholders’ meeting and communicate with the Board pursuant to a Board-approved policy. The Company’s governance policies and practices, described in more detail above under “Corporate Governance,” have been viewed favorably by its stockholders and various governance advisory groups and are reviewed regularly by the Company, the Board and the Board’s fully independent committees.

Furthermore, in addition to the annual election of directors, stockholders have the power and opportunity to vote on other important matters. Stockholder approval is required for many key corporate actions, including mergers and consolidations, large share issuances, the approval of equity compensation plans and amendments to the Company’s certificate of incorporation. Consistent with Delaware corporate law, the Company’s By-laws provide that a special meeting of stockholders may be called by the Chairman of the Board, a majority of the Board or the Chief Executive Officer, which allows them, according to their fiduciary obligations, to exercise business judgment to determine when it is in the best interests of stockholders to convene a special meeting. Permitting stockholders with ownership interests representing as little as 10% of the Company’s outstanding voting power, regardless of the holding period, to call a special meeting for any reason and at any time creates the risk of special meetings being called by a few stockholders focused on narrow or short-term interests rather than the long-term best interests of the Company and all of its stockholders.

The Company views its stockholders’ meetings as significant opportunities to hear from its stockholders and takes steps to make its stockholders’ meetings accessible to all stockholders, including making the meetings available via audio webcast and convening the meetings in various communities where the Company provides services. Special meetings of stockholders, by their nature, are extraordinary events and should occur rarely. Holding a special meeting is expensive and time consuming requiring the preparation and distribution of required material, diversion of Board and senior management’s time and attention and the dedication of other Company resources required to oversee the planning, preparation and logistics of convening a special meeting.

The Board believes that its current governance practices adequately balance the needs of all the stockholders, not just those representing a small minority focused on narrow or short-term interests. Accordingly, the Board of Directors recommends a vote AGAINST the proposal.

Vote Required for Approval

The affirmative vote of a majority of the votes duly cast by the holders of the Common Stock is required to adopt this proposal.

VOTING AT THE ANNUAL MEETING

Voting at the Annual Meeting; Record Date

Only holders of record of the Company’s Common Stock at the close of business on March 22, 2012, the record date, are entitled to notice of and to vote at the Annual Meeting. At that time, 313,890,395 shares of Common Stock, par value $0.01 per share, were entitled to vote. Each issued and outstanding share of Common Stock has one vote on any matter submitted to a vote of stockholders.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum.

Required Vote

A majority of the votes duly cast by the holders of Common Stock with respect to each nominee is required for the election of that nominee as a director.

The affirmative vote of a majority of the votes duly cast by the holders of Common Stock is required to approve each of the other matters to be acted upon at the Annual Meeting.

An abstention is deemed “present,” but is not deemed a “vote cast.” As a result, abstentions and broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item (as the item is considered a “non-routine” matter) and has not received instructions from the beneficial owner. Each of the proposals other than proposal two (ratification of the independent registered public accounting firm) is a non-routine matter and could result in broker “non-votes.” Broker “non-votes” and the shares with respect to which a stockholder abstains are included in determining whether a quorum is present.

Proxies and Voting Procedures

Proxies.    All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors. No stockholder of record may appoint more than three persons to act as his or her proxy at the Annual Meeting.

Voting on Other Matters.    If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the form of proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. In accordance with the Company’s by-laws, the Annual Meeting may be adjourned, including by the Chairman, in order to permit the solicitation of additional proxies. The Company has received notice from a stockholder who intends to propose a resolution at the Annual Meeting on the Company’s respect for diversity of opinion among its constituencies on marriage and its definition. In the event this resolution is properly presented at the Annual Meeting, the persons named in the enclosed proxy intend to exercise their discretionary authority to vote against such resolution. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Voting Methods—Internet, Telephone or Mail.    Many stockholders will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Stockholders should check their Notice of Internet Availability of Proxy Material, proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

Revoking a Proxy.    Any stockholder of record may revoke a proxy at any time before it is voted by:

•

filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case dated later than the prior proxy relating to the same shares; or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not by itself revoke a proxy).

Any written notice of revocation or subsequent proxy should be delivered to Time Warner Cable Inc., 60 Columbus Circle, New York, New York 10023, Attention: General Counsel, or hand delivered to the Secretary, before the taking of the vote at the Annual Meeting. To revoke a proxy previously submitted by telephone or Internet, a stockholder may simply submit a new proxy at a later date before the taking of the vote at the Annual Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

Stockholders Sharing the Same Address; Householding

In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one annual report and proxy statement or Notice of Internet Availability of Proxy Material, as applicable, is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of a Notice of Internet Availability of Proxy Material or this Proxy Statement or accompanying Time Warner Cable Inc. 2011 Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: 1-877-4-INFO-TWC, by e-mail to: ir@twcable.com or by mail to: Time Warner Cable Inc., 60 Columbus Circle, New York, New York 10023, Attention: Investor Relations. The voting instruction or Notice of Internet Availability of Proxy Material, as applicable, sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 2011, its officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

OTHER PROCEDURAL MATTERS

Expenses of Solicitation

All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mail, proxies and voting instructions may be solicited by directors, officers and employees of the Company in person, by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained D.F. King & Co., Inc. at an estimated cost of $8,500, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Procedures for Submitting Stockholder Proposals

Proposals for Inclusion in the Proxy Statement.    Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be included for the 2013 Annual Meeting, stockholder proposals must be received by the Company no later than December 5, 2012, and must otherwise comply with the requirements of Rule 14a-8.

Proposals not Included in the Proxy Statement.    In addition, the Company’s by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company’s 2013 Annual Meeting, such a proposal must be received by the Company on or after January 17, 2013 but no later than February 16, 2013. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

Procedures for Submitting Director Recommendations and Nominations

Submitting Director Recommendations to the Nominating and Governance Committee.    If a stockholder would like the Nominating and Governance Committee to consider an individual as a candidate for election to the Board of Directors, the stockholder must submit a proper and timely request as follows:

Timing.    The stockholder should notify the Nominating and Governance Committee by no later than September 1 of the year prior to the annual stockholders meeting at which the candidate would seek to be elected.

Information.    In notifying the Committee, the stockholder should provide the following information to the Committee:

•	The name and the address of the stockholder making the submission and the name, address, telephone number and social security number of the candidate to be considered.

•	The class or series and number of shares of the Company’s stock that are beneficially owned by the stockholder making the submission, including a reasonably detailed description of derivative contracts, derivative securities or derivative transactions to which such stockholder is a party and impact such stockholder’s economic interest in the Company’s securities or any other proxy, contract, arrangement or understanding to which such stockholder has or may have a right or has or may have granted a right to vote any shares of the Company’s securities, a description of all arrangements or understandings between the stockholder and the candidate, and an executed written consent of the candidate to serve as a director of the Company if so elected.

•	A copy of the candidate’s resume and references.

•

An analysis of the candidate’s qualifications to serve on the Board of Directors and on each of the Board’s committees in light of the criteria set forth in the by-laws, Corporate Governance Policy, and the Policy Statement Regarding Director Nominations (including all regulatory requirements incorporated by references therein).

Address.    The foregoing information should be submitted to the Nominating and Governance Committee through the Corporate Secretary, Time Warner Cable Inc., 60 Columbus Circle, New York, New York 10023.

The Committee has a policy of applying the same criteria in reviewing candidates proposed by stockholders as it employs in reviewing candidates proposed by any other source.

Stockholder Nominations Submitted to Stockholders.    The Company’s by-laws provide that stockholders may nominate persons for election as directors at the Company’s stockholders meeting by giving timely written notice to the Company containing required information. The Company’s by-laws require that, to be timely and proper, notice of a nomination by a stockholder must be delivered to or mailed to and received at the Company’s principal executive offices as follows:

Annual Stockholders Meetings.    For elections to be held at an annual meeting of the stockholders, at least 90 days and no more than 120 days before the first anniversary of the date of the annual meeting of stockholders for the prior year. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder must be delivered or received no earlier than the 120th day before the annual meeting and no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day after the day on which the date of such meeting is first publicly announced.

Special Stockholders Meetings.    For elections that are going to take place at a special meeting of the stockholders, no earlier than the 90th day before the special meeting and no later than the close of business on the later of the 60th day before the special meeting or the 10th day after the day on which the date of the special meeting and the names of the nominees to be elected at the meeting are first publicly announced.

Other Circumstances.    Additionally, if the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board at least 90 days before the first anniversary of the date of the prior year’s annual meeting, a stockholder’s notice will also be timely with respect to nominees for any new positions if it is delivered to or mailed to and received by the Company not later than the 10th day after the public announcement is made.

Information.    The notice must contain prescribed information about the proponent and each nominee, including the information about the nominee that would have been required to be included in a proxy statement filed under SEC rules had such nominee been nominated by the Board of Directors.

Address.    All notices of proposals by stockholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Corporate Secretary of the Company at 60 Columbus Circle, New York, New York 10023.

Communicating with the Board of Directors

The Company’s Independent Directors have approved a process for stockholders to communicate with directors. Pursuant to that process, stockholders, employees and others interested in communicating with the CEO, the Board’s only employee director, should write to the address below:

Glenn A. Britt

Chairman and Chief Executive Officer

Time Warner Cable Inc.

60 Columbus Circle

New York, New York 10023

Those interested in communicating directly with the Board, any of the Board’s committees, the non-employee directors as a group or any individual non-employee director should write to the address below:

[Name of Addressee]

c/o Corporate Secretary

Time Warner Cable Inc.

60 Columbus Circle

New York, New York 10023

General

The Board of Directors does not currently know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS,

MARC LAWRENCE-APFELBAUM

Executive Vice President, General

Counsel and Secretary

April 3, 2012

ANNEX A

TIME WARNER CABLE INC.

2012 ANNUAL BONUS PLAN

I.	Purpose

The purpose of the Plan is to establish a program of incentive compensation for designated officers and/or key executive employees of the Company and its subsidiaries and divisions that is directly related to the performance results of the Company and such employees. The Plan provides annual incentives, contingent upon meeting certain corporate goals, to certain key executives who make substantial contributions to the Company. The Plan is a restatement of and, upon approval of the Company’s shareholders, will supersede the Time Warner Cable Inc. 2007 Annual Bonus Plan.

II.	Definitions

“162(m) Bonus Award” means a Bonus Award that is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code, as further described in Article VII.

“Board” means the Board of Directors of the Company.

“Bonus Award” means the award, as determined by the Committee, to be granted to a Participant based on that Participant’s level of attainment of his or her goals established in accordance with Articles IV and V.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Committee” means either (i) the Board or (ii) a committee selected by the Board to administer the Plan and composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code). If at any time such a Committee has not been so designated, the Compensation Committee of the Board shall constitute the Committee, or if there shall be no Compensation Committee of the Board, the Board shall constitute the Committee.

“Company” means Time Warner Cable Inc. together with each of its subsidiaries.

“Participant” means any officer or key executive designated by the Committee to participate in the Plan.

“Performance Criteria” means objective performance criteria established by the Committee with respect to 162(m) Bonus Awards. Performance Criteria shall be measured in terms of one or more of the following objectives:

(i)	operating income;

(ii)	operating income before or after taxes, interest, depreciation and/or amortization, or any combination thereof (and including or excluding capital expenditures);

(iii)	earnings before or after taxes, interest, depreciation and/or amortization;

(iv)	net earnings;

(v)	net income;

(vi)	operating profit;

(vii)	earnings per share;

(viii)	book value;

(ix)	market share;

(x)	shareholders’ equity;

(xi)	return measures (including, but not limited to, return on capital, invested capital, assets and equity);

(xii)	revenues, sales or product volume and/or growth thereof;

(xiii)	cash flow measures (including, but not limited to, cash flow, free cash flow, cash provided by operating activities, operating cash flow and cash flow return on capital);

(xiv)	margins;

(xv)	working capital and targets related thereto;

(xvi)	costs or expenses, any component thereof and targets related thereto;

(xvii)	stock price (including, but not limited to, growth measures and total stockholder return);

(xviii)	measures of economic value added;

(xix)	inventory control;

(xx)	enterprise value;

(xxi)	subscriber and unit-based metrics;

(xxii)	objective measures of customer satisfaction; and

(xxiii)	productivity improvement or operating efficiency-based metrics.

The foregoing Performance Criteria may relate to the Company, one or more of its affiliates or one or more of its or their divisions or units, departments or functions, or any combination of the foregoing, and may be applied on a per share or absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the extent consistent with Section 162(m) of the Code, the Committee may provide at the time the performance goals are established for such 162(m) Bonus Awards that the manner in which such Performance Criteria are to be calculated or measured may take into account, or ignore, capital costs, interest, taxes, depreciation and amortization and other factors over which the Participant has no control or limited control including restructurings, discontinued operations, impairments, changes in foreign currency exchange rates, litigation or claim judgments or settlements, extraordinary items, other unusual non-recurring items, industry margins, general economic conditions, interest rate movements and/or the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the foregoing Performance Criteria to be unsuitable, the Committee may modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made if the effect would be to cause a 162(m) Bonus Award to fail to qualify for the performance-based compensation exception to Section 162(m) of the Code.

“Performance Period” means the period during which performance is measured to determine the level of attainment of a Bonus Award, which shall be the fiscal year of the Company.

“Plan” means the Time Warner Cable Inc. 2012 Annual Bonus Plan.

III.	Eligibility

Participants in the Plan shall be selected by the Committee for each Performance Period from those officers and key executives of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee shall at any time have the right to be selected as a Participant nor, having been selected as a Participant for one Performance Period, to be selected as a Participant in any other Performance Period.

IV.	Administration

The Committee, in its sole discretion, will determine eligibility for participation, establish the maximum award which may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of base salary or any other measurement), establish goals for each Participant (which may be objective or subjective, and based on the performance of the individual, the Company, or any organizational unit of the Company or its subsidiaries or affiliates), calculate and determine each Participant’s level of attainment of such goals, and calculate the Bonus Award for each Participant based upon such level of attainment.

Full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan as further described herein. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

V.	Bonus Awards

The Committee, based upon information to be supplied by management of the Company and, where determined as necessary by the Board, the ratification of the Board, will establish for each Performance Period a maximum award (and, if the Committee deems appropriate, a threshold and target award) and goals relating to the performance of the individual, the Company, any of its subsidiaries or affiliates, or any organizational unit of the Company or its subsidiaries or affiliates for each Participant and communicate such award levels and goals to each Participant prior to or during the Performance Period for which such award may be made. Bonus Awards will be earned by each Participant based upon the level of attainment of his or her goals during the applicable Performance Period; provided that the Committee may reduce the amount of any Bonus Award in its sole and absolute discretion, including a reduction to zero. As soon as practicable after the end of the applicable Performance Period, the Committee shall determine the level of attainment of the goals for each Participant and the Bonus Award to be made to each Participant.

VI.	Payment of Bonus Awards

The determination of the amount of any Bonus Awards shall be made by the Committee. Bonus Awards earned during any Performance Period shall be paid as soon as practicable following the end of such Performance Period, but in no event shall such payment be made later than March 15 of the year following the year in which the Performance Period ends. Payment of Bonus Awards shall be made in the form of cash. Bonus Award amounts earned but not yet paid will not accrue interest.

VII.	162(m) Bonus Awards

Unless determined otherwise by the Committee, each Bonus Award awarded under the Plan shall be a 162(m) Bonus Award and will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:

1.	No 162(m) Bonus Award may be paid for 2012 or years thereafter unless and until the shareholders of the Company have approved the Plan in a manner which complies with the shareholder approval requirements of Section 162(m) of the Code.

2.	A 162(m) Bonus Award may be made only by a Committee which is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

3.	The performance goals to which a 162(m) Bonus Award is subject must be based solely on Performance Criteria. Such performance goals, and the maximum, target and/or threshold (as applicable) Bonus Award payable upon attainment thereof, must be established by the Committee within the time limits required in order for the 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m) of the Code.

4.	No 162(m) Bonus Award may be paid until the Committee has certified the level of attainment of the applicable Performance Criteria in accordance with Section 162(m) of the Code.

5.	The maximum amount of a 162(m) Bonus Award is $15 million to a single Participant.

VIII.	Termination of Employment

In the event of a Participant’s termination of employment for any reason before payment of a Bonus Award, including by reason of death or disability, the Bonus Award shall be paid to the extent and in the manner specified in any employment agreement between the Participant and the Company or any other applicable agreement or Company plan, or, if there is no such agreement or plan, to the extent and in the manner determined by the Committee in its sole discretion. Any such payment of a 162(m) Bonus Award shall be subject to satisfaction of the relevant Performance Criteria to the extent necessary for the 162(m) Bonus Award to qualify as performance-based compensation under Section 162(m) of the Code.

IX.	Successors, Assigns, and Discontinuance

The Plan shall be binding on all permitted successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors. Without limiting the generality of the foregoing, the obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

If the business conducted by the Company shall be discontinued, any previously earned and unpaid Bonus Awards under the Plan shall become immediately payable to the Participants then entitled thereto.

X.	Non-Alienation of Benefits

A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

XI.	No Right to Plan Participation or Employment

No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company.

XII.	Taxes

The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

XIII.	Payments to Persons Other Than the Participant

If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of incapacity, illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

XIV.	No Liability of Committee Members

No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

XV.	Termination or Amendment of the Bonus Plan

The Committee may amend, suspend or terminate the Bonus Plan at any time; provided that the approval of the Company’s shareholders shall first be obtained if the Committee determines that such approval is necessary and desirable to ensure that outstanding or pending 162(m) Bonus Awards do not cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.

XVI.	Unfunded Plan

Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

XVII.	Section 409A of the Code

The Bonus Awards issued hereunder (including 162(m) Bonus Awards) are not intended to be subject to Section 409A of the Code, and the Plan shall be interpreted and operated in accordance with such intent. However, if a Bonus Award hereunder is or becomes subject to Section 409A of the Code, the Plan shall be interpreted and operated in accordance with Section 409A of the Code and all regulations and interpretative guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code, prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Bonus Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Bonus Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A of the Code.

XVIII.	Repayment of Bonus Awards

Any Bonus Awards paid under the Plan shall be subject to any obligation to repay such amount in certain circumstances as required under the terms of a Participant’s employment or other agreement with the Company, Company policy applicable to the Participant, or applicable law.

XIX.	Governing Law

The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws, and any and all disputes relating to the Plan shall be brought only in a state or federal court of competent jurisdiction sitting in Manhattan, New York.

XX.	Effective Date

The effective date of the Plan is January 1, 2012, subject to approval by the shareholders of the Company. Any 162(m) Bonus Award made before the Plan is approved by the shareholders of the Company shall be contingent on such approval, and no 162(m) Bonus Award shall be paid under the Plan unless and until the Plan is approved by the shareholders of the Company.

Directions to:

Hotel del Coronado

1500 Orange Avenue

Coronado, California 92118

From San Diego Airport:

Take a left on Harbor Drive. Follow Harbor Drive to Grape Street. Take a left on Grape Street. Stay on Grape Street until you see the on ramp for Interstate 5 South. Take Interstate 5 South to Interstate 75 Coronado. Continue over the bridge and take a left on Orange Avenue. The Hotel del Coronado will be on your right-hand side, one mile and a half down at 1500 Orange Avenue.

From Interstate 15:

Take Interstate 15 South to Interstate 5 North. Exit Interstate 75 Coronado. Continue over the bridge and take a left on Orange Avenue. The Hotel del Coronado will be on your right-hand side, one mile and a half down at 1500 Orange Avenue.

From Los Angeles:

Take Interstate 5 South to Interstate 75 Coronado. Continue over the bridge and take a left on Orange Avenue. The Hotel del Coronado will be on your right-hand side, one mile and a half down at 1500 Orange Avenue.

From Los Angeles International Airport:

Take Interstate 405 South to Interstate 5 South. Take Interstate 5 South to Interstate 75 Coronado. Continue over the bridge and take a left on Orange Avenue. The Hotel del Coronado will be on your right-hand side, one mile and a half down at 1500 Orange Avenue.

TIME WARNER CABLE INC. C/O COMPUTERSHARE POST OFFICE BOX 3540 SOUTH HACKENSACK, NJ 07606-9240

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 16, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to vote up until 11:59 p.m. Eastern Time on May 16, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M44804-P19338-Z57029	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

TIME WARNER CABLE INC.
The Board of Directors recommends a vote “FOR”
the following Proposals:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a Carole Black		☐	☐	☐
	1b Glenn A. Britt		☐	☐	☐				For	Against	Abstain
	1c Thomas H. Castro		☐	☐	☐		1j Wayne H. Pace		☐	☐	☐
	1d David C. Chang		☐	☐	☐		1k Edward D. Shirley		☐	☐	☐
	1e James E. Copeland, Jr.		☐	☐	☐		1l John E. Sununu		☐	☐	☐
1f Peter R. Haje 1g Donna A. James 1h Don Logan 1i N.J. Nicholas, Jr. For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting.			☐ ☐ ☐ ☐ ☐ Yes	☐ ☐ ☐ ☐ ☐ No	☐ ☐ ☐ ☐ ☐	2	Ratification of Independent Registered Public Accounting Firm.		☐	☐	☐
						3	Approval of the Time Warner Cable Inc. 2012 Annual Bonus Plan.		☐	☐	☐
						4	Advisory vote to approve named executive officer compensation.		☐	☐	☐
The Board of Directors recommends a vote “AGAINST” Proposal 5.
						5	Stockholder proposal on special stockholder meetings.		☐	☐	☐
						6	In their discretion, on such other matters as may properly come before the meeting or any adjournment or adjournments thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date					Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M44803-P19338-Z57029

PROXY TIME WARNER CABLE INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TIME WARNER CABLE INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 17, 2012

The undersigned hereby acknowledges receipt of the Time Warner Cable Inc. Notice of Annual Meeting and Proxy Statement and hereby constitutes and appoints Irene M. Esteves, Marc Lawrence-Apfelbaum and Robert D. Marcus, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Stockholders of TIME WARNER CABLE INC. on Thursday, May 17, 2012, and any adjournment thereof, and to vote on the matters indicated all the shares of common stock that the undersigned would be entitled to vote if personally present.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

TIME WARNER CABLE INC. C/O TIME WARNER CABLE INC. PO BOX 145430 CINCINNATI, OH 45250-5430	You must provide instructions to the Trustee by May 14, 2012 for your instructions to be tabulated. You may issue instructions by telephone or the Internet until 11:59 p.m. (Eastern Time) on that day. If you are sending instructions by mail, the Trustee must receive your executed instruction card by 5:00 p.m. (Eastern Time) on May 14, 2012. If you submit your instructions by telephone or the Internet, there is no need to mail back your instruction card. If you do not provide instructions to the Trustee, the Trustee will vote your interests as required by the terms of the Plan and described on the reverse side of the card.
You may send your voting instructions to the Trustee on the Internet, over the telephone or by mail, as follows:

PROVIDE VOTING INSTRUCTIONS BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 14, 2012. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

PROVIDE VOTING INSTRUCTIONS BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 14, 2012. Have your voting instruction card in hand when you call and then follow the instructions.

PROVIDE VOTING INSTRUCTIONS BY MAIL

Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M44804-P19338-Z57029	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

TIME WARNER CABLE INC.
The Board of Directors recommends a vote “FOR”
the following Proposals:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a Carole Black		☐	☐	☐
	1b Glenn A. Britt		☐	☐	☐				For	Against	Abstain
	1c Thomas H. Castro		☐	☐	☐		1j Wayne H. Pace		☐	☐	☐
	1d David C. Chang		☐	☐	☐		1k Edward D. Shirley		☐	☐	☐
	1e James E. Copeland, Jr.		☐	☐	☐		1l John E. Sununu		☐	☐	☐
1f Peter R. Haje 1g Donna A. James 1h Don Logan 1i N.J. Nicholas, Jr. For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting.			☐ ☐ ☐ ☐ ☐ Yes	☐ ☐ ☐ ☐ ☐ No	☐ ☐ ☐ ☐ ☐	2	Ratification of Independent Registered Public Accounting Firm.		☐	☐	☐
						3	Approval of the Time Warner Cable Inc. 2012 Annual Bonus Plan.		☐	☐	☐
						4	Advisory vote to approve named executive officer compensation.		☐	☐	☐
The Board of Directors recommends a vote “AGAINST” Proposal 5.
						5	Stockholder proposal on special stockholder meetings.		☐	☐	☐
						6	To grant discretionary voting authority to management persons regarding such other matters as may properly come before the meeting or any adjournment or adjournments thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date					Signature (Joint Owners)	Date

SUBMIT YOUR CONFIDENTIAL VOTING INSTRUCTIONS

BY TELEPHONE, INTERNET OR MAIL

TWC SAVINGS PLAN

M44805-P19338-Z57029

TIME WARNER CABLE INC. CONFIDENTIAL VOTING INSTRUCTIONS

Instructions solicited by Fidelity Management Trust Company on behalf of the Board of Directors for the Time Warner Cable Inc. Annual Meeting of Stockholders on May 17, 2012.

The undersigned hereby instructs Fidelity Management Trust Company (“Fidelity”), as Trustee, to vote as follows by proxy at the Annual Meeting of Stockholders of Time Warner Cable Inc. to be held on May 17, 2012, and at any adjournment thereof, the undersigned’s proportionate interest in the shares of Time Warner Cable Inc. Common Stock held in the Time Warner Cable Inc. Stock Fund under the TWC Savings Plan (the “Plan”).

Under the provisions of the Trust relating to the Plan, Fidelity, as Trustee, is required to request your confidential instructions as to how your proportionate interests in the shares of Time Warner Cable Inc. Common Stock held in the Time Warner Cable Inc. Stock Fund under the Plan (an “interest”) is to be voted at the Annual Meeting of Stockholders scheduled to be held on May 17, 2012. Your instructions to Fidelity will not be divulged or revealed to anyone at Time Warner Cable Inc. If Fidelity does not receive your instructions on or prior to 5:00 p.m. (Eastern Time) via a voting instruction card or 11:59 p.m. (Eastern Time) via telephone or the Internet on May 14, 2012, your interest, if any, attributable to (a) accounts transferred from the Time Incorporated Payroll-Based Employee Stock Ownership Plan (“PAYSOP”) will not be voted and (b) the remainder of the Plan accounts, if any, will be voted at the Annual Meeting in the same proportion as other participants’ interests in the Plan for which Fidelity has received voting instructions (excluding any PAYSOP account).

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side